Filed Pursuant to Rule 424(b)(3)
Registration No. 333-225551

Amendment No. 2 dated November 6, 2019+ to PROSPECTUS SUPPLEMENT dated October 24, 2019 (To Prospectus dated October 31, 2018)

$50,000,000 ETRACS Monthly Pay 2xLeveraged Wells Fargo MLP Ex-Energy ETN Series B* due October 21, 2049

The UBS AG ETRACS Monthly Pay 2xLeveraged Wells Fargo MLP Ex-Energy ETN Series B due October 21, 2049 (the “Securities”) are senior unsecured debt securities issued by UBS AG (“UBS”) that provide two times leveraged long exposure to the compounded monthly performance of the Wells Fargo Master Limited Partnership ex Energy Index (the “Index”), reduced by the Accrued Fees (as described below) which consist of (i) an Accrued Tracking Fee (as described below) based on an Annual Tracking Rate of 0.85% per annum and (ii) the Accrued Financing Charges (as described below). The Index is designed to measure the performance of all non-energy master limited partnerships (“MLPs”) listed on the New York Stock Exchange (“NYSE”), NYSE MKT or NASDAQ with market capitalization of at least $100 million, as described herein. Investing in the Securities involves significant risks. The Securities are two times leveraged with respect to the Index and, as a result, will benefit from two times any beneficial, but will be exposed to two times any adverse, compounded monthly performance of the Index. You will receive a cash payment at maturity, acceleration or upon exercise by UBS of its call right, based on the compounded leveraged monthly performance of the Index less the Accrued Fees, as described herein. You will receive a cash payment upon early redemption based on the compounded leveraged monthly performance of the Index less the Accrued Fees and the Redemption Fee Amount, as described herein. The Securities may pay a monthly coupon during their term.

The Securities do not guarantee any return of your initial investment and may not pay any coupon. You will lose some or all of your principal at maturity, acceleration, early redemption or exercise by UBS of its Call Right if the compounded leveraged monthly return of the Index (calculated as described herein) is insufficient to offset the combined negative effect of the Accrued Fees and the Redemption Fee Amount, if applicable (less any Coupon Amounts and any Stub Reference Distribution Amount you may be entitled to receive). Any payment on the Securities at maturity, or upon acceleration, redemption or exercise by UBS of its Call Right, is subject to the creditworthiness of UBS and is not guaranteed by any third party. In addition, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities.

The Securities are intended to be trading tools for sophisticated investors as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a monthly basis (or shorter basis under circumstances described herein). Their performance over longer periods of time can differ significantly from their stated objectives. The Securities are riskier than securities that have intermediate or long-term investment objectives, and may not be suitable for investors who have a “buy and hold” strategy. Accordingly, the Securities should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index and of seeking monthly compounding leveraged long investment results. Investors should actively and continuously monitor their investments in the Securities, even intra-day. It is possible that you will suffer significant losses in the Securities even if the long-term performance of the Index is positive.

Although the Securities have been approved for listing on NYSE Arca, subject to official notice of issuance, there is no guarantee that a liquid market will develop or be maintained.

General Considerations for the Securities

:=Ø	The Securities are senior Series B unsecured debt securities issued by UBS, maturing on October 21, 2049.

:=Ø	The initial issuance of the Securities will trade on October 24, 2019 and settle on October 29, 2019.

:=Ø	The Securities do not guarantee any return of principal and, although they may pay a monthly coupon payment, there is no guaranteed fixed coupon or interest amount during their term.

:=Ø

The Securities are intended to provide a two times leveraged long exposure to the compounded monthly performance of the Index which is designed to measure the performance of all non-energy master limited partnerships listed on NYSE, NYSE MKT or NASDAQ with a market capitalization of at least $100 million. You should expect the trading price and Current Principal Amount of the Securities to be volatile.

:=Ø

An Accrued Tracking Fee (based on an Annual Tracking Rate of 0.85% per annum of the Current Indicative Principal Amount) and Accrued Financing Charges are deducted from the Current Principal Amount on a monthly basis.

:=Ø

You will receive a cash payment at maturity or upon exercise by UBS of its call right with respect to the Securities based on the Current Principal Amount of the Securities at the end of the applicable measurement period at maturity or in certain circumstances upon call, as described herein, any such payment may be zero.

:=Ø

You may exercise your right to early redemption with a minimum redemption amount of 50,000 Securities if you comply with the required procedures described herein. You will receive a cash payment upon early redemption based on the Closing Indicative Value on the Redemption Valuation Date, less the Redemption Fee Amount, as described herein.

:=Ø

If the intraday indicative value of the Securities equals $2.00 or less (as adjusted in the event the Securities undergo a split or reverse split) on any Index Business Day, the Securities may be accelerated and redeemed by UBS, at its option, and you will receive the Acceleration Amount which will be based on the Current Principal Amount of the Securities.

See “Risk Factors” beginning on page S-22 for a description of risks related to an investment in the Securities. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency in the United States, Switzerland or any other jurisdiction. An investment in the Securities carries risks that are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities have different yield, liquidity and risk profiles and will not benefit from any protection provided to deposits.

UBS Investment Bank	(cover continued on next page)

Prospectus Supplement dated October 24, 2019

*

UBS AG Exchange Traded Access Securities (ETRACS) issued prior to June 12, 2015 are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series A,” and UBS Switzerland AG is a co-obligor of such debt securities. The Securities offered hereby are part of a series of UBS AG debt securities entitled “Medium Term Notes, Series B” which do not benefit from the co-obligation of UBS Switzerland AG. The Securities are not intended to, and do not, have the same economic terms as the Series A ETRACS entitled “ETRACS Monthly Pay 2xLeveraged Wells Fargo MLP Ex-Energy ETN due June 24, 2044” (the “Series A LMLP ETRACS”) and the performance of the Securities is not expected to track the performance of the Series A LMLP ETRACS.

The principal terms of the Securities are as follows:

Issuer:	UBS AG (London Branch)

Series:	Medium-Term Notes, Series B

Initial Trade Date:	October 24, 2019

Initial Settlement Date:	October 29, 2019

Term:	30 years, subject to your right to require UBS to redeem your Securities on any Redemption Date, UBS’s Call Right or optional acceleration upon minimum indicative value, each as described below.

Maturity Date:	October 21, 2049, subject to adjustment

Stated Principal Amount:	$25.00 per Security. If the Securities undergo a split or reverse split, the Stated Principal Amount will be adjusted accordingly.

Index:	The return on the Securities is linked to the performance of the price return version of the Wells Fargo Master Limited Partnership ex Energy Index. The Index is designed to measure the performance of all non-energy MLPs listed on the NYSE, NYSE MKT or NASDAQ with a market capitalization of at least $100 million at the time of inclusion and that satisfy other eligibility requirements, as determined by the Index Sponsor in accordance with the Index methodology described herein. The Index was comprised of 12 non-energy MLPs as of October 23, 2019. For a detailed description of the Index, see “Wells Fargo Master Limited Partnership ex Energy Index” beginning on page S-47.

Index Sponsor	Wells Fargo Securities, LLC (“Wells Fargo” or the “Index Sponsor”).

Index Calculation Agent	ICE Data Indices, LLC.

Coupon Amount:	For each Security you hold on the applicable Coupon Record Date you may receive on each monthly Coupon Payment Date an amount in cash equal to the Coupon Amount, if any. As further described in “Specific Terms of the Securities — Coupon Payment” beginning on page S-58, the Coupon Amount will equal the sum of the cash distributions that a hypothetical holder of Index Constituent Securities would have been entitled to receive in respect of the Index Constituent Securities during the relevant period. The final Coupon Amount, if any, will be included in the Cash Settlement Amount.

Coupon Payment Date:	The fifteenth (15th) Index Business Day following each Coupon Valuation Date, commencing on November 20, 2019 (subject to adjustment). The final Coupon Payment Date will be the Maturity Date.

Annual Tracking Fee:	The Accrued Tracking Fee is based on the Annual Tracking Fee, which is an amount per Security equal to the product of (i) 0.85% per annum and (ii) the Current Indicative Principal Amount as of the immediately preceding Index Business Day.

Measurement Period:

“Measurement Period” means the Final Measurement Period, Call Measurement Period or Acceleration Valuation Period, as applicable.

The “Final Measurement Period” means the five Index Business Days from, and including, the Calculation Date, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event.”

The “Call Measurement Period” means:

(a) if the Market Value of Securities outstanding as at the close of business on the Exchange Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right is less than $10,000,000, the Call Valuation Date, subject to adjustments as described under “Specific Terms of the Securities — Market Disruption Event”;

(b) if the Market Value of Securities outstanding as at the close of business on the Exchange Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right is equal to or greater than $10,000,000, the five (5) Index Business Days from and including the Call Valuation Date, subject to adjustments as described under “Specific Terms of the Securities — Market Disruption Event.”

In any notice to holders exercising the UBS Call Right, we will specify how many days are included in the Call Measurement Period.

The “Acceleration Valuation Period” means the five Index Business Days from, but excluding, the Optional Acceleration Date, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event.”

Payment at Maturity; Cash Settlement Amount:

For each Security, unless earlier called, redeemed or accelerated, you will receive at maturity a cash payment equal to:

(a) the product of

(i) the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Final Measurement Period, plus

(b) the final Coupon Amount, if on the last Index Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred, minus

(cover continued on next page)

(c) the Accrued Fees as of the last Index Business Day in the Final Measurement Period, plus

(d) the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any.

We refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

Current Principal Amount:

The Current Principal Amount for the period from the Initial Settlement Date to October 31, 2019 (such period, the “initial calendar month”) will equal $25.00 per Security (unless a Loss Rebalancing Event occurs during the initial calendar month). For each subsequent calendar month, the Current Principal Amount for each Security will be reset as follows on the Monthly Reset Date:

New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Monthly Valuation Date — Accrued Fees on the applicable Monthly Valuation Date.

In the event of a Loss Rebalancing Event, the Current Principal Amount will be reset on the applicable Loss Rebalancing Reset Date as described below under “Specific Terms of the Securities — Loss Rebalancing Events”.

If the Securities undergo a split or reverse split, the Current Principal Amount will be adjusted accordingly.

Index Factor:	The “Index Factor” is: 1 + (2 × Index Performance Ratio).

Index Performance Ratio

The “Index Performance Ratio” may be calculated on multiple dates of determination during any applicable calendar month. The formula used to calculate the Index Performance Ratio on any date of determination depends on the number of Loss Rebalancing Events that have occurred in the applicable calendar month.

If no Loss Rebalancing Events have occurred in the applicable calendar month, then on any Index Business Day during a Measurement Period, or on the Monthly Valuation Date, any Redemption Valuation Date, the first Loss Rebalancing Valuation Date of the applicable calendar month or any other date of determination, as applicable, the Index Performance Ratio will be equal to:

Index Valuation Level – Monthly Initial Closing Level

Monthly Initial Closing Level.

where the “Monthly Initial Closing Level” for the initial calendar month is 3537.6011, the revised Index Closing Level on October 24, 2019, as reported on NYSE and Bloomberg L.P. following the revision and as adopted by the Security Calculation Agent. For each subsequent calendar month, the Monthly Initial Closing Level will equal the Index Closing Level on the Monthly Valuation Date for the previous calendar month. For example, the Monthly Initial Closing Level for November 2019 will equal the Index Closing Level on October 31, 2019, subject to adjustment. If a day that would otherwise be a Monthly Reset Date falls within a Measurement Period, then the Current Principal Amount will not be reset on such date and the Monthly Initial Closing Level for the then-current calendar month will remain the same as it was for the immediately preceding calendar month.

If one or more Loss Rebalancing Events have occurred during the applicable calendar month, then on any Index Business Day during a Measurement Period, or on the Monthly Valuation Date, any Redemption Valuation Date, on each Loss Rebalancing Valuation Date after the first Loss Rebalancing Valuation Date in the applicable calendar month or on any other date of determination, as applicable, the Index Performance Ratio will be equal to:

Index Valuation Level – the most recent Loss Rebalancing Closing Level the most recent Loss Rebalancing Closing Level

Current Indicative Principal Amount:	The “Current Indicative Principal Amount” is an amount per Security, as determined by the Security Calculation Agent as of any date of determination, equal to the product of (i) the Current Principal Amount and (ii) the Index Factor as of such date, using the Index Closing Level as of such date as the Index Valuation Level

Indicative Value / intraday indicative value:	The “Indicative Value” or the “intraday indicative value” is an amount per Security, as determined by the Security Calculation Agent as of any date of determination, equal to (Current Principal Amount on the previous calendar day × Index Factor, calculated using the intraday indicative value of the Index) — Accrued Fees + Coupon Amount with respect to the Coupon Valuation Date immediately preceding the date of determination if on the date of determination the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred + Reference Distribution Amount, calculated as if such time and date of determination is a Coupon Valuation Date.

Closing Indicative Value:	The “Closing Indicative Value”, as determined by the Security Calculation Agent, means the intraday indicative value calculated as of the close of business on an Index Business Day.

Early Redemption:

Subject to your compliance with the procedures described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures”, upon early redemption you will receive per Security a cash payment equal to:

Closing Indicative Value as of the Redemption Valuation Date — Redemption Fee Amount

(cover continued on next page)

We refer to this cash payment as the “Redemption Amount.” If the amount so calculated is equal to or less than zero, the payment upon early redemption will be zero.

Redemption Fee Amount:	The “Redemption Fee Amount” means, as of any Redemption Valuation Date, an amount per security equal to product of (a) 0.125% and (b) the Closing Indicative Value as of the Redemption Valuation Date.

First Redemption Date:	October 30, 2019

Final Redemption Date:	October 14, 2049

UBS’s Call Right:	On any Business Day on or after November 12, 2019 through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice (which may be provided via press release) to the holders of the Securities not less than eighteen (18) calendar days prior to the Call Settlement Date. Upon early redemption in the event UBS exercises this right, you will receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the Call Settlement Date. If the amount so calculated is equal to or less than zero, the payment upon exercise of the Call Right will be zero.

Call Settlement Amount:

In the event UBS exercises its Call Right, you will receive per Security a cash payment on the relevant Call Settlement Date equal to:

(a) the product of

(i) the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Call Measurement Period, plus

(b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, minus

(c) the Accrued Fees as of the last Index Business Day in the Call Measurement Period, plus

(d) the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any.

UBS Optional Acceleration Upon Minimum Indicative Value; Acceleration Amount:	The “Optional Acceleration Upon Minimum Indicative Value” provisions of the Securities provide for the early, termination of the Securities in certain circumstances by way of redemption, by UBS, at its option. If the optional acceleration provision is triggered, your Securities may be redeemed by UBS, at its option, and you will receive the Acceleration Amount as described herein, which payment may be equal to zero. You will not benefit from any future exposure to the Index after the end of the Acceleration Valuation Period.

If, at any time, the indicative value of the Securities on any Index Business Day equals $2.00 or less (the “Indicative Value Optional Acceleration Trigger”) (each such day, an “Optional Acceleration Date”), all issued and outstanding Securities may be accelerated and redeemed by UBS, at its option (even if the intraday indicative value would later exceed $2.00 on such Optional Acceleration Date or any subsequent Index Business Day) for a cash payment equal to the Acceleration Amount (the “Acceleration Option”).

In the event that the Indicative Value Optional Acceleration Trigger threshold has been breached, UBS will issue a press release before 9:00 a.m. on the Index Business Day following the Optional Acceleration Date announcing whether or not it has elected to exercise its Acceleration Option. UBS is under no obligation to exercise its Acceleration Option and the Securities may remain outstanding following the occurrence of an Indicative Value Optional Acceleration Trigger event, if UBS does not elect to exercise such Acceleration Option.

The “Acceleration Amount” will equal (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Acceleration Valuation Period plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Optional Acceleration Date if on the last Index Business Day in the Acceleration Valuation Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, minus (c) the Accrued Fees as of the last Index Business Day in the Acceleration Valuation Period, plus (d) the Stub Reference Distribution Amount as of the last Index Business Day in the Acceleration Valuation Period, if any. If the Acceleration Amount so calculated is equal to or less than zero, the payment upon acceleration will be zero. If the Indicative Value Optional Acceleration Trigger threshold has been breached and UBS elects to exercise its Acceleration Option, you will receive on the Acceleration Settlement Date only the Acceleration Amount in respect of your investment in the Securities. The “Acceleration Settlement Date” will be the second Business Day following the last Index Business Day of the Acceleration Valuation Period.

If the Securities undergo a split or reverse split, the Indicative Value Optional Acceleration Trigger will be adjusted.

Loss Rebalancing Event:	A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 2.0. This means that after a Loss Rebalancing Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss Rebalancing Event.

(cover continued on next page)

A “Loss Rebalancing Event” occurs if, at any time, the Intraday Index Value on any Index Business Day (other than an Excluded Day, as defined herein) decreases 20% in value from the previous Monthly Initial Closing Level or Loss Rebalancing Closing Level, whichever is more recent. If a Loss Rebalancing Event occurs, the Current Principal Amount of the Securities will be reset as described below.

An “Excluded Day” means (i) the Index Business Day immediately preceding any Monthly Valuation Date, (ii) any Monthly Valuation Date, (iii) any Loss Rebalancing Valuation Date, (iv) the Index Business Day immediately preceding the first day of the Final Measurement Period or any day after such Index Business Day, (v) the Index Business Day immediately preceding the first day of the Call Measurement Period or any day after such Index Business Day, or (vi) the Optional Acceleration Date or any day after the Optional Acceleration Date.

Upon the occurrence of a Loss Rebalancing Event, the Current Principal Amount will be reset on the applicable Loss Rebalancing Reset Date as follows:

New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Loss Rebalancing Valuation Date — Accrued Fees on the applicable Loss Rebalancing Valuation Date.

The “Loss Rebalancing Valuation Date” means:

(a) if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day, the day that such Loss Rebalancing Event occurs, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event”;

(b) if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day, the first Index Business Day following the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event”.

The “Loss Rebalancing Reset Date” will be the first Index Business Day immediately following such Loss Rebalancing Valuation Date, subject to adjustment, and the “Loss Rebalancing Closing Level” will be equal to the Index Closing Level on the Loss Rebalancing Valuation Date.

In the event of a Loss Rebalancing Event, the Financing Rate will not be adjusted. Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a single calendar month. On the next Monthly Valuation Date following one or more Loss Rebalancing Events, the Monthly Initial Closing Level will be replaced with the most recent Loss Rebalancing Closing Level in the calculation of the Index Performance Ratio.

See “Specific Terms of the Securities — Loss Rebalancing Events” beginning on page S-70.

Monthly Initial Closing Level:	For the initial calendar month, 3537.6011, the revised Index Closing Level on October 24, 2019 as reported on the NYSE and Bloomberg L.P. following the revision and as adopted by the Security Calculation Agent. For each subsequent calendar month, the Monthly Initial Closing Level on the Monthly Reset Date equals the Index Closing Level on the Monthly Valuation Date for the previous calendar month. If a day that would otherwise be a Monthly Reset Date falls within a Measurement Period, then the Current Principal Amount will not be reset on such date and the Monthly Initial Closing Level for the then-current calendar month will remain the same as it was for the immediately preceding calendar month.

Monthly Reset Date:	For each calendar month, the “Monthly Reset Date” is the first Exchange Business Day of that month beginning on November 1, 2019 and ending on October 1, 2049, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event”. If a day that would otherwise be a Monthly Reset Date falls within a Measurement Period, then the Current Principal Amount will not be reset on such date and no further Monthly Reset Dates will occur during the term of the Securities.

Monthly Valuation Date:	For each Monthly Reset Date, the “Monthly Valuation Date” is the last Exchange Business Day of the previous calendar month beginning on October 31, 2019 and ending on September 30, 2049, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event”. If a day that would otherwise be a Monthly Reset Date falls within a Measurement Period, then the Current Principal Amount will not be reset on such date and there will be no corresponding Monthly Valuation Date.

Index Valuation Level	As determined by the Security Calculation Agent, the arithmetic mean of the Index Closing Levels measured on each Index Business Day during a Measurement Period, as applicable, or the Index Closing Level on any Monthly Valuation Date, Loss Rebalancing Valuation Date or Redemption Valuation Date, provided that if the Redemption Valuation Date falls in any Measurement Period, for the purposes of calculating the Index Performance Ratio as of the Redemption Valuation Date, the Index Valuation Level on any date of determination during such Measurement Period shall equal (a) 1/5 times (b) (i) the sum of the Index Closing Levels on each Index Business Day from, and including, the first Index Business Day of the applicable Measurement Period, to, and including, the date of determination, plus (ii) the number of Index Business Days from, but excluding, the date of determination to, and including, the last Index Business Day in such Measurement Period, times the Index Closing Level on such date of determination.

(cover continued on next page)

Index Closing Level:	The closing level of the Index on any date of determination, as reported on the NYSE and Bloomberg L.P.

Security Calculation Agent:	UBS Securities LLC

Calculation Date:	October 13, 2049, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustments.

Listing:	The Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca under the symbol “LMLB”. There can be no assurance that an active secondary market will develop; if it does, we expect that investors will purchase and sell the Securities primarily in this secondary market.

Intraday Indicative Value Symbol of the Securities:

The Closing Indicative Value of the Securities and the intraday indicative value of the Securities will be published on each Index Business Day under the ticker symbols:

LMLBIV (Bloomberg); ^LMLB-IV (Yahoo! Finance)

Intraday Index Value:	The “Intraday Index Value” means, on each Index Business Day, the intraday indicative value calculated and published by NYSE or a successor Index Calculation Agent, every 15 seconds during normal trading hours on NYSE and Bloomberg, L,P. under the ticker symbol “MLPXEPX”

Accrued Fees:	“Accrued Fees” as of any date of determination means, the Accrued Tracking Fee + Accrued Financing Charges.

Accrued Tracking Fee:

The “Accrued Tracking Fee” per Security, will be calculated as follows:

(a) On the Initial Trade Date, the Accrued Tracking Fee is equal to 0.

(b) On the initial Monthly Valuation Date (or if applicable, on a Loss Rebalancing Date that occurs prior to the initial Monthly Valuation Date), the Accrued Tracking Fee is an amount equal to the product of: (a) the Annual Tracking Fee as of the initial Monthly Valuation Date and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the Initial Trade Date to, and including, the initial Monthly Valuation Date (or Loss Rebalancing Date, as applicable), and the denominator of which is 365.

(c) On any subsequent Monthly Valuation Date other than the Initial Monthly Valuation Date or on any Loss Rebalancing Date, the Accrued Tracking Fee is an amount equal to the product of (a) the Annual Tracking Fee as of such Monthly Valuation Date or Loss Rebalancing Date, as the case may be, and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date (or Loss Rebalancing Date, whichever is more recent), to, and including, such Monthly Valuation Date or Loss Rebalancing Date, as the case may be, and the denominator of which is 365.

(d) On the last Exchange Business Day of an applicable Measurement Period, or as of the Redemption Valuation Date, as applicable, the Accrued Tracking Fee is an amount equal to the product of (a) the Annual Tracking Fee calculated as of the last Exchange Business Day of the applicable Measurement Period, or as of the Redemption Valuation Date, as applicable, and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date (or Loss Rebalancing Date, whichever is more recent), to, and including, (i) such last Exchange Business Day of such Measurement Period, or (ii) such Redemption Valuation Date (or, if the Optional Acceleration Date or Redemption Valuation Date occurs prior to the initial Monthly Valuation Date, the period from, and excluding, the Initial Trade Date), as applicable, and the denominator of which is 365.

Accrued Financing Charges:	The Accrued Financing Charges seek to compensate UBS for providing investors with the potential to receive a leveraged participation in movements of the Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the Securities. These charges accrue and compound during the applicable period, and will reduce any amount that you will be entitled to receive at maturity, early redemption, call or acceleration.

The Securities are subject to “Accrued Financing Charges” per Security calculated as follows:

(a) On the Initial Trade Date, the Accrued Financing Charge for each Security is equal to $0.

(b) On the initial Monthly Valuation Date (or if applicable, on a Loss Rebalancing Date that occurs prior to the initial Monthly Valuation Date), the Accrued Financing Charge for each Security will equal (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the Initial Trade Date, to and including the initial Monthly Valuation Date (or Loss Rebalancing Date, whichever is more recent) times (ii) the Financing Rate as of such date, divided by (b) 360.

(c) On any subsequent Monthly Valuation Date, the Accrued Financing Charge for each Security will equal (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Monthly Valuation Date (or Loss Rebalancing Valuation Date, whichever is more recent), to and including, the then current Monthly Valuation Date times (ii) the Financing Rate as of such date, divided by (b) 360.

(cover continued on next page)

(d) On the last Index Business Day of an applicable Measurement Period, or as of the Redemption Valuation Date, as applicable, the Accrued Financing Charge for each Security will equal (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Monthly Valuation Date (or Loss Rebalancing Valuation Date, or, if the Redemption Valuation Date falls in the Initial Calendar Month, the Initial Trade Date, whichever is more recent), to, and including such last Index Business Day in such Measurement Period, or such Redemption Valuation Date, as applicable, times (ii) the Financing Rate as of such date, divided by (b) 360.

Financing Level:	The “Financing Level” is, as of any date of determination, an amount that equals the Current Principal Amount.

Financing Rate:	The “Financing Rate” will equal the sum of (a) the “Financing Spread” of 0.80% and (b) the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page “LIBOR01” (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent) (“LIBOR”), as of 11:00 a.m., London time, on the day that is two London business days prior to the immediately preceding Monthly Valuation Date. See “Specific Terms of the Security — Cash Settlement Amount at Maturity” for provisions relating to determining a successor base rate if LIBOR is discontinued.

Reference Distribution Amount:	The Reference Distribution Amount is intended to approximate the amount of distributions that a holder of the Securities would receive if such holder held a leveraged investment in the Index Constituent Securities directly.

“Reference Distribution Amount” means (i) as of the first Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the record date with respect to any Index Constituent Security, for those cash distributions whose ex-dividend date occurs during the period from, but excluding, the Initial Trade Date to, and including, the first Coupon Valuation Date; (ii) as of any other Coupon Valuation Date (other than the Calculation Date), an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the record date with respect to any Index Constituent Security for those cash distributions whose ex-dividend date occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date to, and including, such Coupon Valuation Date; and (iii) as of the Calculation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the record date with respect to any Index Constituent Security for those cash distributions whose ex-dividend date occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date to, but excluding, the Calculation Date.

Notwithstanding the foregoing, with respect to cash distributions for an Index Constituent Security which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index Constituent Security fails to pay the distribution to holders of such Index Constituent Security by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

Stub Reference Distribution Amount:	The Stub Reference Distribution Amount is intended to approximate the amount of distributions that a holder of the Securities would receive during a Measurement Period, if such holder held a leveraged investment in the Index Constituent Securities directly.

The “Stub Reference Distribution Amount” means, as of the last Index Business Day in a Measurement Period, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the record date with respect to any Index Constituent Security, for those cash distributions whose ex-dividend date occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date (or if such Redemption Valuation Date or the Optional Acceleration Date occurs prior to the first Coupon Valuation Date, the period from but excluding the Initial Trade Date) to, and including, such last Index Business Day of such Measurement Period, or such Redemption Valuation Date, as applicable; provided, that for the purpose of calculating the Stub Reference Distribution Amount, the Reference Holder will be deemed to hold four-fifths, three-fifths, two-fifths and one-fifth of the shares of each Index Constituent Security it would otherwise hold on the second, third, fourth and fifth Index Business Day, respectively, in such Measurement Period.

Reference Holder:	The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index Constituent Security equal to two times (a) the product of (i) the published unit weighting of that Index Constituent Security as of that date and (ii) the Current Principal Amount, divided by (b) the Monthly Initial Closing Level or Loss Rebalancing Closing Level, whichever is more recent.

Split or Reverse Split of the Securities:	We may, at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or reverse split, as applicable, such date shall be deemed to be the “announcement date”, and we will issue a notice to holders of

(cover continued on next page)

the Securities and press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The record date for any split or reverse split will be the tenth Business Day after the announcement date, and the effective date will be the next Business Day after the record date. In the event of a split or reverse split, the Current Principal Amount, and Indicative Value Optional Acceleration Trigger of the Securities will be adjusted accordingly. See “Valuation of the Index and the Securities — Split or Reverse Split of the Securities” beginning on page S-56.

Related Definitions:	See “Specific Terms of the Securities — Coupon Payment” beginning on page S-58 for the definitions of “Coupon Valuation Date,” “Coupon Record Date,” “Coupon Ex-Date,” “record date,” and “ex-dividend date.”

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page S-60 for the definitions of “Index Calculation Agent,” “Index Business Day,” “Exchange Business Day,” “Primary Exchange” and “Related Exchange.”

See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page S-65 for the definitions of “Redemption Valuation Date” and “Redemption Date.”

See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-67 for the definitions of and “Call Valuation Date.”

See “Specific Terms of the Securities — Market Disruption Event” beginning on page S-72 for the definition of “Averaging Date.”

CUSIP Number:	90269A476

ISIN Number:	US90269A4765

On the Initial Trade Date, we sold $25,000,000 aggregate Stated Principal Amount of Securities (1,000,000 Securities) to UBS Securities LLC at 100% of their aggregate Stated Principal Amount. After the Initial Trade Date, from time to time we may sell a portion of these Securities and issue and sell additional Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the offering price at which the Securities are sold, less any commissions paid to UBS Securities LLC. The Securities may be sold at a price that is higher or lower than the Stated Principal Amount. UBS Securities LLC may charge normal commissions with any purchase or sale of the Securities and may also receive a portion of the Accrued Fees. For any Securities it sells, UBS Securities LLC may charge purchasers a creation fee, which may vary over time at UBS’s discretion.

Please see “Supplemental Plan of Distribution” on page S-91 for more information.

We may use this prospectus supplement in the initial sale of the Securities. In addition, UBS Securities LLC or another of our affiliates may use this prospectus supplement in market-making transactions in any Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

+

This Amendment No. 2 to the Prospectus Supplement dated October 24, 2019 is being filed for the purposes of correcting an error in the Monthly Initial Closing Level for the initial calendar month that was included in Amendment No. 1 to the Prospectus Supplement dated October 24, 2019. Otherwise all terms of the Securities remain as stated in the prospectus supplement, as amended.

This prospectus supplement contains the specific financial and other terms that apply to the securities being offered herein. Terms that apply generally to all our Medium-Term Notes, Series B, are described under “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) modify or supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. The contents of any website referred to in this prospectus supplement are not incorporated by reference in this prospectus supplement or the accompanying prospectus.

You may access the accompanying prospectus dated October  31, 2018 at: https://www.sec.gov/Archives/edgar/data/1114446/000119312518314003/d612032d424b3.htm

We have not authorized anyone to provide you with information other than the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus Supplement

Prospectus Supplement Summary	S-1
Hypothetical Examples	S-14
Risk Factors	S-22
Wells Fargo Master Limited Partnership ex Energy Index	S-47
Valuation of the Index and the Securities	S-55
Specific Terms of the Securities	S-58
Use of Proceeds and Hedging	S-80
Material U.S. Federal Income Tax Consequences	S-81
Benefit Plan Investor Considerations	S-89
Supplemental Plan of Distribution	S-91
Top Index Constituent Securities as of October 23, 2019	A-1
Notice of Early Redemption	B-1
Broker’s Confirmation of Redemption	C-1

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	6
UBS	7
Swiss Regulatory Powers	10
Use of Proceeds	11
Description of Debt Securities We May Offer	12
Description of Warrants We May Offer	32
Legal Ownership and Book-Entry Issuance	47
Considerations Relating to Indexed Securities	52
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	55
U.S. Tax Considerations	58
Tax Considerations Under the Laws of Switzerland	69
Benefit Plan Investor Considerations	71
Plan of Distribution	73
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

S-i

Prospectus Supplement Summary

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before purchasing the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

We may, without your consent, create and issue additional securities having the same terms and conditions as the Securities. We may suspend or cease sales of the Securities at any time, at our discretion, or resume sales of such Securities, or we may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities on it agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, OTC derivatives, listed options, or securities, any of which could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus. We may consolidate the additional securities to form a single class with the outstanding Securities. In addition, we may suspend sales of the Securities at any time for any reason, which could affect the liquidity of the market for the Securities.

This section summarizes the following aspects of the Securities:

- What are the Securities and how do they work?

- How do you redeem your Securities?

- What are some of the risks of the Securities?

- Is this the right investment for you?

- Who calculates and publishes the Index?

- What are the tax consequences of owning the Securities?

What are the Securities and how do they work?

The Securities are senior unsecured medium-term notes issued by UBS that provide a two times leveraged return linked to the compounded monthly performance of the Wells Fargo Master Limited Partnership ex Energy Index (the “Index”) before taking into account the Accrued Fees associated with the Securities that will reduce the return and any amounts payable on the Securities. These Accrued Fees are the Accrued Tracking Fee, which accrues monthly and is calculated based on an Annual Tracking Rate of 0.85%, and the Accrued Financing Charges, which represent the fees associated with replicating a leveraged investment, each as defined on the cover pages of this prospectus supplement. Because the return is leveraged, if the Index level increases over any calendar month (a “beneficial monthly performance”), the return on the Index for the Securities, as measured by the Current Principal Amount, will increase by two times the movement of the Index (before taking into account the Accrued Fees). Similarly, if the Index level decreases over any calendar month (an “adverse monthly performance”), the return on the Index for the Securities, as measured by the Current Principal Amount, will decrease by two times the movement of the Index (before taking into account the Accrued Fees). To ensure that a relatively consistent degree of leverage is applied to the performance of the Index, the “Current Principal Amount” is reset monthly or more frequently upon the occurrence of a Loss Rebalancing Event, which will have the effect of resetting the then-current leverage to approximately 2.0. A leveraged investment entails risks that are different in certain respects from an unleveraged investment. For a discussion of leverage see “— Leveraged Investment Returns” below and for a discussion of the risks related to an investment in the Securities, including leverage risks, see “Risk Factors.” In addition, the Securities may be accelerated and redeemed prior to the Maturity Date by UBS, at its option, as described below under “— Optional Acceleration Upon Minimum Indicative Value.”

The Securities may pay a monthly Coupon Amount based on distributions made with respect to the Index Constituent Securities as discussed below.

Unlike ordinary debt securities, the Securities do not guarantee any return of principal at maturity or call, or upon early redemption or acceleration. You may lose all or a substantial portion of your initial investment. In addition, you are not guaranteed any coupon payment. Because the amount of any Coupon Amount is uncertain and could be zero, you should not expect to receive regular monthly coupon payments.

The Index

The Index is designed to measure the performance of all non-energy master limited partnerships listed on NYSE, NYSE MKT or NASDAQ with a market capitalization of at least $100 million. For a detailed description of the Index, see “Wells Fargo Master Limited Partnership ex Energy Index” beginning on page S-47.

We refer to the qualifying MLPs included in the Index as the “Index Constituent Securities.”

Leveraged Investment Returns

The Securities seek to approximate the monthly returns that might be available to investors through a leveraged “long” investment in the Index Constituent Securities. A leveraged “long” investment strategy involves the practice of borrowing money from a third party lender at an agreed-upon rate of interest and using the borrowed money together with investor capital to purchase assets (e.g., equity securities). A leveraged long investment strategy terminates with the sale of the underlying assets and repayment of the third party lender, provided that the proceeds of the sale of underlying assets are sufficient to repay the loan. By implementing a leveraged strategy, the leveraged investor seeks to benefit from an anticipated increase in the value of the assets between the purchase and sale of such assets, and assumes that the increase in value of the underlying assets will exceed the cumulative interest due to the third party lender over the term of the loan. A leveraged investor will incur a loss if the value of the assets does not increase sufficiently to cover payment of the interest. In order to seek to replicate a leveraged “long” investment strategy in the Index Constituent Securities, the Securities provide that each $1 invested by investors on the Initial Trade Date is leveraged through a notional loan of $1 on the Initial Trade Date. Investors are thus considered to have notionally borrowed $1, which, together with the $1 invested, represents a notional investment of $2 in the Index Constituent Securities on the Initial Trade Date. During the term of your Securities, the leveraged portion of the notional investment, which will be equal to the Current Principal Amount, accrues financing charges for the benefit of UBS referred to as the Accrued Financing Charges, which seek to represent the monthly amount of interest that leveraged investors might incur if they sought to borrow funds at a similar rate from a third-party lender. Upon maturity, call, acceleration or redemption, the investment in the Index Constituent Securities is notionally sold at the then-current values of the equity securities, and the investor then notionally repays UBS an amount equal to the principal of the notional loan plus accrued interest. The payment at maturity, call, acceleration or redemption under the Securities, therefore, generally represents the profit or loss that the investor would receive by applying a leveraged “long” investment strategy, after taking into account, and making assumptions for, the accrued financing charges that are commonly present in such leveraged “long” investment strategies. In order to mitigate the risk to UBS that the value of the Index Constituent Securities is not sufficient to repay the principal and Accrued Financing Charges of the notional loan, early termination of the Securities, at UBS’s option, is provided for in the event the intraday indicative value of the Securities decreases to $2.00 or less, as described under “Specific Terms of the Securities — Optional Acceleration Upon Minimum Indicative Value.” In addition, in order to further mitigate such risk to UBS, if the Intraday Index Value on any Index Business Day (other than an Excluded Day) decreases 20% in value from the previous Monthly Initial Closing Level or Loss Rebalancing Closing

Level, whichever is more recent, a Loss Rebalancing Event (as defined below) will occur and the Current Principal Amount will be reset in order to deleverage the Securities with the intent of resetting the then-current leverage to approximately 2.0, as described under “Specific Terms of the Securities — Loss Rebalancing Events.”

The Accrued Financing Charges seek to compensate UBS for providing investors with the potential to receive a leveraged participation in movements in the Index Closing Level of the Index and are intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the Securities. These charges accrue and compound during the applicable period, and will reduce any amount that you will be entitled to receive at maturity, early redemption, call or acceleration. The Accrued Financing Charges will be calculated as described under “Specific Terms of the Securities — Cash Settlement Amount at Maturity.”

Payment at Maturity

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption or acceleration. Instead, you will receive a cash payment per Security based on the two times leveraged performance of the Index reduced by the Accrued Fees and, if applicable, a Redemption Fee.

Positive or negative monthly changes in the Index Closing Level, or the Index Valuation Level, will not solely determine the return on your Securities due to the combined effects of leverage, monthly compounding and any applicable fees and financing charges.

Because the Current Principal Amount is reset each month, the Securities do not offer a return based on the simple performance of the Index from the Initial Trade Date to the Maturity Date. Instead, the amount you receive at maturity or call, or upon early redemption or acceleration, will be contingent upon the monthly compounded two times leveraged long performance of the Index during the term of the Securities, subject to the negative effect of the Accrued Fees. Accordingly, even if over the term that you hold the Securities the level of the Index has increased, there is no guarantee that you will receive at maturity or call, or upon early redemption or acceleration, your initial investment back or any return on that investment. This is because the amount you receive at maturity or call, or upon an early redemption or acceleration, depends on how the Index has performed in each month on a compounded, leveraged basis prior to maturity or call, or upon an early redemption or acceleration, and consequently, how the Current Principal Amount has been reset in each month. In particular, significant adverse monthly performances for your Securities may not be offset by any beneficial monthly performances of the same magnitude.

Initially, the Current Principal Amount is equal to $25.00 per Security. At the start of each subsequent calendar month, the Current Principal Amount is reset by applying the Index Factor to the previous Current Principal Amount.

For example, if for October the Current Principal Amount as of the Monthly Valuation Date in October is $20 and the Index Factor as of the Monthly Valuation Date in October is equal to 0.90, the Current Principal Amount for the Monthly Reset Date at the beginning of November will equal $18 before deducting the Accrued Fees. Subsequently, the Index Factor as of the Monthly Valuation Date in November will be applied to the Current Principal Amount as of the Monthly Valuation Date in November to derive the Current Principal Amount for the Monthly Reset Date at the beginning of December. This example does not take into account the effect of a Loss Rebalancing Event, which would reset the Current Principal Amount intra-month as described under “Specific Terms of the Securities — Loss Rebalancing Events.”

The Current Principal Amount is reset each calendar month to ensure that a consistent degree of leverage is applied to any performance of the Index. If the Current Principal Amount is reduced by an adverse monthly performance, the Index Factor of any further adverse monthly performance will lead to a smaller dollar loss when applied to that reduced Current Principal Amount than if the Current Principal Amount were not reduced. Equally, however, if the Current Principal Amount increases, the dollar amount lost for a certain level of adverse monthly performance will increase correspondingly.

Resetting the Current Principal Amount also means that the dollar amount that may be gained from any beneficial monthly performance will be contingent upon the Current Principal Amount. If the Current Principal Amount is above $25.00, then any beneficial monthly performance will result in a gain of a larger dollar amount than would be the case if the Current Principal Amount were reduced below $25.00. Conversely, as the Current Principal Amount is reduced towards zero, the dollar amount to be gained from any beneficial monthly performance will decrease correspondingly. If the Securities undergo a split or reverse split, the Current Principal Amount of the Securities will be adjusted accordingly.

In addition, the calculation of the number of units of each Index Constituent Security that the Reference Holder is deemed to hold depends on the Current Principal Amount, as described in more detail in “Specific Terms of the Securities — Coupon Payment” beginning on page S-58. As a result, any increase or decrease in the Index Closing Level on any Monthly Valuation Date as compared to the most recent Monthly Initial Closing Level will result in a significantly greater corresponding increase or decrease in the number of units of each Index Constituent Security that the Reference Holder is deemed to hold, and therefore a greater increase or decrease in the potential Coupon Amount, than if your Securities did not contain a leverage component.

The Current Principal Amount may be reset more frequently than monthly upon the occurrence of a Loss Rebalancing Event. A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 2.0. This means that after a Loss Rebalancing Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss Rebalancing Event.

A “Loss Rebalancing Event” occurs if, at any time, the Intraday Index Value on any Index Business Day (other than (i) the Index Business Day immediately preceding any Monthly Valuation Date, (ii) any Monthly Valuation Date, (iii) the Index Business Day immediately preceding the first day of the Final Measurement Period or any day after such Index Business Day, (iv) the Index Business Day immediately preceding the first day of the Call Measurement Period or any day after such Index Business Day, or (v) the Optional Acceleration Date or any day after the Optional Acceleration Date) decreases 20% in value from the previous Monthly Initial Closing Level or Loss Rebalancing Closing Level, whichever is more recent. If a Loss Rebalancing Event occurs, the Current Principal Amount will be reset on the applicable Loss Rebalancing Reset Date. See “Specific Terms of the Securities — Loss Rebalancing Events” beginning on page S-70.

For each Security, unless earlier called, redeemed or accelerated, you will receive at maturity a cash payment equal to:

(a) the product of:

(i) the Current Principal Amount and

(ii) the Index Factor as of the last Index Business Day in the Final Measurement Period, plus

(b) the final Coupon Amount, if on the last Index Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred minus

(c) the Accrued Fees as of the last Index Business Day in the Final Measurement Period, plus

(d) the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any.

We refer to this cash payment as the “Cash Settlement Amount.” If the amount calculated above is equal to or less than zero, the payment at maturity will be zero.

You may lose all or a substantial portion of your investment at maturity. The combined negative effect of the Accrued Fees will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Fees (less any Coupon Amount and/or any Stub Reference Distribution Amount, as applicable, you may be entitled to receive), or if the compounded leveraged monthly return of the Index is negative, you may lose all or a substantial portion of your investment at maturity. As a result of compounding, the performance of the Securities for periods greater than one month is likely to be either greater than or less than two times the performance of the Index, before accounting for the Accrued Fees.

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page S-60.

The Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right and, upon the occurrence of an acceleration event, the Securities may be accelerated and redeemed by UBS, at its option. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-67 and “Specific Terms of the Securities — Optional Acceleration Upon Minimum Indicative Value” beginning on page S-69.

Coupon Payments

The Securities may pay a monthly coupon during their term. For each Security you hold on the applicable Coupon Record Date, you will receive on each Coupon Payment Date an amount in cash equal to the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”). If the Reference Distribution Amount on such Coupon Valuation Date is zero, you will not receive any Coupon Payment Amount on the related Coupon Payment Date. The final Coupon Amount will be included in the Cash Settlement Amount if on the last Index Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred.

As described under “Specific Terms of the Securities — Coupon Payments” the Coupon Amount is determined based on the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the record date with respect to any Index Constituent Security, and the number of Index Constituent Securities held by the Reference Holder depends in part on the Current Principal Amount. If the Current Principal Amount decreases, the Reference Holder is deemed to hold fewer units of each Index Constituent Security. The Current Principal Amount is reset on every Monthly Reset Date, and is also reset on any Loss Rebalancing Reset Date, in each case, with the intent of resetting the then-current leverage to approximately 2.0 based on the Index Performance Ratio. As a result, decreases in the Current Principal Amount may result in a reduction in the Coupon Amount even if the gross cash distributions on the Index Constituent Securities remain constant or increase over time.

Unlike ordinary debt securities, the Securities do not guarantee any coupon payment.

See “Specific Terms of the Securities — Coupon Payment” beginning on page S-58.

UBS’s Call Right

On any Business Day on or after November 12, 2019 through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding

Securities. To exercise its Call Right, UBS must provide notice (which may be provided via press release) to the holders of the Securities not less than eighteen (18) calendar days prior to the Call Settlement Date specified by UBS. In the event UBS exercises this right, you will receive a cash payment equal to the Call Settlement Amount. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-67.

Optional Acceleration Upon Minimum Indicative Value

If, at any time, the intraday indicative value of the Securities on any Index Business Day equals $2.00 or less (the “Indicative Value Optional Acceleration Trigger”) (each such day, an “Optional Acceleration Date”), all issued and outstanding Securities may be accelerated and redeemed by UBS, at its option (even if the intraday indicative value would later exceed $2.00 on such Optional Acceleration Date or any subsequent Index Business Day) for a cash payment equal to the Acceleration Amount (the “Acceleration Option”). If the Acceleration Amount is equal to or less than zero, the payment upon acceleration will be zero. The intraday indicative value of the Securities is calculated as described under “Valuation of the Index and the Securities” beginning on page S-55.

In the event that the Indicative Value Optional Acceleration Trigger threshold has been breached, UBS will issue a press release before 9:00 a.m. on the Index Business Day following the Optional Acceleration Date announcing whether or not it has elected to exercise its Acceleration Option. UBS is under no obligation to exercise its Acceleration Option and the Securities may remain outstanding following the occurrence of an Indicative Value Optional Acceleration Trigger event, if UBS does not elect to exercise such Acceleration Option.

If the Indicative Value Optional Acceleration Trigger threshold has been breached, you will receive on the Acceleration Settlement Date only the Acceleration Amount in respect of your investment in the Securities. The “Acceleration Settlement Date” will be the second Business Day following the last Index Business Day of the Acceleration Valuation Period. UBS must provide notice (which may be provided via press release) to the holders of the Securities that the minimum indicative value threshold has been breached not less than five calendar days prior to the Acceleration Settlement Date. See “Specific Terms of the Securities — Optional Acceleration Upon Minimum Indicative Value” beginning on page S-69.

If the Securities undergo a split or reverse split, the Indicative Value Optional Acceleration Trigger will be adjusted accordingly.

How do you redeem your Securities?

Early Redemption

You may elect to require UBS to redeem your Securities, in whole or in part, prior to the Maturity Date on any Index Business Day commencing on October 30, 2019 through and including the final Redemption Date, subject to a minimum redemption amount of at least 50,000 Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so. UBS reserves the right from time to time to waive this minimum redemption amount in its sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver.

If you elect to have your Securities redeemed and have done so under the redemption procedures described under “Specific Terms of the Securities — Redemption Procedures,” you will receive payment for your Securities on the second Business Day following the applicable Redemption Valuation Date (the “Redemption Date”). The first Redemption Date will be October 30, 2019 and the final Redemption Date will be October 14, 2049. In addition, if a call notice has been issued or if an acceleration has been triggered, the last Redemption Valuation Date will be the fifth Index Business Day prior to the Call Settlement Date or the Acceleration Settlement Date, as applicable.

The Redemption Valuation Date is the first Index Business day following the date that a redemption notice and redemption confirmation, each as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” are delivered, except that UBS reserves the right from time to time to accelerate, in its sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. You should not assume you will be entitled to the benefit of any such acceleration. Any applicable Redemption Valuation Date is subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event” beginning on page S-72.

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to the Redemption Amount, calculated as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page S-65.

You may lose all or a substantial portion of your investment upon early redemption. The combined negative effect of the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee Amount, if applicable (less any Coupon Amounts and/or any Stub Reference Distribution Amount you may be entitled to receive as of the Redemption Valuation Date), or if the compounded leveraged monthly return of the Index is negative, you may lose all or a substantial portion of your investment upon early redemption.

The Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right and, upon the occurrence of an acceleration event, the Securities may be accelerated and redeemed by UBS, at its option. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-67 and “Specific Terms of the Securities — Optional Acceleration Upon Minimum Indicative Value” beginning on page S-69.

Redemption Procedures

To redeem your Securities prior to the Maturity Date, you must instruct your broker to deliver a notice of redemption (“Redemption Notice”), which is attached to this Prospectus Supplement as Annex B, to UBS by email no later than 12:00 noon (New York City time) on the Index Business Day on which you elect to exercise your redemption right and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective. See “Specific Terms of the Securities — Redemption Procedures” beginning on page S-67 and “Description of the Debt Securities We May Offer — Redemption and Repayment” in the accompanying prospectus.

What are some of the risks of the Securities?

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page S-22.

Ø

You may lose all or a substantial portion of your investment — The Securities do not guarantee any return on your initial investment. The Securities are fully exposed to two times any monthly decline in the level of the Index. If the compounded leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee Amount, if applicable (less any Coupon Amounts and/or any Stub Reference Distribution Amount, as applicable, you may be entitled to receive), or if the compounded leveraged monthly return of the Index is negative, you may lose all or a substantial portion of your investment at maturity, call, acceleration or upon early redemption.

Ø

Correlation and compounding risk — A number of factors may affect the Security’s ability to achieve a high degree of correlation with the performance of the Index, and there can be no guarantee that the Security will achieve a high degree of correlation. Because the Current Principal Amount is reset monthly, you will be exposed to compounding of monthly returns. As a result, the performance of the Securities for periods greater than one month is likely to be either greater than or less than the Index performance times the leverage factor of two, before accounting for Accrued Fees, and the Redemption Fee Amount, if applicable. In particular, significant adverse monthly performances of your Securities may not be offset by subsequent beneficial monthly performances of equal magnitude.

Ø

Leverage risk — The Securities are two times leveraged long with respect to the Index, which means that you will benefit two times from any beneficial, but will be exposed to two times any adverse, monthly performance of the Index, before the combined negative effect of the Accrued Fee and Redemption Fee Amount, if any. However, the leverage of the Securities may be greater or less than 2.0 during the periods between Monthly Reset Dates and/or Loss Rebalancing Reset Dates, as applicable.

Ø

Market risk — The return on the Securities, which may be positive or negative, is linked to the compounded leveraged monthly return on the Index. The return on the Index is measured by the Index Closing Level, which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.

Ø

Credit of issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity, call, acceleration or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call, acceleration or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities. The Securities do not benefit from any co-obligation of UBS Switzerland AG.

Ø

Risk of investing in securities linked to an index composed of MLP units — The Index Constituent Securities are MLP units. An MLP is an entity receiving partnership taxation treatment under the Code, and whose partnership interests or “units” are traded on securities exchanges like shares of corporate stock. The performance of MLP units is subject to certain risks inherent in the structure of MLPs, including tax risks, the limited ability to elect or remove management or the general partner or managing member, limited voting rights and conflicts of interests between the general partner or managing member and its affiliates and the limited partners or members. Because the Securities are linked to the value of the Index, and the Index Constituent Securities are MLP units, the performance of the Securities is subject to these same risks.

Ø

Sector and industry concentration risks associated with the Index Constituent Securities — The Securities will be more exposed to losses in certain industries or sectors to the extent that the Index Constituent Securities are concentrated in such industries or sectors. As a result, the Securities may be subject to loss due to adverse occurrences that affect such industries or sectors, even if general market conditions are favorable. The Index Constituent Securities and their weightings will vary over time, and thus the sector concentrations (and the level of such concentrations) will change over time and will not be limited to the particular sectors and industries identified in this prospectus supplement.

Ø

You are not guaranteed a coupon payment — You will not receive a coupon payment on a Coupon Payment Date if the Index Constituent Securities do not pay any cash distributions and the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date is zero. Similarly, the Stub Reference Distribution Amount (including as part of the Cash Settlement Amount, Redemption Amount, Call Settlement Amount or Acceleration Amount, as applicable) may be zero if the Index Constituent Securities do not pay any cash distributions during the applicable period.

Ø

Potential acceleration — In the event the intraday indicative value of the Securities is equal to $2.00 or less on any Index Business Day (the Indicative Value Optional Acceleration Trigger) the Securities

may be accelerated and redeemed by UBS, at its option, and you will receive a cash payment equal to the Acceleration Amount as determined during the Acceleration Valuation Period. The Acceleration Amount you receive on the Acceleration Settlement Date may be significantly less than $2.00 per Security and may be zero if the level of the Index continues to decrease during trading on one or more Index Business Days during the Acceleration Valuation Period as measured by the Index Performance Ratio on one or more Index Business Days during the Acceleration Valuation Period. In addition, if the Securities are accelerated and redeemed by UBS, at its option, you will not benefit from any subsequent increase in the Index Closing Level after the end of the Acceleration Valuation Period, even if such increase occurs prior to the Acceleration Settlement Date. If the Securities undergo a split or reverse split, the Indicative Value Optional Acceleration Trigger will be adjusted (i.e. it will not remain at $2.00).

Ø

Decreases in the Current Principal Amount may result in a reduction in the Coupon Amount even if the gross cash distributions on the Index Constituent Securities remain constant or increase over time. — As described under “Specific Terms of the Securities — Coupon Payments” the Coupon Amount is determined based on the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the record date with respect to any Index Constituent Security, and the number of Index Constituent Securities held by the Reference Holder depends in part on the Current Principal Amount. If the Current Principal Amount decreases, the Reference Holder is deemed to hold fewer units of each Index Constituent Security. The Current Principal Amount is reset on every Monthly Reset Date, and is also reset on any Loss Rebalancing Reset Date, in each case, with the intent of resetting the then-current leverage to approximately 2.0 based on the Index Performance Ratio. As a result, decreases in the Current Principal Amount may result in a reduction in the Coupon Amount even if the gross cash distributions on the Index Constituent Securities increase over time.

Ø

A trading market for the Securities may not develop — Although the Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca, a trading market for the Securities may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of the Securities set forth on the cover of this prospectus. We may issue and sell additional Securities from time to time and we may suspend or cease sales of the Securities at any time, at our discretion. Therefore, the liquidity of the Securities may be limited.

Ø

Requirements upon early redemption — You must satisfy the requirements described herein for your redemption request to be considered, including the minimum redemption amount of at least 50,000 Securities, unless we determine otherwise or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement. In addition, the payment you receive upon early redemption will be reduced by the Redemption Fee Amount. While UBS reserves the right to waive the minimum redemption amount or the Redemption Fee Amount from time to time in its sole discretion, there can be no assurance that UBS will choose to waive any redemption requirements or fees or that any holder of the Securities will benefit from UBS’s election to do so. Therefore, the liquidity of the Securities may be limited.

Ø

Limited performance history — The return on the Securities is linked to the performance of the Index, which was launched on April 1, 2014. As a result, the Index has a limited performance history, and the future performance of the Index is uncertain. Estimated historical data prior to April 1, 2014 has been simulated by applying the Index’s calculation methodology to historical levels of the Index Constituent Securities included in the Index. No future performance of the Index can be predicted based on the estimated historical or the historical returns described in this prospectus supplement.

Ø

Your redemption election is irrevocable — You will not know the Redemption Amount at the time you elect to request to redeem your Securities and you will not be able to rescind your election to redeem your Securities after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the Redemption Valuation Date.

Ø	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

Ø

UBS’s Call Right — UBS may elect to redeem all outstanding Securities at any time on or after November 12, 2019, as described under “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-67. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment in the Securities. In addition, you may have to invest your proceeds in a lower-return investment.

Is this the right investment for you?

The Securities may be a suitable investment for you if:

Ø	You are willing to accept the risk that you may lose all or a substantial portion of your investment.

Ø

You seek an investment with a return linked to two times the monthly performance of the Index, which will provide exposure to non-energy master limited partnerships, and Coupon Amounts which are dependent on distributions made with respect to the Index Constituent Securities.

Ø

You understand (i) leverage risk, including the risks inherent in maintaining a constant two times leverage on a monthly basis, and (ii) the consequences of seeking monthly leveraged investment results generally, and you intend to actively monitor and manage your investment.

Ø

You believe the compounded leveraged monthly return of the Index and the Coupon Amounts will be sufficient to offset the combined negative effect of the applicable fees built into the calculation of your payment at maturity, call, acceleration or upon early redemption.

Ø	You are willing to hold securities that have a long-term maturity (30 years).

Ø	You are willing to accept the risks inherent in a concentrated investment in non-energy master limited partnerships.

Ø	You are willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

Ø	You are willing to hold securities that may be redeemed early by UBS, pursuant to UBS’s Call Right, on or after November 12, 2019.

Ø

You are willing to hold securities that may be accelerated and redeemed by UBS, at its option in the event the intraday indicative value of the Securities is equal to $2.00 or less (as adjusted in the event the Securities undergo a split or reverse split) on any Index Business Day.

Ø

You are willing to pay the Accrued Fees and, if applicable, the Redemption Fee Amount and creation fee which are charged on the Securities and that will reduce your return (or increase your loss, as applicable) on your investment.

Ø	You do not seek guaranteed income from your investment and you understand that Coupon Amounts are not guaranteed.

Ø	You are not seeking an investment for which there will be an active secondary market. You are comfortable with the creditworthiness of UBS, as issuer of the Securities.

The Securities may not be a suitable investment for you if:

Ø	You are not willing to accept the risk that you may lose all or a substantial portion of your investment.

Ø

You do not seek an investment with a return linked to two times the monthly performance of the Index, which will provide exposure to non-energy master limited partnerships, and Coupon Amounts which are dependent on distributions made with respect to the Index Constituent Securities.

Ø

You do not understand (i) leverage risk, including the risks inherent in maintaining a constant two times leverage on a monthly basis, and (ii) the consequences of seeking monthly leveraged investment results generally, and you do not intend to actively monitor and manage your investment.

Ø

You believe that the compounded leveraged monthly return of the Index will be negative during the term of the Securities or the compounded leveraged monthly return will not be sufficient to offset the combined negative effect of the applicable fees built into the calculation of the payment at maturity, call, acceleration or upon early redemption.

Ø	You are not willing to hold securities that have a long-term maturity (30 years).

Ø	You are not willing to be exposed to the risks inherent in a concentrated investment in non-energy master limited partnerships, in particular.

Ø	You are not willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

Ø	You are not willing to hold securities that may be redeemed early by UBS, pursuant to UBS’s Call Right, on or after November 12, 2019.

Ø

You are not willing to hold Securities that may be accelerated and redeemed by UBS, at its option, in the event the intraday indicative value of the Securities is equal to $2.00 or less (as adjusted in the event the securities undergo a split or reverse split) on any Index Business Day.

Ø	You prefer the lower risk and therefore accept the potentially lower returns of fixed-income investments with comparable maturities and credit ratings.

Ø

You are not willing to pay the Accrued Fees and, if applicable, the Redemption Fee Amount and creation fee which are charged on the Securities and that will reduce your return (or increase your loss, as applicable) on your investment.

Ø	You seek an investment for which there will be an active secondary market.

Ø	You are not comfortable with the creditworthiness of UBS, as issuer of the Securities.

Who calculates and publishes the Index?

The level of the Index is calculated by the Index Calculation Agent and disseminated by the NYSE approximately every fifteen (15) seconds (assuming the level of the Index has changed within such fifteen-second interval) from 9:30 a.m. to 4:15 p.m., New York City time on those days specified as Index Business Days, and a daily Index level is published at approximately 5:00 p.m., New York City time, on each Index Business Day. Index information, including the Index level, is available from the NYSE and Bloomberg L.P. (“Bloomberg”) under the symbol “MLPXEPX”. The historical performance of the Index is not indicative of the future performance of the Index or the level of the Index at the end of the Applicable Measurement Period or on the Redemption Valuation Date, as the case may be

What are the tax consequences of owning the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion below under “Material U.S. Federal Income Tax Consequences”.

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid forward contract with respect to the Index. In addition, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to treat the Coupon Amount (including amounts received upon the sale, redemption or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Stub Reference Distribution Amount, if any, as amounts that should be included in ordinary income of a U.S. holder (as defined below under “Material U.S. Federal Income Tax Consequences”) for tax purposes at the time such amounts accrue or are received, in accordance with the holder’s regular method of tax accounting for tax purposes. You will be required to treat the Coupon Amounts and the Stub Reference Distribution Amount, if any, in such a manner despite the fact that (a) all or a portion of such distributions may be attributable to (i) partnership distributions that are attributable to allocations of long-term capital gain that in the case of a direct investor would be subject to tax at long-term capital gains rates, and (ii) partnership distributions that exceed the partnership’s income, in which case a direct holder of the partnership interest would generally currently exclude such excess from income, and (b) there may be other possible treatments of such amounts that would be more advantageous to holders of Securities.

If the Securities are so treated (and subject to the discussion below regarding the application of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”)), a U.S. holder should generally recognize capital gain or loss upon the sale, redemption or maturity of its Securities in an amount equal to the difference between the amount realized (other than any amount attributable to accrued but unpaid Coupon Amounts and the Stub Reference Distribution Amount, if any, which will be treated as ordinary income) and the amount that the holder paid for the Securities. Such gain or loss should generally be long-term capital gain or loss if the holder held the Securities for more than one year.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that the Securities could be treated for tax purposes in an alternative manner described below under “Material U.S. Federal Income Tax Consequences — U.S. Holders — Alternative Treatments”.

It is likely that your ownership of the Securities will be treated as a “constructive ownership transaction” that is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and a partnership is considered to be a pass-thru entity. It is, however, not entirely clear how Section 1260 of the Code applies in the case of an index of pass-thru entities like the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should also apply to an index of pass-thru entities, in which case Section 1260 of the Code would apply to the Securities. If your Securities are subject to these rules, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Index Constituent Securities (in an amount equal to the notional amount of the Index that is represented by the Securities — i.e., the amount that you paid for your Securities plus the leverage component of your Securities) on the date that you purchased your Securities and sold your interest in the Index Constituent Securities on the date of the sale or maturity of the Securities (the “Excess Gain Amount”). If your Securities are subject to Section 1260 of the Code, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognized in respect of the Securities (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary.

You should review the discussion of Section 1260 under the heading “Material U.S. Federal Income Tax Consequences — U.S. Holders” and are urged to consult your own tax advisor regarding the application of these rules to the Securities.

Non-U.S. holders of Securities should review the discussion below under “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders” for a summary of the tax consequences to them of holding the Securities, including a discussion of withholding taxes that will be imposed on distributions to them in respect of the Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Hypothetical Examples

Hypothetical Payment at Maturity, Call, or upon Early Redemption

The following examples illustrate how the Securities would perform at maturity, call or upon early redemption, in hypothetical circumstances. We have included an example in which the Index Closing Level increases at a constant rate of 1.25% per month for twelve months (Example 1), as well as an example in which the Index Closing Level decreases at a constant rate of 1.25% per month for twelve months (Example 2). In addition, Example 3 shows the Index Closing Level increasing at a constant rate of 1.25% per month for the first six months and then decreasing at a constant rate of 1.25% per month for the next 6 months, whereas Example 4 shows the reverse scenario of the Index Closing Level decreasing at a constant rate of 1.25% per month for the first six months, and then increasing at a constant rate of 1.25% per month for the next six months. For ease of analysis and presentation, the following examples assume that the term of the Securities is twelve months, no Coupon Amount was paid during the term of the Securities, the Reference Distribution Amount for each applicable period is zero, no Stub Reference Distribution Amount will be paid at maturity or call and that no optional acceleration upon minimum indicative value or Loss Rebalancing Event has occurred. The Financing Rate is assumed to be 3.150%. These examples highlight the effect of the two times leverage and monthly compounding, and the impact of the Accrued Fees on the payment at maturity, call or upon early redemption, under different circumstances. Because the Accrued Fees take into account the performance of the Index, as measured by the Index Closing Level, the absolute level of the Accrued Fees is dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in these examples have been rounded for convenience. The Cash Settlement Amount figures for month twelve are as of the hypothetical Calculation Date; assuming a constant level throughout the Final Measurement Period, and given the indicated assumptions, a holder will receive payment at maturity or call, or upon early redemption, in the indicated amount, according to the indicated formula.

Hypothetical Examples

Example 1 — The level of the Index increases at a constant rate of 1.25% for twelve months.

Assumptions:

Annual Tracking Rate:	0.85%
Financing Rate:	3.150%
Stated Principal Amount:	$25.00
Initial Index Level:	100.00
Redemption Fee Amount:	0.125%

Month End	Index Closing Level*	Index Performance Ratio	Index Factor	Accrued Financing Charge for the Applicable Month**	Current Indicative Principal Amount	Accrued Tracking Fee for the Applicable Month***	Accrued Fees for the Applicable Month	Current Principal Amount#^* ***	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Closing Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	1 + (2 x C)	(previous Current Principal Amount x Financing Rate x Act/360)	(previous Current Principal Amount x D)*	(Annual Tracking Rate x F x Act/365)	(E + G)	((previous Current Principal Amount x D) – H))	(I - Redemption Fee Amount)
1	101.25	0.0125	1.025	0.0656	$25.63	$0.0179	$0.0835	$25.54	$25.51
2	102.52	0.0125	1.025	0.0670	$26.18	$0.0183	$0.0853	$26.09	$26.06
3	103.80	0.0125	1.025	0.0685	$26.75	$0.0187	$0.0872	$26.66	$26.63
4	105.09	0.0125	1.025	0.0700	$27.33	$0.0191	$0.0891	$27.24	$27.20
5	106.41	0.0125	1.025	0.0715	$27.92	$0.0195	$0.0910	$27.83	$27.79
6	107.74	0.0125	1.025	0.0730	$28.52	$0.0199	$0.0930	$28.43	$28.39
7	109.09	0.0125	1.025	0.0746	$29.14	$0.0204	$0.0950	$29.05	$29.01
8	110.45	0.0125	1.025	0.0762	$29.77	$0.0208	$0.0970	$29.67	$29.64
9	111.83	0.0125	1.025	0.0779	$30.42	$0.0212	$0.0991	$30.32	$30.28
10	113.23	0.0125	1.025	0.0796	$31.08	$0.0217	$0.1013	$30.97	$30.94
11	114.64	0.0125	1.025	0.0813	$31.75	$0.0222	$0.1035	$31.65	$31.61
12	116.08	0.0125	1.025	0.0831	$32.44	$0.0227	$0.1057	$32.33	$32.29

Cumulative Index Return	16.08%
Return on Securities	29.32%

*

The Index Closing Level is also (i) the Monthly Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount.

**	The Accrued Financing Charge is calculated on an actual/360 basis. However, 30 day months are assumed for the above calculations.
***	The Accrued Tracking Fee is calculated on an actual/365 basis. However 30 day months are assumed for the above calculations.
****	Previous Current Principal Amount is also the Financing Level.
#	This is also the Call Settlement Amount.
^	For month twelve, this is also the Cash Settlement Amount.

Hypothetical Examples

Example 2 — The level of the Index decreases at a constant rate of 1.25% for twelve months.

Assumptions:

Annual Tracking Rate:	0.85%
Financing Rate:	3.15%
Stated Principal Amount:	$25.00
Initial Index Level:	100.00
Redemption Fee Amount:	0.125%

Month End	Index Closing Level*	Index Performance Ratio	Index Factor	Accrued Financing Charge for the Applicable Month**	Current Indicative Principal Amount	Accrued Tracking Fee for the Applicable Month***	Accrued Fees for the Applicable Month	Current Principal Amount#^* ***	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Closing Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	1 + (2 x C)	(previous Current Principal Amount x Financing Rate x Act/360)	(previous Current Principal Amount x D)*	(Annual Tracking Rate x F x Act/365)	(E + G)	((previous Current Principal Amount x D) – H))	(I - Redemption Fee Amount)
1	98.75	-0.0125	0.975	0.0656	$24.38	$0.0170	$0.0827	$24.29	$24.26
2	97.52	-0.0125	0.975	0.0638	$23.69	$0.0165	$0.0803	$23.60	$23.58
3	96.30	-0.0125	0.975	0.0620	$23.01	$0.0161	$0.0780	$22.94	$22.91
4	95.09	-0.0125	0.975	0.0602	$22.36	$0.0156	$0.0758	$22.29	$22.26
5	93.90	-0.0125	0.975	0.0585	$21.73	$0.0152	$0.0737	$21.66	$21.63
6	92.73	-0.0125	0.975	0.0568	$21.12	$0.0148	$0.0716	$21.04	$21.02
7	91.57	-0.0125	0.975	0.0552	$20.52	$0.0143	$0.0696	$20.45	$20.42
8	90.43	-0.0125	0.975	0.0537	$19.94	$0.0139	$0.0676	$19.87	$19.84
9	89.30	-0.0125	0.975	0.0522	$19.37	$0.0135	$0.0657	$19.31	$19.28
10	88.18	-0.0125	0.975	0.0507	$18.82	$0.0132	$0.0638	$18.76	$18.74
11	87.08	-0.0125	0.975	0.0492	$18.29	$0.0128	$0.0620	$18.23	$18.21
12	85.99	-0.0125	0.975	0.0479	$17.77	$0.0124	$0.0603	$17.71	$17.69

Cumulative Index Return	-14.01%
Return on Securities	-29.15%

*

The Index Closing Level is also (i) the Monthly Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount.

**	The Accrued Financing Charge is calculated on an actual/360 basis. However, 30 day months are assumed for the above calculations.
***	The Accrued Tracking Fee is calculated on an actual/365 basis. However 30 day months are assumed for the above calculations.
****	Previous Current Principal Amount is also the Financing Level.
#	This is also the Call Settlement Amount.
^	For month twelve, this is also the Cash Settlement Amount.

Hypothetical Examples

Example 3 — The level of the Index increases at a constant rate of 1.25% per month for the first six months and then decreases at a constant rate of 1.25% per month for the next six months

Assumptions:

Annual Tracking Rate:	0.85%
Financing Rate:	3.15%
Stated Principal Amount:	$25.00
Initial Index Level:	100.00
Redemption Fee Amount:	0.125%

Month End	Index Closing Level*	Index Performance Ratio	Index Factor	Accrued Financing Charge for the Applicable Month**	Current Indicative Principal Amount	Accrued Tracking Fee for the Applicable Month***	Accrued Fees for the Applicable Month	Current Principal Amount#^* ***	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Closing Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	1 + (2 x C)	(previous Current Principal Amount x Financing Rate x Act/360)	(previous Current Principal Amount x D)*	(Annual Tracking Rate x F x Act/365)	(E + G)	((previous Current Principal Amount x D) – H))	(I - Redemption Fee Amount)
1	101.25	0.0125	1.025	0.0656	$25.63	$0.0179	$0.0835	$25.54	$25.51
2	102.52	0.0125	1.025	0.0670	$26.18	$0.0183	$0.0853	$26.09	$26.06
3	103.80	0.0125	1.025	0.0685	$26.75	$0.0187	$0.0872	$26.66	$26.63
4	105.09	0.0125	1.025	0.0700	$27.33	$0.0191	$0.0891	$27.24	$27.20
5	106.41	0.0125	1.025	0.0715	$27.92	$0.0195	$0.0910	$27.83	$27.79
6	107.74	0.0125	1.025	0.0730	$28.52	$0.0199	$0.0930	$28.43	$28.39
7	106.39	-0.0125	0.975	0.0746	$27.72	$0.0194	$0.0940	$27.63	$27.59
8	105.06	-0.0125	0.975	0.0725	$26.93	$0.0188	$0.0913	$26.84	$26.81
9	103.75	-0.0125	0.975	0.0705	$26.17	$0.0183	$0.0887	$26.08	$26.05
10	102.45	-0.0125	0.975	0.0685	$25.43	$0.0178	$0.0862	$25.35	$25.31
11	101.17	-0.0125	0.975	0.0665	$24.71	$0.0173	$0.0838	$24.63	$24.60
12	99.91	-0.0125	0.975	0.0646	$24.01	$0.0168	$0.0814	$23.93	$23.90

Cumulative Index Return	-0.09%
Return on Securities	-4.28%

*

The Index Closing Level is also (i) the Monthly Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount.

**	The Accrued Financing Charge is calculated on an actual/360 basis. However, 30 day months are assumed for the above calculations.
***	The Accrued Tracking Fee is calculated on an actual/365 basis. However 30 day months are assumed for the above calculations.
****	Previous Current Principal Amount is also the Financing Level.
#	This is also the Call Settlement Amount.
^	For month twelve, this is also the Cash Settlement Amount.

Hypothetical Examples

Example 4 — The level of the Index decreases at a constant rate of 1.25% per month for the first six months and then increases at a constant rate of 1.25% per month for the next six months.

Assumptions:

Annual Tracking Rate:	0.85%
Financing Rate:	3.15%
Stated Principal Amount:	$25.00
Initial Index Level:	100.00
Redemption Fee Amount:	0.125%

Month End	Index Closing Level*	Index Performance Ratio	Index Factor	Accrued Financing Charge for the Applicable Month**	Current Indicative Principal Amount	Accrued Tracking Fee for the Applicable Month***	Accrued Fees for the Applicable Month	Current Principal Amount#^* ***	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Closing Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	1 + (2 x C)	(previous Current Principal Amount x Financing Rate x Act/360)	(previous Current Principal Amount x D)*	(Annual Tracking Rate x F x Act/365)	(E + G)	((previous Current Principal Amount x D) – H))	(I - Redemption Fee Amount)
1	98.75	-0.0125	0.975	0.0656	$24.38	$0.0170	$0.0827	$24.29	$24.26
2	97.52	-0.0125	0.975	0.0638	$23.69	$0.0165	$0.0803	$23.60	$23.58
3	96.30	-0.0125	0.975	0.0620	$23.01	$0.0161	$0.0780	$22.94	$22.91
4	95.09	-0.0125	0.975	0.0602	$22.36	$0.0156	$0.0758	$22.29	$22.26
5	93.90	-0.0125	0.975	0.0585	$21.73	$0.0152	$0.0737	$21.66	$21.63
6	92.73	-0.0125	0.975	0.0568	$21.12	$0.0148	$0.0716	$21.04	$21.02
7	93.89	0.0125	1.025	0.0552	$21.57	$0.0151	$0.0703	$21.50	$21.47
8	95.06	0.0125	1.025	0.0564	$22.04	$0.0154	$0.0718	$21.96	$21.94
9	96.25	0.0125	1.025	0.0577	$22.51	$0.0157	$0.0734	$22.44	$22.41
10	97.45	0.0125	1.025	0.0589	$23.00	$0.0161	$0.0750	$22.93	$22.90
11	98.67	0.0125	1.025	0.0602	$23.50	$0.0164	$0.0766	$23.42	$23.39
12	99.91	0.0125	1.025	0.0615	$24.01	$0.0168	$0.0783	$23.93	$23.90

Cumulative Index Return	-0.09%
Return on Securities	-4.28%

*

The Index Closing Level is also (i) the Monthly Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount.

**	The Accrued Financing Charge is calculated on an actual/360 basis. However, 30 day months are assumed for the above calculations.
***	The Accrued Tracking Fee is calculated on an actual/365 basis. However 30 day months are assumed for the above calculations.
****	Previous Current Principal Amount is also the Financing Level.
#	This is also the Call Settlement Amount.
^	For month twelve, this is also the Cash Settlement Amount.

Hypothetical Examples

Hypothetical Payment at Acceleration

The following example illustrates how the Securities would perform at acceleration in hypothetical circumstances. Example 5 assumes that the Index Closing Level decreases at a constant rate of 10.0% per month for eleven months, resulting in an optional acceleration upon minimum indicative value in month twelve. For ease of analysis and presentation, the following example assumes that the term of the Securities is twelve months, no Coupon Amount was paid during the term of the Securities and that the Reference Distribution Amount for each applicable period is zero and no Stub Reference Distribution Amount will be paid at maturity or call, that no Loss Rebalancing Event has occurred and that no optional acceleration upon minimum indicative value has occurred until month eleven. This example highlights the effect of the two times leverage and monthly compounding, and the impact of the Accrued Fee on the payment upon acceleration. Because the Accrued Fee take into account the performance of the Index, as measured by the Index Closing Level, the absolute level of the Accrued Tracking Fee and Accrued Financing Charges is dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in this example have been rounded for convenience. The Acceleration Amount figure for month twelve is as of the hypothetical first Index Business Day of the Acceleration Valuation Period; assuming a constant level throughout the Acceleration Valuation Period, and given the indicated assumptions, a holder will receive payment at acceleration in the indicated amount, according to the indicated formula. The example below assumes that the Securities are not called or redeemed in month twelve and that all investors holding the Securities in month twelve receive the Acceleration Amount.

Hypothetical Examples

Example 5 — The level of the Index decreases at a constant rate of 10.0% per month until an optional acceleration upon minimum indicative value is triggered and exercised in month eleven.

Assumptions:

Annual Tracking Rate:	0.85%
Financing Rate:	3.15%
Stated Principal Amount:	$25.00
Initial Index Level:	100.00
Redemption Fee Amount:	0.125%

Month End	Index Closing Level*	Index Performance Ratio	Index Factor	Accrued Financing Charge for the Applicable Month**	Current Indicative Principal Amount	Accrued Tracking Fee for the Applicable Month***	Accrued Fees for the Applicable Month	Current Principal Amount#^* ***	Redemption Amount	Acceleration Amount
A	B	C	D	E	F	G	H	I	J	K
		((Index Closing Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	1 + (2 x C)	(previous Current Principal Amount x Financing Rate x Act/360)	(previous Current Principal Amount x D)*	(Annual Tracking Rate x F x Act/365)	(E + G)	((previous Current Principal Amount x D) – H))	(I - Redemption Fee Amount)
1	90.00	-0.1000	0.800	0.0656	$20.00	$0.0140	$0.0796	$19.92	$19.90	N/A
2	81.00	-0.1000	0.800	0.0523	$15.94	$0.0111	$0.0634	$15.87	$15.85	N/A
3	72.90	-0.1000	0.800	0.0417	$12.70	$0.0089	$0.0505	$12.65	$12.63	N/A
4	65.61	-0.1000	0.800	0.0332	$10.12	$0.0071	$0.0403	$10.08	$10.07	N/A
5	59.05	-0.1000	0.800	0.0265	$8.06	$0.0056	$0.0321	$8.03	$8.02	N/A
6	53.14	-0.1000	0.800	0.0211	$6.42	$0.0045	$0.0256	$6.40	$6.39	N/A
7	47.83	-0.1000	0.800	0.0168	$5.12	$0.0036	$0.0204	$5.10	$5.09	N/A
8	43.05	-0.1000	0.800	0.0134	$4.08	$0.0028	$0.0162	$4.06	$4.06	N/A
9	38.74	-0.1000	0.800	0.0107	$3.25	$0.0023	$0.0129	$3.24	$3.23	N/A
10	34.87	-0.1000	0.800	0.0085	$2.59	$0.0018	$0.0103	$2.58	$2.58	N/A
11	31.38	-0.1000	0.800	0.0068	$2.06	$0.0014	$0.0082	$2.06	$2.05	N/A
12	28.24	-0.1000	0.800	0.0054	$1.64	$0.0011	$0.0065	N/A	N/A	$1.64

Cumulative Index Return	-71.76%
Return on Securities	-93.46%

*

The Index Closing Level is also (i) the Monthly Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount. Assumes Securities are accelerated.

**	The Accrued Financing Charge is calculated on an actual/360 basis. However, 30 day months are assumed for the above calculations.
***	The Accrued Tracking Fee is calculated on an actual/365 basis. However 30 day months are assumed for the above calculations.
****	Previous Current Principal Amount is also the Financing Level.
#	This is also the Call Settlement Amount.
^	For month twelve, this is also the Cash Settlement Amount.

You may receive Coupon Amounts during the term of the Securities or a Stub Reference Distribution Amount at maturity, call or on acceleration, which would cause the return received by a hypothetical holder of Securities to be higher than that set forth in the hypothetical examples above. The hypothetical

Hypothetical Examples

returns displayed in all of the examples above do not reflect any Coupon Amounts you may be entitled to receive during the term of the Securities or any Stub Reference Distribution Amount you may be entitled to receive at maturity, call or acceleration.

We cannot predict the actual Index Closing Level on any Index Business Day or the market value of your Securities, nor can we predict the relationship between the Index Closing Level and the market value of your Securities at any time prior to the Maturity Date. The actual amount that a holder of the Securities will receive at maturity, call or acceleration, or upon early redemption, as the case may be, and the rate of return on the Securities will depend on whether the compounded leveraged monthly return of the Index will be sufficient to offset the combined negative effects of the Accrued Fees over the relevant period, and the Redemption Fee Amount, and whether any Coupon Amount was paid during the term of the Securities or any Stub Reference Distribution Amount is payable at maturity, call or acceleration. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your Securities, if any, on the Maturity Date, Call Settlement Date, Acceleration Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in the tables above.

The hypothetical examples above are provided for purposes of information only. The hypothetical examples are not indicative of the future performance of the Index, as measured by the Index Closing Level, on any Index Business Day, the Index Valuation Level, or what the value of your Securities may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the Securities. The performance data shown above are for illustrative purposes only and do not represent the actual future performance of the Securities.

Risk Factors

Your investment in the Securities involves significant risks. The Securities are not secured debt and are riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, the return on the Securities is linked to the leveraged performance of the Index and any distributions made with respect to the Index Constituent Securities. The Securities are two times leveraged with respect to the Index and, as a result, will benefit from two times any beneficial, but will be exposed to two times any adverse, monthly performance of the Index. As described in more detail below, the trading price of the Securities may vary considerably before the Maturity Date, due to, among other things, fluctuations in markets to which the Index Constituent Securities are tied and events that are difficult to predict and beyond our control. Investing in the Securities is not equivalent to investing directly in the Index Constituent Securities or the Index itself. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the Securities.

You may lose all or a significant portion of your investment in the Securities. The Securities do not guarantee any minimum payment at maturity or call, or upon acceleration or early redemption, nor do they pay interest or guarantee payment of any Coupon Amount.

The Securities do not guarantee a minimum payment or payment of the Stated Principal Amount at maturity or call, or upon acceleration or early redemption and you may receive less, and possibly significantly less, than the amount you originally invested. The cash payment (if any) that you receive on your Securities at maturity or call or upon acceleration or early redemption will be based primarily on the compounded leveraged monthly performance of the Index, and will be reduced by the Accrued Fees and, if applicable, the Redemption Fee Amount. The terms of the Securities differ from those of ordinary debt securities in that the Securities neither pay interest nor guarantee payment of any Coupon Amount. As a result, you may lose all or a substantial portion of your investment in the Securities if the level of the Index decreases or does not increase by an amount sufficient, together with the Coupon Amounts, to offset the applicable fees. Furthermore, even if the level of the Index increases, your return on the Securities may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The Accrued Tracking Fee accrues on a monthly basis based on the Current Indicative Principal Amount on the previous Index Business Day and the Accrued Financing Charge accrues on a monthly basis based on the Current Principal Amount. The Accrued Fees thus take into account the performance of the Index.

Even if the Index Valuation Level at maturity or call, or upon early redemption or acceleration, has increased relative to the Index Closing Level at the time you purchased the Securities, or the applicable Index Valuation Level is greater than the Index Closing Level on the Initial Trade Date, you may receive less than your initial investment in the Securities.

Because the return on your Securities at maturity or call, or upon redemption or acceleration, is dependent upon the month-over-month compounded leveraged performance of the Index prior to the Maturity Date, Call Settlement Date, Acceleration Settlement Date or Redemption Date, and is also subject to the Accrued Fees, even if the Index Valuation Level at maturity or call, or upon early redemption or acceleration, has increased relative to the Index Closing Level at the time you purchased the Securities, or the Monthly Initial Closing Level is greater than the Index Closing Level on the Initial

Risk Factors

Trade Date, there is no guarantee that you will receive a positive return on, or a full return of, your initial investment. In addition, if you redeem your Securities prior to maturity, you will be charged a Redemption Fee Amount equal to 0.125% of the product of the Current Principal Amount and the Index Factor as of the Redemption Valuation Date, unless we determine to waive the Redemption Fee Amount in our sole discretion. The leveraged monthly return will need to offset the impact of the Accrued Fees each month for the Current Principal Amount to increase. Further, even if at maturity or call, or upon early redemption or acceleration, the Index Valuation Level has increased relative to the Index Closing Level at the time you purchased the Securities, or the Monthly Initial Closing Level is greater than the Index Closing Level on the Initial Trade Date, this may not be enough to offset prior months of adverse monthly performance which could have reduced the Current Principal Amount below its value at the time you purchased the Securities. Similarly, any beneficial movement of the Index Closing Level during a month will not be reflected in the Current Principal Amount unless that beneficial movement is sustained at the end of the month.

The Securities are not suitable for all investors. In particular, the Securities should be purchased only by investors who understand leverage risk and the consequences of seeking monthly leveraged investment results, and who intend to actively monitor and manage their investments.

The Securities are not suitable for all investors. In particular, the Securities entail leverage risk and should be purchased only by investors who understand leverage risk, including the risks inherent in maintaining a constant two times leverage on a monthly basis, and the consequences of seeking monthly leveraged investment results generally. Investing in the Securities is not equivalent to a direct investment in the Index because the Current Principal Amount is reset each month, resulting in the compounding of monthly returns. The Current Principal Amount is also subject to the Accrued Fees, which can adversely affect returns. The amount you receive at maturity, call or acceleration, or upon an earlier redemption, will be contingent upon the compounded leveraged monthly performance of the Index during the term of the Securities. There is no guarantee that you will receive at maturity, call or acceleration, or upon an earlier redemption, your initial investment or any return on that investment. Significant adverse monthly performances for your Securities may not be offset by any beneficial monthly performances of the same magnitude.

Leverage increases the sensitivity of your Securities to changes in the level of the Index, which means that decreases in the level of the Index will result in a significantly greater decrease in the amount, if any, that you will receive on your Securities, than if you invested in otherwise equivalent securities linked to the Index that are not leveraged.

Because the Securities are leveraged, changes in the Index Closing Level as of any Monthly Valuation Date, as compared to the most recent Monthly Initial Closing Level, will have a greater impact on the Current Principal Amount, and therefore the amount, if any, that you will receive on your Securities, than if you invested in securities linked to the Index that are not leveraged. In particular, any decrease in the Index Closing Level on any Monthly Valuation Date as compared to the most recent Monthly Initial Closing Level will result in a significantly greater decrease in the Current Principal Amount, and therefore on your payment at maturity, acceleration, call or upon redemption, and you will suffer losses on your investment in the Securities substantially greater than you would if your securities did not contain a leverage component.

If the Index Closing Level as of any Monthly Valuation Date declines as compared to the most recent Monthly Initial Closing Level such that the Current Principal Amount decreases to a degree such that the intraday indicative value of the Securities falls below $2.00, your Securities may be accelerated and

Risk Factors

redeemed by UBS, at its option, as described in more detail under “Specific Terms of the Securities — Optional Acceleration Upon Minimum Indicative Value” beginning on page S-69. Because of the leverage component of the Securities, the intraday indicative value of the Securities may fall below $2.00, and an optional acceleration right may be triggered, as the result of a smaller decrease in such Index Closing Level than would be required to trigger such optional acceleration if the Securities were not leveraged.

In addition, the calculation of the number of units of each Index Constituent Security that the Reference Holder is deemed to hold depends on the Current Principal Amount, as described in more detail in “Specific Terms of the Securities — Coupon Payment” beginning on page S-58. As a result, any increase or decrease in the Index Closing Level on any Monthly Valuation Date as compared to the most recent Monthly Initial Closing Level will result in a significantly greater corresponding increase or decrease in the number of units of each Index Constituent Security that the Reference Holder is deemed to hold, and therefore a greater increase or decrease in the potential Coupon Amount, than if your Securities did not contain a leverage component.

Due to the effect of monthly compounding, if the Current Principal Amount increases, any subsequent monthly decrease of the Index level will result in a larger dollar reduction from the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount increases, the dollar amount which you can lose in any single month from a monthly decrease of the Index level will increase correspondingly so that the dollar amount lost will be greater than if the Current Principal Amount were maintained at a constant level. The compounding effect is magnified because the Accrued Fees are calculated and subtracted from the Current Principal Amount on a monthly basis, causing the negative effect of the Accrued Fees to accumulate over time. This means that if you invest in the Securities, you could lose more than 2% of your initial investment for each 1% monthly decrease of the Index level as a result of the Accrued Fees.

Due to the effect of monthly compounding, if the Current Principal Amount decreases, any subsequent increase of the Index level will result in a smaller dollar increase on the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount decreases, the dollar amount which you can gain in any single month from a monthly increase of the Index level will decrease correspondingly. This is because the Index Factor will be applied to a smaller Current Principal Amount. As such, the dollar amount which you can gain from any monthly increase of the Index level will be less than if the Current Principal Amount were maintained at a constant level. This means that if the Current Principal Amount decreases, it will take larger monthly increases of the Index level to restore the value of your investment back to the amount of your initial investment than would have been the case if the Current Principal Amount were maintained at a constant level. Further, if you invest in the Securities, you could gain less than 2% of your initial investment for each 1% monthly increase of the Index level.

The Current Principal Amount is reset monthly (or under certain circumstances, more frequently upon the occurrence of a Loss Rebalancing Event), and the leverage of the Securities during the period between dates on which the Current Principal Amount is reset may be greater than or less than 2.0.

The Current Principal Amount is reset monthly or more frequently upon the occurrence of a Loss Rebalancing Event. Resetting the Current Principal Amount has the effect of resetting the then-current leverage to approximately 2.0. During the period between Monthly Reset Dates and/or Loss Rebalancing

Risk Factors

Reset Dates, as applicable, the leverage of the Securities will depend on changes in the level of the Index and may be greater or less than 2.0. If the level of the Index on any Index Business Day has increased from the level of the Index on the preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, the leverage of the Securities will be less than 2.0; conversely, if the level of the Index on any Index Business Day has decreased from the level of the Index on the preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, the leverage of the Securities will be greater than 2.0. Thus, the leverage of your Securities on the date that you purchase them may be greater or less than 2.0, depending on the performance of the Index since the most recent Monthly Valuation Date or Loss Rebalancing Valuation Date.

The Accrued Financing Charges may be greater than financing costs that you would incur in an alternative investment or if you borrowed funds from a third party.

The Accrued Financing Charges seek to compensate UBS for providing investors with the potential to receive a leveraged participation in movements in the level of the Index, and are intended to approximate the financing costs that investors may have otherwise incurred had they sought an alternative investment or to borrow funds at a similar rate from a third party to invest in the Securities. However, there is no guarantee that the Accrued Financing Charges will correspond to the lowest level of financing costs that may be available to you. If the Accrued Financing Charges are greater than the financing costs you may otherwise incur or accrue from borrowing available funds from a third party for the same time period, your return on the Securities may be less than your return on an investment in a different instrument linked to the performance of the Index where you used funds borrowed on more favorable terms from the third party to leverage your investment in such instrument.

Due to the effect of monthly compounding and the effect of resetting the Current Principal Amount on each Monthly Reset Date (and, in the event of a Loss Rebalancing Event, on each Loss Rebalancing Reset Date), decreases in the Current Principal Amount may result in a reduction in the Coupon Amount even if the gross cash distributions on the Index Constituent Securities remain constant or increase over time.

As described under “Specific Terms of the Securities — Coupon Payments” the Coupon Amount is determined based on the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any Index Constituent Security, and the number of Index Constituent Securities held by the Reference Holder depends in part on the Current Principal Amount. If the Current Principal Amount decreases, the Reference Holder is deemed to hold fewer units of each Index Constituent Security. The Current Principal Amount is reset on every Monthly Reset Date, and is also reset on any Loss Rebalancing Reset Date, in each case, with the intent of resetting the then-current leverage to approximately 2.0 based on the Index Performance Ratio.

If the Current Principal Amount decreases as a result of such reset, then the number of units the Reference Holder is deemed to hold will also decrease, resulting in a lower Coupon Amount payable on the Securities than if the Current Principal Amount had remained constant, which means that the Coupon Amount may decrease even if the total gross cash distributions on the Index Constituent Securities remain constant. In addition, even if there is an increase in the total gross cash distributions on the Index Constituent Securities, the Coupon Amount payable on the Securities may still decrease if such increase in gross cash distributions is insufficient to offset the decrease in the Current Principal Amount.

Risk Factors

Changes in the LIBOR rate and the potential phasing out of LIBOR after 2021 may affect the value of your Securities and if the Security Calculation Agent determines that LIBOR has been discontinued, the Security Calculation Agent will have significant discretion in determining a successor base rate.

Your payment at maturity or call, or upon acceleration or redemption, will be reduced, in part, by the Accrued Financing Charges over the relevant period, which are based, in part, on the three-month U.S. Dollar LIBOR rate. As a result, if the three-month U.S. Dollar LIBOR rate increases during the term of the Securities, the Accrued Financing Charges will increase, which will reduce the amount payable on your Securities at maturity or call, or upon acceleration or redemption, and may adversely affect the market value of your Securities.

On July 27, 2017, the UK Financial Conduct Authority (“FCA”) announced that it will no longer persuade or compel banks to submit rates for the calculation of the LIBOR rates after 2021 (the “FCA Announcement”). It is not possible to predict the effect of the FCA Announcement, any changes in the methods pursuant to which the LIBOR rates are determined and any other reforms to LIBOR, including to the rules promulgated by the FCA in relation thereto, that will be enacted in the United Kingdom and elsewhere, which may adversely affect the trading market for LIBOR-based securities, or result in the phasing out of LIBOR as a reference rate for securities. In addition, any changes announced by the FCA (including the FCA Announcement), ICE Benchmark Administration Limited as independent administrator of LIBOR or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur, the value of your Securities may be affected. Further, uncertainty as to the extent and manner in which the United Kingdom government’s recommendations following its review of LIBOR will continue to be adopted and the timing of such changes may adversely affect the current trading market for your Securities and the value of your Securities.

If the Security Calculation Agent determines that three-month U.S. Dollar LIBOR has been discontinued, then the Security Calculation Agent, which will be an affiliate of UBS, will determine whether to calculate the Accrued Financing Charges using a substitute or successor base rate that it has determined in its sole discretion is most comparable to three-month U.S. Dollar LIBOR, provided that if the Security Calculation Agent determines there is an industry accepted successor base rate, the Security Calculation Agent will use that successor base rate. In such instances, the Security Calculation Agent in its sole discretion may determine the relevant methodology for calculating such substitute or successor base rate with respect to the calculation of the Accrued Financing Charges in a manner that is consistent with industry-accepted practices for such substitute or successor base rate. Any of the foregoing determinations or actions by the Security Calculation Agent could result in increases to the Accrued Financing Charges which could adversely affect the return on, value of and market for the Securities.

The Index Constituent Securities are not equally weighted and changes in the values of the Index Constituent Securities may not offset each other.

The Index Constituent Securities are weighted based on their market capitalization, calculated by multiplying the number of outstanding units of the Index Constituent Securities by each unit’s last sale price on its primary U.S. exchange. Due to the weighting, the same percentage change in two or more Index Constituent Securities will generally have different effects on the Index Closing Level. For example, any decrease in the value of an Index Constituent Security at or near the target maximum weight of 10% will have a significantly greater effect on the Index Closing Level than a comparable percentage increase in the value of an Index Constituent Security with a lesser weighting. Therefore, in calculating the level of the Index, increases in the values of some of the Index Constituent Securities may be moderated, or more than offset, by lesser increases or declines in the values of other Index Constituent Securities.

Risk Factors

You are not guaranteed any coupon payments.

You will not receive a coupon payment on a Coupon Payment Date if the underlying Index Constituent Securities do not pay any dividends or distributions and the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, is zero. Similarly, the Stub Reference Distribution Amount (included as part of the Cash Settlement Amount, Call Settlement Amount, Acceleration Amount or Redemption Amount) may be zero if the underlying Index Constituent Securities do not pay any dividends during the applicable period.

Credit of UBS.

The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity or call, or upon early redemption or acceleration, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity or call, or upon early redemption or acceleration. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

Changes in our credit ratings may affect the market value of the Securities.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the Securities. Any decline in our credit rating is likely to adversely affect the market value of the Securities. However, because the return on the Securities is dependent upon certain factors in addition to our ability to pay our obligations on the Securities, an improvement in our credit ratings will not reduce the other investment risks related to the Securities. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the Securities.

The Securities may be accelerated and redeemed at UBS’s option, resulting in a loss of all or a substantial portion of your investment.

As described in more detail under “Specific Terms of the Securities—Optional Acceleration Upon Minimum Indicative Value” beginning on page S-69, in the event the intraday indicative value of the Securities equals $2.00 or less (as adjusted in the event the securities undergo a split or reverse split) on any Index Business Day, the Securities may be accelerated and redeemed by UBS, at its option, and you will receive the Acceleration Amount as determined by the Security Calculation Agent as described herein. The Acceleration Amount you receive on the Acceleration Settlement Date may be significantly less than $2.00 per Security and may be zero if the level of the Index continues to decrease during one or more Index Business Days during the Acceleration Valuation Period. It is possible that the market prices of the relevant Index Constituent Securities, and therefore the Index Closing Level, may vary significantly between the Optional Acceleration Date and the time the Acceleration Amount is calculated, including potentially as a result of our trading activities during this period. As a result, depending on the level of the Index on such Index Business Day, you may lose all or a substantial portion of your investment in the Securities. The Securities may be accelerated and redeemed by UBS, at its option, even if the intraday indicative value on that Index Business Day or any subsequent Index Business Day would exceed $2.00. High volatility and/or unexpected market conditions could result in significant movements in the level of the Index, which, in turn, may trigger the optional acceleration and redemption of the Securities by UBS.

In addition, if the Securities are accelerated and redeemed by UBS, at its option, you will not benefit from any subsequent increase in the Index Closing Level after the end of the Acceleration Valuation Period,

Risk Factors

even if such increase occurs prior to the Acceleration Settlement Date. Instead, you will receive the Acceleration Amount as determined by the Security Calculation Agent as described herein, which payment may be equal to zero. UBS is under no obligation to exercise its Acceleration Option and the Securities may remain outstanding even if the intraday indicative value of the Securities equals $2.00 or less on any Index Business Day, if UBS does not elect to exercise such Acceleration Option

The Current Principal Amount will not be reset during or after any Measurement Period, even if a Monthly Reset Date or Loss Rebalancing Event would otherwise have occurred during such Measurement Period, which may adversely affect the value of your Securities as compared to their value if the Current Principal Amount had been reset.

If a day that would otherwise be a Monthly Reset Date falls within any Measurement Period, then the Current Principal Amount will not be reset on such date and no further Monthly Reset Dates will occur during the term of the Securities. In addition, no Loss Rebalancing Event will occur on any Excluded Day, which includes any Index Business Day within any Measurement Period. As a result, the value of your Securities may be adversely affected compared to their value if the Current Principal Amount had been reset during such Measurement Period. For example, if, in the absence of the applicable Measurement Period, the Current Principal Amount would have increased on the applicable Monthly Reset Date or Loss Rebalancing Reset Date, then the payment you receive at maturity, call or acceleration, if any, would be less than you would have received if the Current Principal Amount had been reset.

The Index Valuation Level, which determines, in part, your payment on the Maturity Date or upon redemption, acceleration or UBS’s exercise of its Call Right, may be less than the Index Closing Level on the Maturity Date, Redemption Valuation Date, Optional Acceleration Date or Call Settlement Date, or at other times during the term of the Securities.

The Index Closing Level on the Maturity Date, a Redemption Date or Call Settlement Date, any Index Business Day in the Acceleration Valuation Period or at other times during the term of the Securities, including dates near a Measurement Period, could be higher than the Index Valuation Level, because the Index Valuation Level is calculated based on the Index Closing Levels measured on each Index Business Day in such Measurement Period, or on the Redemption Valuation Date, as applicable. This difference could be particularly large if there is a significant increase in the Index Closing Level after the Measurement Period, or on a Redemption Valuation Date, as applicable, if there is a significant decrease in the Index Closing Level around such Measurement Period, or on a Redemption Valuation Date, as applicable. Significant volatility in the Index Closing Levels during the term of the Securities may make this more likely. Your payment will not reflect any subsequent increase in the Index Closing Level following the relevant valuation period or date.

Upon the occurrence of a Loss Rebalancing Event, the Securities will be deleveraged, with the aim of resetting the then-current leverage to approximately 2.0.

A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 2.0 based on the Index Performance Ratio as of the Loss Rebalancing Valuation Date. Loss Rebalancing Events can occur multiple times during the term of the Securities and multiple times within the same calendar month. This means that (i) the Current Principal Amount may be reset more frequently than monthly and (ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Because each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing Event a constant

Risk Factors

percentage increase in the Index Closing Level will have less of a positive effect on your Securities relative to before the occurrence of such Loss Rebalancing Event.

Upon acceleration, at UBS’s option, the market value of the Securities, and your ability to sell or redeem the Securities, may be adversely affected.

The Acceleration Amount you receive will likely be significantly less than the Stated Principal Amount of the Securities and, if the Index Closing Level continues to decrease precipitously from the Optional Acceleration Date to the last Index Business Day of the Acceleration Valuation Period, may be equal to zero. An optional acceleration upon minimum indicative value may adversely impact your ability to sell your Securities and/or the price at which you may be able to sell your Securities. In addition, if you do not elect to redeem your Securities on or before the fourth Index Business Day of the Acceleration Valuation Period, you will not be able to do so and will instead receive the Acceleration Amount, calculated as described in “Specific Terms of the Securities — Optional Acceleration Upon Minimum Indicative Value” beginning on page S-69.

If the Securities are accelerated and redeemed at UBS’s option, the Acceleration Amount you receive on the Acceleration Settlement Date may be less than the Redemption Amount you would have received if you had chosen to redeem your Securities prior to the final Redemption Date.

In the event of an acceleration, the final day on which you may elect to redeem your Securities will be the fourth Index Business Day of the Acceleration Valuation Period, and the final Redemption Valuation Date will be the fifth Index Business Day of the Acceleration Valuation Period. As described in more detail under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” on page S-65, the Redemption Amount will be calculated based in part upon the Index Valuation Level, which is calculated differently with respect to a Redemption Valuation Date that falls within the Acceleration Valuation Period from how it is calculated for purposes of the Acceleration Amount. This difference means that Index Closing Levels on Business Days that fall after the Redemption Valuation Date will not be taken into account when calculating the Index Valuation Level for purposes of the Redemption Amount. As a result, if the Index Closing Levels during the portion of the Acceleration Valuation Period that occurs after the Redemption Valuation Date are lower than the Index Closing Levels during the portion of the Acceleration Valuation Period that occurs on or before the Redemption Valuation Date, the Redemption Amount will be greater than the Acceleration Amount.

There are restrictions on the minimum number of Securities you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date, unless we elect to waive the minimum redemption amount in our sole discretion, on a case-by-case basis, or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement. You should not assume you will be entitled to the benefit of any such waiver of the minimum redemption amount. You may only redeem your Securities on a Redemption Date if we receive a Redemption Notice from your broker by no later than 12:00 noon (New York City time) and a Redemption Confirmation by no later than 5:00 p.m. (New York City time) on the Business Day prior to the applicable Redemption Valuation Date. If we do not receive your Redemption Notice by 12:00 noon (New York City time), or the Redemption Confirmation by 5:00 p.m. (New York City time) on the Business Day prior to the applicable Redemption Valuation Date, your Redemption Notice will not be effective and we will not redeem your Securities on the applicable Redemption Date. Your Redemption Notice will not be effective until we confirm receipt. In addition, we may request a medallion signature guarantee or such assurances

Risk Factors

of delivery as we may deem necessary in our sole discretion. See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “— Redemption Procedures” beginning on pages S-65 and S-67, respectively, for more information. We also reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the Redemption Notice is received by UBS rather than the following Index Business Day. You should not assume you will be entitled to the benefit of any such acceleration.

You will not know the Redemption Amount at the time you elect to request that we redeem your Securities.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your Securities. Your Redemption Notice is irrevocable and must be received by us no later than 12:00 noon, New York City time, on the Business Day immediately preceding the applicable Redemption Valuation Date and a completed and signed Redemption Confirmation must be received by us no later than 5:00 p.m., New York City time, on the same date. The Redemption Valuation Date is the Index Business Day following the date on which such Redemption Notice and Redemption Confirmation are received by us, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the Redemption Notice is received by UBS rather than the following Index Business Day. You should not assume you will be entitled to the benefit of any such acceleration. You will not know the Redemption Amount until after the Redemption Valuation Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the second Business Day following the Redemption Valuation Date. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your Redemption Notice, and prior to the relevant Redemption Date.

Owning the Securities is not the same as owning interests in the Index Constituent Securities or a security directly linked to the performance of the Index.

The return on your Securities will not reflect the return you would have realized if you had actually owned interests in the Index Constituent Securities or a security directly linked to the two times leveraged long performance of the Index, compounded monthly, measured using any method other than closing levels, and held such investment for a similar period. Any return on your Securities is subject to correlation and compounding risk (because the Current Principal Amount resets monthly) and also includes the negative effect of the Accrued Fees and any Redemption Fee Amount, which are costs the Index Constituent Securities do not have. Furthermore, if the Index Closing Level increases during the term of the Securities, the market value of the Securities may not increase by twice the same amount or may even decline due to the amount of the Accrued Fees, any lack of liquidity, the actual or perceived credit of UBS and other potential factors and the effect of leveraged monthly compounding. The IRS could possibly assert, however, that you should be treated as owning such Index Constituent Securities for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences — U.S. Holders — Alternative Treatments.”

You have no interests in any of the MLPs underlying the Index or rights to receive any equity securities.

Investing in the Securities will not make you a holder of any interest in a MLP that is an Index Constituent. The Internal Revenue Service could possibly assert, however, that you should be treated as owning such MLPs for U.S. federal income tax purposes. Neither you nor any other holder or owner of the Securities will have any voting rights, any right to receive dividends or distributions or any other rights with respect to the Index Constituent Securities. The Cash Settlement Amount, Acceleration Amount, Call Settlement Amount or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any interests in the Index Constituent Securities.

Risk Factors

The market value of the Securities may be influenced by many unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the last Index Business Day in the Final Measurement Period when the Security Calculation Agent will determine your payment at maturity (or the relevant valuation date or period if the Securities are subject to a call, acceleration or early redemption). Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the Index will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the Index (i.e., the frequency and magnitude of changes in the Index Closing Level) and of options or other financial instruments relating to the Index;

➢	the market prices of the Index Constituent Securities;

➢	the dividend or distribution rate paid by the Index Constituent Securities;

➢	the time remaining to the maturity of the Securities;

➢

supply and demand for the Securities, including to the extent affected by inventory positions with UBS or any market maker or additional issuances of the Securities and any suspensions or limits on such activity;

➢	the amount of the Accrued Fees;

➢	interest rates;

➢

economic, financial, political, regulatory, geographical, agricultural, judicial or other events that affect the level of the Index or the market prices of the Index Constituent Securities, or that affect market prices or volatility generally; and

➢	the actual and perceived creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor in an unpredictable manner.

The liquidity of the market for the Securities may vary materially over time, and may be limited if you do not hold at least 50,000 Securities.

As stated on the cover of this prospectus supplement, we sold a portion of the Securities on the Initial Trade Date, and the remainder of the Securities may be offered and sold from time to time through UBS Securities LLC our affiliate, as agent, to investors and dealers acting as principals and we may issue and sell additional Securities from time to time. Also, the number of Securities outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the Securities. We may suspend, slow or cease sales of the Securities at any time, at our discretion. Accordingly, the liquidity of the market for the Securities could vary materially over the term of the Securities. There may not be sufficient liquidity to enable you to sell your Securities readily, and you may suffer substantial losses and/or sell your Securities at prices substantially less than the intraday indicative value, including being unable to sell them at all or only for a price of zero in the secondary market. While you may elect to redeem your Securities prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this prospectus supplement, including the condition that you must pay a Redemption Fee Amount and redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date.

Risk Factors

We may issue and sell additional Securities at any time but we are under no obligation to do so, and we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions could materially and adversely affect the trading price and liquidity of the Securities in the secondary market.

In our sole discretion, we may decide to issue and sell additional Securities from time to time at a price that is higher or lower than the Stated Principal Amount, based on the intraday indicative value of the Securities at that time. The price of the Securities in any subsequent sale may differ substantially (higher or lower) from the price paid in connection with any other issuance of such Securities. Sales of the Securities will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any Securities held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the Securities. However, we are under no obligation to issue or sell additional Securities at any time, and if we do sell additional Securities, we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions may impact supply and demand for the securities and could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. As a result, if you buy or sell your Securities in the secondary market, the price that you pay or receive may be higher or lower if we had decided to issue or sell additional securities or not limit, restrict, suspend or stop such sales from inventory at that time. Furthermore, unless we indicate otherwise, if we suspend selling additional Securities, we reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the trading price.

The Securities may trade at a substantial premium to or discount from the intraday indicative value which could, in certain circumstances, result in a loss of all or a substantial portion of your investment in the Securities.

The market value of the Securities is influenced by many unpredictable factors, some of which may cause the price at which the Securities can be sold in the secondary market to vary substantially from the intraday indicative value that is calculated and disseminated throughout trading hours. For example, if UBS were to slow or suspend sales of the Securities for any reason, the liquidity of the market for the Securities could be affected, potentially leading to insufficient supply, causing the market price of the Securities to increase. Such an increase could represent a premium over the intraday indicative value of the Securities. Before trading in the secondary market, you should compare the intraday indicative value of the Securities with the then-prevailing trading price of the Securities. Furthermore, unless UBS indicates otherwise, if UBS were to suspend selling additional Securities, it would reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the market price over the intraday indicative value.

Conversely, suspension of additional issuances of the Securities can also result in a significant reduction in the number of outstanding Securities if investors subsequently exercise their early redemption right. If the total number of outstanding Securities has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough Securities to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right could result in the Securities trading in the secondary market at discounted prices below the intraday indicative value. Having to sell your Securities at a discounted market price below the intraday indicative value of the Securities could lead to significant losses or the loss of your entire investment. Prior to making an investment in the Securities, you should take into account whether or not the market price is tracking the intraday indicative value of the Securities.

Risk Factors

Strategic risks associated with the Index Constituent Securities

Risk of investing in mortgage-backed and asset-backed securities.

Some of the Index Constituent Securities may invest in mortgage- and asset-backed securities. Investments in mortgage and asset-backed securities are subject to prepayment or call risk, which is the risk that borrowers may prepay their loans at faster than expected rates. Such securities may be prepaid at a price less than the original purchase value. Certain mortgage- and asset-backed securities may be more volatile, less liquid and more difficult to value than traditional debt securities.

Mortgage and asset-backed securities have different risk characteristics from traditional debt securities. Although generally the value of fixed-income securities increases during periods of falling interest rates and decreases during periods of rising rates, this is not always the case with mortgage and asset-backed securities. This is due to the fact that principal may be prepaid at any time as well as other factors. Generally, prepayments will increase during a period of falling interest rates and decrease during a period of rising interest rates. The rate of prepayments also may be influenced by economic and other factors, such as changes in credit use and payment patterns. Mortgage- and asset-backed securities also involve the risk that various federal and state consumer laws and other legal, regulatory and economic factors may result in the collateral backing the securities being insufficient to support payment on the securities.

Risks of investing in non-investment grade debt.

The Index is comprised of MLPs that may invest in U.S. dollar high yield corporate and municipal bonds and are therefore subject to high yield securities risk, which is the risk that securities that are rated below investment grade (commonly known as “junk bonds,” including those bonds rated at BB+ or lower by S&P or Fitch or Ba1 or lower by Moody’s) may be more volatile than higher-rated securities of similar maturity. High yield securities may also be subject to greater levels of credit or default risk than higher rated securities. The value of high yield securities can be adversely affected by overall economic conditions, such as an economic downturn or a period of rising interest rates, and high yield securities may be less liquid and more difficult to sell at an advantageous time or price or to value than higher rated securities. In particular, high yield securities are often issued by smaller, less creditworthy companies or municipalities or by highly leveraged (indebted) firms or municipalities, which are generally less able than more financially stable firms or municipalities to make scheduled payments of interest and principal.

Risks of investing in fixed income securities.

The Index is comprised of MLPs that may invest in fixed income securities, which may include investment grade and high yield municipal bonds, high yield corporate bonds and emerging market sovereign bonds. Investing in the Securities, which are linked to Index Constituent Securities that may invest in fixed income securities, differs significantly from investing directly in bonds themselves and holding them until maturity since the values of the Index Constituent Securities fluctuate, at times significantly, during each Trading Day based upon the current market prices of the underlying bonds and upon the performance of each Index constituent’s other investments. The market prices of the underlying bonds are volatile and significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the issuer of these bonds.

In general, fixed income securities are significantly affected by changes in current market interest rates. As interest rates rise, the price of fixed income securities, including those held by some Index Constituent Securities, is likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. To the extent that the

Risk Factors

Index Constituent Securities invest in fixed income securities with a longer term remaining to maturity, the risk of price volatility in the underlying securities and, consequently, the volatility in the value of the Index Constituent Securities, will be increased. As a result, rising interest rates may cause the value of the bonds underlying the Index Constituent Securities, the Index Constituent Securities and, therefore, the Securities, to decline.

Interest rates are subject to volatility due to a variety of factors, including:

➢	sentiment regarding underlying strength in the U.S. and global economies;

➢	expectations regarding the level of price inflation;

➢	sentiment regarding credit quality in the U.S. and global credit markets;

➢	central bank policies regarding interest rates; and

➢	the performance of U.S. and foreign capital markets.

In addition, the prices of the Index Constituent Securities that invest in fixed income securities may be significantly influenced by the creditworthiness of the issuers of the bonds. Such Index Constituent Securities may have their credit ratings downgraded, including a downgrade from investment grade to non-investment grade status, or have their credit spreads widen significantly. Following a ratings downgrade or the widening of credit spreads, some or all of the underlying bonds may suffer significant and rapid price declines. These events may affect only a few or a large number of the underlying bonds. For example, during the 2008 credit crisis in the United States, credit spreads widened significantly as the market demanded very high yields on a variety of bonds and, as a result, the prices of such bonds dropped significantly. There can be no assurance that some or all of the factors that contributed to this credit crisis will not continue or return during the term of the Securities, and, consequently, depress the price, perhaps significantly, of the underlying bonds and therefore the value of the Index Constituent Securities and the Securities.

Sector and industry concentration risks associated with the Index Constituent Securities.

The Securities will be more exposed to losses in certain industries or sectors to the extent that the Index Constituent Securities are concentrated in such industries or sectors. For example, the Index is, as of the date hereof concentrated in the sectors and industries discussed below. As a result, the Securities may be subject to loss due to adverse occurrences that affect such industries or sectors, even if general market conditions are favorable. The Index Constituent Securities and their weightings will vary over time, and thus the sector concentrations (and the level of such concentrations) will change over time and will not be limited to the particular sectors and industries discussed below.

Risks of investing in the Real Estate Industry.

The Index is comprised of MLPs that may invest, directly or indirectly (such as by investing in REITs), in real estate, which subjects the value of the Index to many of the risks of owning real estate directly, such as decreases in real estate values, overbuilding, increased competition and other risks related to local or general economic conditions, increases in operating costs and property taxes, changes in zoning laws, casualty or condemnation losses, possible environmental liabilities, regulatory limitations on rent and fluctuations in rental income. Therefore, adverse economic, business or political developments affecting the value of real estate could have an effect on the value of the Securities.

Risks of investing in the Consumer Goods Sector.

The Index is comprised of MLPs that may invest in the consumer goods sector, which may be strongly affected by social trends, marketing campaigns and other factors affecting consumer demand.

Risk Factors

Governmental regulation affecting the production, marketing or sale of certain types of consumer goods may affect the profitability of certain consumer goods companies, and issuers in this sector may be adversely affected by new laws, regulations and litigation. The consumer goods sector is affected by the strength of the U.S. economy and factors out of the U.S. government’s control, such as global oil prices. Many consumer goods in the U.S. may also be marketed globally, and such consumer goods companies may be affected by the demand and market conditions in non-U.S. countries. Adverse economic, business, or regulatory developments affecting the consumer goods sector could have a negative impact on the value of investments in this sector, and therefore on the value of the Securities.

Risks Associated with the Financial Services Sector.

The financial services sector includes companies engaged in banking, commercial and consumer finance, investment banking, brokerage, asset management, custody or insurance. Because the Index includes MLPs which may invest in companies that operate in or invest in the financial services sector, or which may themselves operate in the financial services sector, or both, the Securities are sensitive to changes in, and its performance may depend on, the overall condition of the financial services sector. Companies in the financial services sector may be subject to extensive government regulation that affects the scope of their activities, the prices they can charge and the amount of capital they must maintain. The profitability of companies in the financial services sector may be adversely affected by increases in interest rates. The profitability of companies in the financial services sector may be adversely affected by loan losses, which usually increase in economic downturns. In addition, the financial services sector is undergoing numerous changes, including continuing consolidations, development of new products and structures and changes to its regulatory framework. Furthermore, increased government involvement in the financial services sector could result in a change of the Index’s exposure to financial institutions. During the 2008 financial crisis, due to market turmoil, companies operating in the financial services sector incurred large losses, experienced declines in the value of their assets and even ceased operations.

Risks Associated with the Telecommunications Sector.

The Index is comprised of MLPs that may invest in the telecommunications sector. Issuers doing business in the telecommunications sector are subject to many risks, including the negative impact of regulation, a competitive marketplace, difficulty in obtaining financing, rapid obsolescence, and agreements linking future rate increases to inflation or other factors not directly related to the active operating profits of the issuer. Adverse economic, business, or regulatory developments affecting the telecommunications sector could have a negative impact on the value of investments in this sector, and therefore on the value of the Securities.

Risks Associated with the Industrials Sector.

The Index is comprised of MLPs that may invest in the industrials sector. Issuers doing business in the industrials sector may be adversely affected by changes in government regulation, world events and economic conditions. In addition, these companies are subject to many risks, including environmental damage claims, commodity price volatility, changes in exchange rates, imposition of import controls, increased competition, depletion of resources, new technological developments and difficulties relating to labor relations. Adverse economic, business, or regulatory developments in these or other areas affecting the industrials sector could have a negative impact on the value of investments in this sector, and therefore on the value of the Securities.

Risks Associated with the Health Care Sector.

The Index is comprised of MLPs that may invest in the health care sector. Companies in the health care sector are subject to extensive government regulation and their profitability can be significantly affected

Risk Factors

by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure (including price discounting), limited product lines and an increased emphasis on the delivery of healthcare through outpatient services. Companies in the health care sector are heavily dependent on obtaining and defending patents, which may be time consuming and costly, and the expiration of patents may also adversely affect the profitability of the companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the health care sector require significant research and development and may be subject to regulatory approvals, all of which may be time consuming and costly with no guarantee that any product will come to market. Adverse economic, business, or regulatory developments affecting the health care sector could have a negative impact on the value of investments in this sector, and therefore on the value of the Securities.

Risks of investing in other sectors not described in this prospectus supplement.

The sector-specific risk factors discussed in this prospectus supplement are based on the weightings of the Index Constituent Securities as of the date of this prospectus supplement. Since the weightings of the Index Constituent Securities are adjusted over time due to economic and business developments, as described in more detail in “Wells Fargo Master Limited Partnership ex Energy Index,” the Index may become more heavily concentrated in sectors not currently described in this prospectus supplement. As a result, the Securities may become exposed to other sectors in addition to those described in this prospectus supplement. Such sectors may have additional sector-specific risks which could affect the value of the Index Constituent Securities and the Index, and therefore the value of the Securities.

The Index Calculation Agent may, in its sole discretion, discontinue the public disclosure of the intraday indicative value of the Index and the end-of-day closing value of the Index, which could result in the Securities being delisted from NYSE Arca.

The Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca under the symbol “LMLB.” NYSE Arca, the Index Calculation Agent, is not under any obligation to continue to calculate the intraday indicative value of the Index and end-of-day official closing value of the Index or required to calculate similar values for any successor index. If the Index Calculation Agent discontinues such public disclosure, we may not be able to provide the intraday indicative values related to the Index required to maintain any listing of the Securities on the NYSE Arca. If the Securities are not listed, the liquidity of the market for the Securities may be materially and adversely affected and you may sustain significant losses if you sell your Securities in the secondary market. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange.

The Index Sponsor may adjust the Index in a way that affects the Index Closing Level, and the Index Sponsor does not have any obligation to consider your interests as a holder of the Securities.

The Index Sponsor and Index Calculation Agent are responsible for calculating and publishing the Index. The Index Sponsor can add, delete or substitute the Index Constituent Securities underlying the Index or make other methodological changes that could change the Index Closing Level. You should realize that the changing of Index Constituent Securities included in the Index may affect the Index, as a newly added equity security may perform significantly better or worse than the security or securities it replaces. Additionally, the Index Sponsor or Index Calculation Agent may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the Securities. The Index Sponsor has no obligation to consider your interests as a holder of the Securities in calculating or revising the Index. See “Wells Fargo Master Limited Partnership ex Energy Index” beginning on page S-47.

Risk Factors

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series B” and do not benefit from the co-obligation of UBS Switzerland AG.

UBS AG Exchange Traded Access Securities (E-TRACS) issued prior June 12, 2015 are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series A” (the “Series A MTN Program”). UBS Switzerland AG is a co-obligor of such debt securities. However, the Securities are part of a separate series of UBS AG debt securities entitled “Medium-Term Notes, Series B”, and were issued after June 12, 2015. As a result, UBS Switzerland AG is not a co-obligor of the Securities and has no liability with respect to the Securities. If UBS AG fails to perform and observe every covenant of the indenture to be performed or observed by UBS AG with respect to the Securities, holders of the Securities will have recourse only against UBS AG, and not against UBS Switzerland AG.

The economic terms of the Securities are not the same as the Series A LMLP ETRACS.

On June 24, 2014, UBS issued securities entitled “ETRACS Monthly Pay 2xLeveraged Wells Fargo MLP Ex Energy ETN due June 24, 2044 (the “Series A LMLP ETRACS”) under its Series A MTN Program. While the Series A LMLP ETRACS and the Securities are both linked to the performance of the Index, the economic terms of the Securities are not the same as the economic terms of the Series A LMLP ETRACS and the performance of the Securities is not expected to track the performance of the Series A LMLP ETRACS.

Difference between the Securities and Bank Deposits

An investment in the Securities may give rise to higher yields than a bank deposit placed with UBS or with any other investment firm in the UBS Group (a “UBS Bank Deposit”). However, an investment in the Securities carries risks which are very different from the risk profile of a UBS Bank Deposit. The Securities are expected to have greater liquidity than a UBS Bank Deposit since UBS Bank Deposits are generally not transferable. However, the Securities may have no established trading market when issued, and one may never develop. Investments in the Securities do not benefit from the protection provided pursuant to Directive 2014/49/EU of the European Parliament and of the Council of the European Union on deposit guarantee schemes or any national implementing measure implementing this Directive in any jurisdiction. Therefore, if we become insolvent or default on our obligations, investors investing in such Securities in the worst case scenario could lose their entire investment. Further, if UBS experiences financial difficulties, the Swiss Financial Market Supervisory Authority has the power to open resolution or liquidation proceedings or impose protective measures in relation to UBS Group AG, UBS AG or UBS Switzerland AG, and holders of the Securities may be subject to write-down or conversion into equity on any application of the general bail-in tool and non-viability loss absorption, which may result in such holders losing some or all of their investment.

Changes that affect the composition, methodology, policies and calculation of the Index will affect the amount payable on and the market value of the Securities.

The amount payable on the Securities and their market value could be affected if the Index Sponsor or Index Calculation Agent, in their sole discretion, discontinue or suspend calculation of the Index in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the Index Valuation Level is not available because of a market disruption event or for any other reason, the Security Calculation Agent — which will be UBS Securities LLC — will make a good faith estimate in its sole discretion of the Index Valuation Level that would have prevailed in the absence of the market disruption event. If the Security Calculation Agent determines that the publication of the Index is discontinued and that there is no successor index on the date when the Index Valuation Level is required to be determined, the Security Calculation Agent will instead make a good faith estimate in its sole discretion of the Index Valuation Level.

Risk Factors

In addition, changes by the Index Sponsor of its policies relating to the Index, the calculation of the Index or to Index Constituent Securities could affect the level of the Index and, therefore, the value of your Securities. The Index Sponsor could also change its methodology concerning constituents that qualify for inclusion in the Index and how it calculates the Index, which could adversely affect the value of your Securities. The Index Sponsor has no obligation to consider your interests in calculating or revising the Index.

If an Index Replacement Event occurs, the Security Calculation Agent may replace the Index with a Substitute Index.

If an Index Replacement Event (as defined below) occurs at any time with respect to the Securities and the Index Sponsor or anyone else publishes an index that the Security Calculation Agent determines is comparable to the Index (the “Substitute Index”), then the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under the Securities, and all provisions described in the prospectus supplement as applying to the Index will thereafter apply to the Substitute Index instead. If the Security Calculation agent elects to replace the original Index with a Substitute Index, then the Security Calculation Agent will determine all amounts hereunder, including Coupon Amounts, Current Principal Amounts, Accrued Fees, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity, call or upon acceleration or early redemption by reference to such Substitute Index. In these circumstances, the Security Calculation Agent may elect to replace the Index with the Substitute Index even if the Index Sponsor continues to publish the Index without modification, replacement or adjustment. Any such replacement of the Index with the Substitute Index will affect the amount you will receive at maturity, upon redemption, call or acceleration and will result in the Securities having a value different (higher or lower) from the value they would have had if there had been no such replacement.

There are uncertainties regarding the Index because of its limited performance history.

The Index was launched on April 1, 2014, and therefore has a limited history. Because the Index has no history prior to April 1, 2014, limited historical information will be available for you to consider in making an independent investigation of the Index performance, which may make it difficult for you to make an informed decision with respect to an investment in the Securities than if the Index had a longer performance history.

Estimated historical, and historical, levels of the Index should not be taken as an indication of future performance during the term of the Securities.

The actual performance of the Index over the term of the Securities, as well as the amount of any coupon payments you may receive and any amount payable at maturity, call or acceleration, or upon early redemption, may bear little relation to the historical performance of the Index, which is limited as of the date of this prospectus supplement, or the past estimated historical performance of the Index. The performance of the Index Constituent Securities will determine the Index Closing Level on any Index Business Day and on any given date of determination or at other times during the term of the Securities. In addition, the effect of leverage and compounding will cause the return on the Securities to be different from what historical levels of the Index may indicate. As a result, it is impossible to predict whether the level of the Index will rise or fall during the term of the Securities.

The estimated historical performance of the Index that has been calculated by the Index Sponsor and included in this prospectus supplement is subject to significant limitations, including the fact that the Index Sponsor had the benefit of hindsight both in developing the Index methodology and in calculating the estimated historical performance of the Index, and the fact that the estimated historical performance

Risk Factors

of the Index was calculated in a manner that differed from the Index methodology in certain respects, as described in “Wells Fargo Master Limited Partnership ex Energy Index — Historical and Estimated Historical Performance.” If the estimated historical performance of the Index was calculated based on different assumptions or if the modifications to the Index methodology were not made, or if the estimated historical performance information covered a longer or different time period, the estimated hypothetical performance of the Index might look materially different. Estimated historical, and historical, levels of the Index should not be taken as an indication of future performance during the term of the securities.

There may not be an active trading market in the Securities; sales in the secondary market may result in significant losses.

The Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca. However, we are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to do so and may stop at any time. No assurance can be given that a secondary market will exist, however if an active secondary market develops, we expect that investors will purchase and sell the Securities primarily in this secondary market. Even if an active secondary market for the Securities develops, it may not provide significant liquidity or trade at prices advantageous to you. As a result, if you sell your Securities in the secondary market, you may have to do so at a discount from the issue price or the intraday indicative value of the Securities and you may suffer significant losses.

Trading and other transactions by UBS or its affiliates in the Index Constituent Securities, futures, options, exchange-traded funds or other derivative products on such Index Constituent Securities or the Index may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page S-80, UBS or its affiliates may hedge their obligations under the Securities by purchasing the Index Constituent Securities, futures or options on the Index Constituent Securities or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituent Securities or the Index, and they may adjust these hedges by, among other things, purchasing or selling the Index Constituent Securities, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituent Securities or the Index at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such Index Constituent Securities and/or the Index Closing Level and, therefore, the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in the Index Constituent Securities and other investments relating to the Index Constituent Securities or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the Index Constituent Securities and the Index Closing Level and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any Index Constituent Securities or the Index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities. With respect to any of the activities described above, neither UBS nor its affiliates has any obligation to take the needs of the buyer, seller or holder of the Securities into consideration at any time.

Risk Factors

Any of these activities could adversely affect the level of the Index and, therefore, the intraday indicative value of the Securities, which could trigger an optional acceleration upon minimum indicative value. In addition, we would expect to continue to engage in these activities during the Acceleration Valuation Period; accordingly, these activities could have an adverse effect on the Acceleration Amount. Furthermore, any of these activities, if occurring during a Measurement Period, or on any Redemption Valuation Date, could adversely affect the payment at maturity, call or upon redemption or acceleration.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the Index Constituent Securities, the Index or the market value of the Securities.

UBS and its affiliates publish research from time to time on stocks or commodities and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in an investment in the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Index to which the Securities are linked.

Our offering of the Securities does not constitute a recommendation of the Index or the Index Constituent Securities.

You should not take our offering of the Securities as an expression of our views about how the Index to which the Securities are linked will perform in the future or as a recommendation to invest in the Index or the Index Constituent Securities, including through an investment in the Securities. As we are part of a global financial institution, our affiliates may have, and often do have, positions (including short positions) that conflict with an investment in the Securities, including positions in constituent securities included in the Index. You should undertake an independent determination of whether an investment in the Securities is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

UBS and its affiliates have no affiliation with the Index Sponsor and are not responsible for their public disclosure of information.

We and our affiliates are not affiliated with the Index Sponsor (except for licensing arrangements between UBS and the Index Sponsor in relation to the Index) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Sponsor or Index Calculation Agent discontinue or suspend the calculation of the Index, it may become difficult to determine the market value of the Securities and the payment at maturity, call, acceleration or redemption. The Security Calculation Agent may designate a successor index in its sole discretion. If the Security Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the payment you receive at maturity, redemption, acceleration or call will be determined by the Security Calculation Agent in its sole discretion. See “Specific Terms of the Securities — Market Disruption Event” on page S-72 and “Specific Terms of the Securities — Security Calculation Agent” on page S-71. The Index Sponsor is not involved in the offer of the Securities in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

We have derived the information about the Index Sponsor and the Index from publicly available information, without independent verification. Neither we nor any of our affiliates have performed an

Risk Factors

independent review or due diligence of publicly available information with respect to the Index or the Index Sponsor and neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the Index or the Index Sponsor contained in this prospectus supplement. You, as an investor in the Securities, should make your own independent investigation into the Index Sponsor and the Index.

The business activities of UBS or its affiliates may create conflicts of interest.

We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as Security Calculation Agent. As noted above, UBS and its affiliates expect to engage in trading activities related to the Index and the Index Constituent Securities that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the Index Closing Level, could have an adverse impact on the market value of the Securities.

An Index Constituent Security may be replaced upon the occurrence of certain adverse events.

An exchange may replace or delist an Index Constituent Security included in the Index. Procedures have been established by the Index Sponsor to address such events, which may include, among other things, a market disruption event (as it pertains to the Index) or the replacement or delisting of an Index Constituent Security. There can be no assurance, however, that a market disruption event (as it pertains to the Index), the replacement or delisting of an Index Constituent Security, or any other force majeure event, will not have an adverse or distortive effect on the Index Closing Level or the manner in which it is calculated and, therefore, may have any adverse impact on the value of the Securities.

There are potential conflicts of interest between you and the Security Calculation Agent.

Our affiliate, UBS Securities LLC, will serve as the Security Calculation Agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity or call, or upon early redemption or acceleration. For a fuller description of the Security Calculation Agent’s role, see “Specific Terms of the Securities — Security Calculation Agent” on page S-71.

The Security Calculation Agent will exercise its judgment when performing its functions. For example, the Security Calculation Agent may have to determine whether a market disruption event affecting the Index Constituent Securities or the Index has occurred or is continuing on a day during a Measurement Period, or on a Monthly Valuation Date or on the Redemption Valuation Date. This determination may, in turn, depend on the Security Calculation Agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. The Security Calculation Agent will also have discretion to determine if LIBOR has been discontinued and which base rate is selected as its successor. Since these determinations by the Security Calculation Agent may affect the market value of the Securities, the Security Calculation Agent may have a conflict of interest if it needs to make any such decision.

The Security Calculation Agent can postpone the determination of the Index Valuation Level and thus the applicable Redemption Date, the Call Settlement Date, the Acceleration Settlement Date or the Maturity Date if a market disruption event occurs during the applicable measurement period.

The determination of the Index Valuation Level may be postponed if the Security Calculation Agent determines that a market disruption event has occurred or is continuing during a Measurement Period, or

Risk Factors

on the Redemption Valuation Date. If such a postponement occurs, then the Security Calculation Agent will instead use the Index Closing Level on the first Index Business Day after that day on which no market disruption event occurs or is continuing. In no event, however, will the Measurement Period or Redemption Valuation Date for the Securities be postponed by more than three (3) Index Business Days. As a result, the applicable Redemption Date, the Call Settlement Date, the Acceleration Settlement Date or the Maturity Date for the Securities could also be postponed, although not by more than three (3) Index Business Days. If the Measurement Period, or Redemption Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final day in the Final Measurement Period, Acceleration Valuation Period, or the Call Measurement Period, or will be the Redemption Valuation Date. If a market disruption event is occurring on the last possible day in a Measurement Period, or on the Redemption Valuation Date, then the Security Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event” beginning on page S-72.

The Security Calculation Agent can postpone the determination of the Index Closing Level and thus the applicable Monthly Valuation Date if a market disruption event occurs on the Monthly Valuation Date.

The determination of the Index Closing Level may be postponed if the Security Calculation Agent determines that a market disruption event has occurred or is continuing on the Monthly Valuation Date. If such a postponement occurs, then the Security Calculation Agent will instead use the Index Closing Level on the first Exchange Business Day on which no Market Disruption Event with respect to the Index occurs or is continuing and the Monthly Reset Date will be the next following Exchange Business Day. In no event, however, will the Monthly Valuation Date for the Securities be postponed by more than three (3) Index Business Days. As a result, the applicable Monthly Reset Date for the Securities could also be postponed, although not by more than three (3) Exchange Business Days. If the Monthly Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the Monthly Valuation Date and the Monthly Reset Date will be the next following Exchange Business Day. If a market disruption event is occurring on the Monthly Valuation Date, then the Security Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event” beginning on page S-72.

We reserve the right from time to time to waive the minimum redemption amount, waive the Redemption Fee Amount and/or accelerate the Redemption Valuation Date to the date on which the notice of redemption is received by us rather than the following Index Business Day, in each case in our sole discretion and on a case-by-case basis. However, there can be no assurance that we will choose to do so, that we will do so for any particular holder, or that any holder will benefit from our exercise of such rights. You should not assume that you will be entitled to the benefit of any such waiver or acceleration.

As described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures” on pages S-65 and S-67, respectively, the right of holders of the Securities to elect to require us to redeem their Securities is subject to a minimum redemption amount of at least 50,000 Securities. In addition, the amount that holders of the Securities will receive upon early redemption will be reduced by the Redemption Fee Amount. However, we reserve the right from time to time to waive the minimum redemption amount and/or the Redemption Fee Amount in our sole discretion on a case-by-case basis. However, there can be no assurance that we

Risk Factors

will choose waive any redemption requirements or that any holder of the Securities will benefit from our election to do so. You should not assume that you will be entitled to the benefit of any such waiver.

Furthermore, as described in “Specific Terms of the Securities — Redemption Procedures,” the Redemption Valuation Date with respect to any particular exercise of the redemption right will generally be the first Index Business Day following the date that we receive the applicable redemption notice and redemption confirmation. However, we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. There can be no assurance that we will choose to accelerate the Redemption Valuation Date for any holder of the Securities or that any holder of the Securities will benefit from our election to do so. You should not assume that you will be entitled to the benefit of any such acceleration.

We will be under no obligation to exercise the rights described above, or to make any announcement regarding any decision by us to exercise such rights. As a result, when considering making an investment in the Securities, you should assume that we will not choose to exercise any of the rights described above, or that if we do exercise such rights, we will choose not to do so with respect to any redemption requests that you submit. Instead, you should assume that, with respect to the early redemption of your Securities, all requirements and procedures that are described in this prospectus supplement, including the Redemption Fee Amount and the minimum 50,000 Securities redemption amount, will apply at all times.

Market disruption events may require an adjustment to the calculation of the Index.

At any time during the term of the Securities, the intraday and daily calculations of the level of the Index may be adjusted in the event that the Index Calculation Agent determines that a Market Disruption Event exists. Any such Index calculation disruption event may have an adverse impact on the Index Closing Level or the manner in which it is calculated and, therefore, may have an adverse effect on the market value of the Securities. See “Specific Terms of the Securities — Market Disruption Event” beginning on page S-72.

UBS may redeem the Securities prior to the Maturity Date.

On any Business Day on or after November 12, 2019, UBS may elect to redeem all, but not less than all, the outstanding Securities upon not less than eighteen (18) calendar days’ prior notice. If UBS elects to redeem your Securities pursuant to the UBS Call Right, the payment you receive may be less than the payment you would have otherwise been entitled to at maturity, and you may not be able to reinvest any amounts received on the Call Settlement Date at comparable terms or returns. In addition, you may have to invest your proceeds in a lower-return investment.

UBS’s right to redeem the Securities may also adversely impact your ability to sell your Securities, and/or the price at which you may be able to sell your Securities, following delivery of a redemption notice by UBS.

If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is

Risk Factors

over-indebted or has serious liquidity problems or (ii) UBS fails to fulfil the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’s assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Securities. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Securities) may only take place after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of the UBS has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital, second, all other claims not excluded by law from a debt-to-equity swap (other than deposits), and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the Securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’s obligations under the Securities. Consequently, holders of Securities may lose all of some of their investment in the Securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded.

The tax consequences of owning Securities are uncertain and may be less favorable than a direct investment in the Index Constituent Securities.

Absent a change in law or an administrative or judicial ruling to the contrary, pursuant to the terms of the Securities, you agree to treat the Securities for all U.S. federal income tax purposes as a pre-paid forward contract with respect to the Index. This agreed treatment may have timing and character consequences that result in a U.S. holder (as defined below under “Material U.S. Federal Income Tax Consequences”) owing more U.S. federal income tax than it would have owed if the holder had instead

Risk Factors

made a direct investment in the Index Constituent Securities. In particular, the terms of the Securities will require a U.S. holder to treat the Coupon Amount and the Stub Reference Distribution Amount as ordinary income, despite the fact that (a) all or a portion of such distributions may be attributable to (i) partnership distributions that are attributable to allocations of long-term capital gain that in the case of a direct investor would be subject to tax at long-term capital gains rates and (ii) partnership distributions that exceed the partnership’s income, in which case a direct holder of the partnership interest would generally be able to currently exclude such excess from income, and (b) there may be other possible treatments of such amounts that would be more advantageous to holders of Securities.

Furthermore, it is likely that your ownership of the Securities will be treated as a “constructive ownership transaction” that is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and a partnership is considered to be a pass-thru entity. It is, however, not entirely clear how Section 1260 of the Code applies in the case of an index of pass-thru entities like the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should also apply to an index of pass-thru entities, in which case Section 1260 of the Code would apply to the Securities. If your Securities are subject to these rules, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Index Constituent Securities (in an amount equal to the notional amount of the Index that is represented by the Securities — i.e., the amount that you paid for your Securities plus the leverage component of your Securities) on the date that you purchased your Securities and sold your interest in the Index Constituent Securities on the date of the sale or maturity of the Securities (the “Excess Gain Amount”). If your Securities are subject to Section 1260 of the Code, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognized in respect of the Securities (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary.

It is also possible that the IRS could treat your Securities as representing ownership of the Index Constituent Securities for U.S. federal income tax purposes, in which case you may be subject to other adverse tax consequences described under “Material U.S. Federal Income Tax Consequences” below.

In addition, the U.S. federal income tax treatment of the Securities is uncertain and the IRS could assert that the Securities should be taxed in a manner that is different than described in this prospectus supplement. Furthermore, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, in 2017, legislation was proposed that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

For a discussion of the U.S. federal income tax treatment applicable to your Securities as well as other potential alternative characterizations for your Securities, please see the discussion under “Material U.S. Federal Income Tax Consequences” below. You should consult your tax advisor regarding the tax treatment of the Securities.

Risk Factors

Non-U.S. Holders of the Securities Will Be Subject to Adverse U.S. Federal Income Tax Consequences.

As discussed in more detail under “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders” below, we intend to take the position that non-U.S. holders of Securities will be subject to withholding tax under Section 871(m) of the Code. As discussed below, the computation of the Section 871(m) tax in respect of a contract, such as the Securities, that references partnerships is uncertain. Accordingly, we intend to treat the entire amount of each Coupon Amount and the Stub Reference Distribution Amount (including any accrued Coupon Amount at the time upon a sale of the Securities) that is received by a non-U.S. holder as a dividend equivalent that is subject to a 30% withholding tax under Section 871(m), unless (a) the holder is entitled to a lower rate under the “dividend” article of an applicable tax treaty or (b) the income from the Securities is effectively connected with the holder’s conduct of a trade or business in the United States (in which case, in order to avoid withholding, the holder will be required to provide a properly executed IRS Form W-8ECI). Moreover, each non-U.S. holder of Securities will agree, pursuant to the terms of the Securities, that it will treat each Coupon Amount and the Stub Reference Distribution Amount (including any accrued Coupon Amount at the time that it sells the Securities) as dividends that are subject to a 30% withholding tax (and that it will not claim a refund of such withholding tax) except to the extent that the holder qualifies under either of the exceptions in the preceding sentence. We and each non-U.S. holder will be required to take this position despite the fact that it is likely that the actual Section 871(m) tax will be less than the amount of such withholding.

There are alternative treatments of the Securities that could result in other adverse U.S. federal income tax consequences for non-U.S. holders (including the potential need to file U.S. tax returns).

For a further discussion of the U.S. federal income tax considerations that may be relevant to non-U.S. holders of the Securities, please see the discussion below under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders”. Prospective non-U.S. holders should consult their tax advisors prior to investing in the Securities.

Wells Fargo Master Limited Partnership ex Energy Index

We have derived all information contained in this prospectus supplement regarding the Wells Fargo Master Limited Partnership ex Energy Index (the “Index”), including, without limitation, its make-up, performance, method of calculation and changes to its constituents, which govern the management and calculation of the Index, from publicly available sources published by the Index Sponsor, which are summarized but not incorporated by reference herein.. Such information should not be considered part of, this prospectus supplement. We make no representation or warranty as to the accuracy or completeness of such information. We have also derived certain information about the Index from public sources without independent verification. Such information reflects the policies of, and is subject to change by, the Index Sponsor. We have not conducted any independent review or due diligence of such information. The composition of the Index is determined, maintained and published by the Index Sponsor. The level of the Index is calculated by the Index Calculation Agent. The intraday index value is calculated and published by Ice Data Indices, LLC, the Index Sponsor. Neither the Index Sponsor nor the Index Calculation Agent has any obligation to continue to publish, and may discontinue the publication of, the Index. Information contained on the Index Sponsor’s website is not incorporated by reference in, and should not be considered a part of, this prospectus supplement. We make no representation or warranty as to the accuracy or completeness of information contained on the Index Sponsor’s website.

The Index is a price return index and this neither special nor regular cash distributions made by an Index Constituent Security are reinvested.

The Securities are linked to the monthly compounded, leveraged performance of the Index.

Introduction

The Securities are linked to the performance of the Wells Fargo® Master Limited Partnership ex Energy Index. The Index is a modified market capitalization-weighted price-return index of all MLPs listed on the NYSE, NYSE MKT or NASDAQ that do not have an energy focus and that have a market capitalization of at least $100 million at the time of inclusion. The Index is independently calculated by the Ice Data Indices, LLC. Real-time Index values are available from major market data providers (such as S&P and Bloomberg) under the ticker “MLPXEPX.” The Index was comprised of 12 non-energy MLPs as of October 23, 2019. A list of the securities included in the Index as of October 23, 2019 is contained in Annex A to this prospectus supplement.

In this section, we refer to the MLPs that the Index tracks as the “constituents” or the “components.” Elsewhere in this prospectus supplement, we refer to the constituents or components as the “Index Constituent Securities.”

The Index is published in US Dollars.

Historical Data

The Index Sponsor began publishing data on the Index on April 1, 2014, and the Index is calculated with a base date of April 1, 2014 (the “Index Commencement Date” or “Base Date”). The base value of the Index is 1000.00. The Index has limited historical performance due to its recent launch date. You should make your own investigation of the Index, the Index Constituent Securities and the performance history of the Index Constituent Securities prior to investing in the Securities. See “Risk Factors — There are uncertainties regarding the Index because of its limited performance history” on page S-38 and “Risk Factors — Estimated historical, and historical, levels of the Index should not be taken as an indication of future performance during the term of the Securities” on page S-38 of this prospectus supplement.

Wells Fargo Master Limited Partnership ex Energy Index

Index Constituent Criteria

To be considered for inclusion in the Index, an issuer must meet the organizational form, listing and market capitalization requirements described below. The Index Sponsor reviews the index composition quarterly and adjusts the composition as required on each quarterly rebalancing date. Adjustments to the composition of the index are also made upon the occurrence of certain extraordinary events as described under “— Index Rebalancings.”

Corporate Form Requirement. To be included in the Index, each Index constituent must be organized in the form of a limited partnership or a limited liability company classified as a “non-energy MLP” by the strategic indexing group of the Index Sponsor. “Non-energy MLPs” are entities that are MLPs, as defined by the United States Department of the Treasury regulations, and derive a majority of their income from non-energy related activities. “Non-energy related activities” generally exclude the exploration, development, mining or production, processing, refining, transportation (including pipelines transporting natural gas, oil, or products thereof), or marketing of any mineral or natural resource (including fertilizer, geothermal energy, and timber).

Listing Requirement. Issuers of Index Constituent Securities included in the Index must have MLP units listed on the NYSE, NYSE MKT or NASDAQ and meet all listing requirements of the applicable exchange to list as publicly traded partnerships or limited liability companies according to U.S. securities regulations. A class of MLP units must have been listed on the NYSE, NYSE MKT or NASDAQ for at least 30 days immediately before any evaluation date to be considered for inclusion in the Index. There is no requirement with respect to any minimum amount of trading volume.

Market Capitalization Requirement. Share classes of the non-energy MLP issuers included in the Index must have a market capitalization (calculated as described below) greater than $100 million. The Index Sponsor evaluates the market capitalization quarterly and will remove any Index Constituent Securities with a market capitalization less than $100 million as of the calculation date. Each Index constituent must also have maintained an average market capitalization greater than $75 million for at least 30 trading days before the quarter end evaluation date in order to remain in the Index. For the purpose of determining eligibility for inclusion in the Index, an issuer’s market capitalization is computed based on the combined market capitalization of all listed MLP classes. On any evaluation date, the market capitalization for a share class will equal the number of shares outstanding on that date, multiplied by each share’s last sale price on its primary U.S. exchange.

Once the market capitalization is determined, for non-energy MLP issuers having multiple listed share classes, the market capitalization of each share class is separately evaluated for inclusion in the Index rather than on an aggregate basis by issuer. For example, if an issuer has two listed share classes consisting of Class A, with 20 million shares outstanding priced at $10 per share, and Class B, with 20 million shares outstanding priced at $8 per share, the issuer’s market capitalization for purposes of the market capitalization requirement is $360 million. Class A and Class B would be included in the Index separately, with Class A having a higher weight than Class B due to its larger market capitalization.

The strategic indexing group of the Index Sponsor, with oversight provided by the Wells Fargo Index Review Committee (the “Index Review Committee”) , which has responsibility for overseeing all of the indices sponsored and maintained by the Index Sponsor, may adjust the market capitalization eligibility standards in the future to raise or lower the threshold for inclusion in the Index. Any such adjustment will be publicly announced by the Index Sponsor.

Wells Fargo Master Limited Partnership ex Energy Index

Calculation of the Index

The Index is calculated by ICE Data Indices, LLC on a price return basis using a modified market capitalization weighting methodology under which the MLP units of a single issuer may not constitute more than 10% of the Index (calculated on an aggregate basis across total included issuer-share classes). The pool of securities to be included in the Index is identified by the Index Sponsor and confirmed by the Index Review Committee. ICE Data Indices, LLC will calculate the market capitalization values for each class of securities included in the Index based on publicly available information, and then compare the market capitalization of each class to the aggregate market capitalization of all classes of securities comprising the Index in order to determine the appropriate weighting for each of the Index Constituent Securities. Market capitalization weighting calculations are performed only on the Quarterly Rebalancing Date or Event Driven Rebalancing Date (each as defined below). Market capitalization weights of the Index Constituent Securities are evaluated and, as necessary, adjusted on Quarterly Rebalancing Dates and at any time an Event Driven Rebalancing occurs. To the extent that the Index Sponsor or ICE Data Indices, LLC discovers an error in a calculation relating to the Index Constituent Securities or another aspect of the Index, ICE Data Indices, LLC will use its best efforts to recalculate the applicable values as promptly as practicable after the error is discovered. In addition, the Index Review Committee will periodically review Index calculations to try to ensure that errors, if any, are promptly caught and corrected. The Index Sponsor will also monitor the publicly available pricing and market capitalization data on which it and ICE Data Indices, LLC relies in connection with maintenance and calculation of the Index, respectively, to check for inaccuracies.

As a modified market capitalization-weighted index, the Index reflects changes in the market capitalization, or market value, of the aggregate share classes of the issuers included in the Index relative to the aggregate market capitalization of those classes on a base date. The current Index value is calculated by adding the market values of all of the applicable MLP issuer’s outstanding and NYSE, NYSE MKT or NASDAQ-listed share classes included in the Index, which are derived by multiplying the last sales price of a security in that share class on its primary U.S. exchange by the number of shares outstanding of that share class, as determined by the ICE Data Indices, LLC. If no last sale price for a security is available or, in the judgment of ICE Data Indices, LLC, no published price reasonably reflects the accurate, end of day trading price for the security, the most recent traded price for that security as reported on Reuters, or another equivalent financial news reporting service, that, in the reasonable judgment of ICE Data Indices, LLC, accurately reflects the trading value of the security, will be used to calculate its market capitalization for inclusion in the Index.

The total market value of all securities included in the Index is then divided by a divisor (“Divisor”), which is adjusted to account for stock dividends, stock splits and similar “corporate” actions affect constituents of an index. All Divisor adjustments are made after the closing of trading and after the calculation of the closing level of the Index.

Some corporate actions, such as stock splits, require simple changes in the number of units of a class of MLPs outstanding and the stock prices of the companies in the Index and do not require adjustments to the Divisor. Any adjustments, if they occur, are made in the sole discretion of ICE Data Indices, LLC in accordance with its general policies regarding market capitalization-weighted indices, and may include adjustments to the Divisor following quarterly reviews in order to permit continuity of the Index value should certain components no longer qualify for inclusion.

Index Rebalancings

The Index is rebalanced quarterly by the Index Sponsor as of the close of business on the final NYSE MKT trading day of each fiscal quarter (the “Quarterly Rebalancing Date”). Following a review, all

Wells Fargo Master Limited Partnership ex Energy Index

securities already included in the Index that continue to meet the eligibility criteria remain in the Index, and all other securities that satisfy the eligibility criteria are added to the Index.

The Index Review Committee will review Index Constituent Securities periodically and as of the quarterly review date to verify that each constituent security complies with the Index rules set forth herein.

Adjustments to the composition of the Index are also made upon the occurrence of certain extraordinary events as described below. A date on which such adjustments are made is referred to as an “Event Driven Rebalancing Date.” An Extraordinary Event may result in the removal of a non-compliant security, or portion thereof, and/or a re-weighting of the Index. The Index Sponsor will notify ICE Data Indices, LLC of any Extraordinary Event as soon as possible following any rebalancing.

Extraordinary Events. The following events, and any similar event that, in the judgment of the Index Review Committee changes that character of the underlying security that, in the discretion of the Index Review Committee, the security should be added or no longer be eligible for inclusion in the Index (each, an “Extraordinary Event”) will give rise to a re-balancing and evaluation by the Index Review Committee of the eligibility of constituent securities for inclusion in the Index.

Mergers, Acquisitions and Spin-offs: In the case of a spin-off, the new security will be added to the Index if it meets all the requirements for a new constituent. If the merged, acquired or spun-off issuer is not (in the judgment of the strategic indexing group of the Index Sponsor) a non-energy MLP, the security will not be included in the Index.

Delisting: If a current Index constituent is delisted from the NYSE, NYSE MKT or NASDAQ, the security will be removed as promptly as practicable from the Index.

Bankruptcy or Suspension or Revocation of Registration: If an issuer of a current Index constituent is voluntarily or involuntarily the subject of a bankruptcy or similar proceeding or its registration or the registration of any of its classes of common securities is revoked or suspended by the Securities and Exchange Commission, the issuer and all of its share classes will be removed as promptly as practicable from the Index.

Other Material Events. The Index Review Committee will review quarterly material changes to Index Constituent Securities in order to determine whether the securities continue to satisfy the Index eligibility criteria. In addition, the Index Review Committee may, but is not required to, remove securities from the Index upon the occurrence of a material event relating to the security or its issuer that, in its judgment, could adversely impact the tax treatment to a U.S. taxpayer holder or the ability of ICE Data Indices, LLC to value the security.

Special Circumstances. Except as provided below, if on any Trading Day ICE Data Indices, LLC fails to take action to calculate the Index, for any reason, the Index will not be calculated for that day. If one or more events occur on any Trading Day that impede ICE Data Indices, LLC’s ability to calculate the Index (e.g., a labor strike, a blackout, a computer malfunction, a natural disaster, such as a flood, etc.), ICE Data Indices, LLC will use its reasonable efforts to calculate and publish the Index performance information for the Trading Day, but there will be no guarantee that such calculation will be able to be carried out or that any valuation issued by ICE Data Indices, LLC will be reasonable. In addition, ICE Data Indices, LLC will have no obligation to notify the public or holders of the Securities that any such event has occurred or that it has determined that valuation of the Index may be inaccurate as a result. Should ICE Data Indices, LLC determine in good faith that it is unable to calculate the Index for a period greater than five consecutive Trading Days, the Index Review Committee, or its designated delegates, may calculate the Index based on information from such sources as the Index Sponsor determines are

Wells Fargo Master Limited Partnership ex Energy Index

accurate and reasonable, including the Index Sponsor’s own trading desks and Research Department. The Index Sponsor may, but will have no obligation to, calculate or disseminate Index performance should ICE Data Indices, LLC be unable to do so.

Late Adjustments and Corrections. If the Index Sponsor or ICE Data Indices, LLC become aware of any error that has or could have a material effect on the Index, they will use reasonable efforts to rebalance the Index as promptly as practicable following discovery of the error. If the error involves a miscalculation of the market capitalization of a constituent share class and, upon correction of the error, the share class is not eligible for inclusion in the Index, the Index Review Committee will remove the share class from the Index upon discovery of the error in accordance with the procedures relating to Extraordinary Events described above.

Index Governance

Each quarter the Index Review Committee will review the composition of the Index and recommended rebalancing of the Index, as determined by the Index Sponsor, review Rebalancing Events, and ensure that the Index is in compliance with the Index rules and methodology. The Index Review Committee may amend the rules and also the methodology from time to time as it deems appropriate in its sole discretion, provided that it will publicly disclose all material changes at least five Trading Days prior to implementation, unless a change is required to be made immediately by law, in which case, it will publish the changes as promptly as practicable after implementation of the change. The Index Review Committee may appoint a new calculation agent to replace ICE Data Indices, LLC provided that it publishes notice of such appointment at least five Trading Days prior to implementation. The Index Review Committee generally includes members of the Index Sponsor’s Research Department and Compliance Department, among others.

Announcements

Adjustments to constituent securities determined by the Index Review Committee will be determined no later than five Trading Days prior to a Quarterly Rebalancing Date and immediately upon the occurrence of an Extraordinary Events. Such changes will be provided to NYSE MKT on a confidential basis prior to public dissemination. ICE Data Indices, LLC will make this information publicly available via the ICE Data Indices, LLC website on the applicable Rebalancing Date. Until its publication by ICE Data Indices, LLC, the information will be treated by the Index Sponsor and the Index Review Committee as material, non-public information and access will be restricted to employees on the Index Review Committee, the ICE Data Indices, LLC calculation personnel and their respective staff. In addition, communication to any sales or trading personnel within or outside of the Index Sponsor regarding the choices will be strictly prohibited and such personnel will be prohibited from trading in such securities for their personal account or their family’s accounts. The Compliance Department of the Index Sponsor will monitor the Index Review Committee and related personnel for compliance with the Index Sponsor’s Fire Wall policies and procedures.

Historical and Estimated Historical Performance

The level of the Index is deemed to have been 1,000 on December 31, 2008 (the “Index Commencement Date”). The Index Sponsor began publishing data on the Index on April 1, 2014. Therefore, the estimated historical information for the period from December 31, 2008 until April 1, 2014 is hypothetical and is provided as an illustration of how the Index would have performed during the period had the Index Sponsor begun calculating the Index on the Index commencement date using the methodology it currently uses. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Index. Historical information for the period from and after April 1, 2014 is based on the actual performance of the Index.

Wells Fargo Master Limited Partnership ex Energy Index

Any historical and estimated historical upward or downward trend in value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical or estimated historical Index price returns or total returns do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index Constituent Securities will result in holders of the Securities receiving a positive return on their investment.

The table below shows the estimated historical and historical performance of the Index from December 31, 2008 through October 23, 2019.

Estimated Historical and Historical Results for

the period December 31, 2008 through October 23, 2019

	Price Return		Total Return
Year	Ending Level	Annual Return	Ending Level	Annual Return
2008	1000.00		1000.00
2009	1911.99	91.20%	2023.22	102.32%
2010	2299.62	20.27%	2540.67	25.58%
2011	1878.70	-18.30%	2179.74	-14.21%
2012	2346.23	24.89%	2874.37	31.87%
2013	3799.10	61.92%	5015.70	74.50%
2014	3482.92	-8.32%	4843.30	-3.44%
2015	2686.75	-22.86%	4007.13	-17.26%
2016	2635.10	-1.92%	4201.47	4.85%
2017	3150.33	19.55%	5358.76	27.54%
2018	2672.14	-15.18%	4868.91	-9.14%
2019 (through 10/23/2019)	3536.20	-6.92%	6813.83	35.85%

For each time period presented, the total return of the Index is the price return of the Index during such period, but also incorporating distributions made by each Index constituent during such period into the value of the Index.

Estimated historical or past historical results are not indicative of future results.

The table below shows the historical returns of the total return version of the Index from December 31, 2008 through October 23, 2019 in comparison with the returns of the total return versions of the S&P 500® Index and the Alerian MLP Index for the same period.

	Wells Fargo® Master Limited Partnership ex Energy Index*	S&P 500® Index	Alerian MLP Index
Total Return	581.38%	317.82%	163.74%
Annualized Return	19.41%	14.13%	9.38%

*	The data for the Index for the period prior to its inception on April 1, 2014 is estimated and is derived by using the Index’s calculation methodology with historical prices.

Historical information presented is as of October 23, 2019 and is furnished as a matter of information only. Estimated historical and historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from estimated historical and historical performance, either positively or negatively. See “Risk Factors — There are uncertainties regarding the Index because of its limited performance history ” for a discussion of the risk that limited information is available to evaluate the potential future performance of the Index.

Wells Fargo Master Limited Partnership ex Energy Index

The graph below illustrates the estimated historical and historical performance of the total return version of the Index from December 31, 2008 to October 23, 2019.

The graph below is based on the performance of the total return versions of the Index, the S&P 500® Index and the Alerian MLP Index.

License Agreement

We have entered into a license agreement with the Index Sponsor providing for the license to us, in exchange for a fee, of the right to use the Index, which is owned by the Index Sponsor, in connection with certain securities, including the Securities.

“Wells Fargo® Master Limited Partnership ex Energy Index” and “MLPXEPX” are trademarks of Wells Fargo & Company and their use is granted under a license from Wells Fargo & Company.

Disclaimer

The Securities are not issued, guaranteed, sponsored, endorsed, sold or promoted by Wells Fargo & Company, the Index Sponsor or their subsidiaries and affiliates (collectively, “Wells Fargo”). Wells Fargo makes no representation or warranty, express or implied, to investors in the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of any data supplied by Wells Fargo or any Index to track financial instruments comprising the Index or any trading market and no guarantee of performance of the Securities. Wells Fargo’s only relationship to the issuer of the Securities is the licensing of certain intellectual property rights relating to the Index as well as trademarks and trade names of Wells Fargo and of the data supplied by Wells Fargo that is determined, composed, compiled and calculated by Wells Fargo or a third party index calculator, without regard to the Securities. Wells Fargo has no obligation to take into consideration the Securities or investors in the Securities when determining, composing, compiling or calculating the data. Wells Fargo has no obligation or liability in connection with the issuance, listing, registration, distribution, administration, trading or redemption or settlement by the issuer or otherwise of the Securities.

WELLS FARGO DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR OF ANY DATA SUPPLIED BY IT OR ANY DATA INCLUDED THEREIN AND NONE OF THEM SHALL HAVE ANY LIABILITY FOR ANY ERRORS OR OMISSIONS THEREIN. WELLS FARGO MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE

Wells Fargo Master Limited Partnership ex Energy Index

OBTAINED BY INVESTORS OR ANY OTHER PERSON FROM THE USE OF THE INDEX OR OF ANY DATA SUPPLIED BY WELLS FARGO OR ANY DATA INCLUDED THEREIN. WELLS FARGO DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. IN NO EVENT SHALL WELLS FARGO HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) (EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES) ARISING OUT OF OR IN CONNECTION WITH THE USE OF THE INDEX OR ANY DATA CONTAINED THEREIN.

Ice Data Indices, LLC is not affiliated with UBS or Wells Fargo Securities, LLC and does not approve, endorse, review or recommend Wells Fargo Securities, LLC, UBS or the Securities. The Securities are based on the Index, and the value of the Index is derived from sources deemed reliable, but Ice Data Indices, LLC and its suppliers do not guarantee the correctness or completeness of the Index, their values or other information furnished in connection with the Index Name. Ice Data Indices, LLC shall have no liability for any errors or omissions in the calculation or value of the Index.

ICE DATA INDICES, LLC MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY ANY PERSON OR ENTITY FROM THE USE OF THE INDEX, TRADING BASED ON THE INDEX, OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE TRADING OF UBS’S PRODUCTS, OR FOR ANY OTHER USE. WELLS FARGO SECURITIES, LLC AND ICE DATA INDICES, LLC MAKE NO WARRANTIES, EXPRESS OR IMPLIED, AND HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX INCLUDING CALCULATION OF THE INDEX, THE INDEX VALUE OR ANY DATA INCLUDED THEREIN.

Valuation of the Index and the Securities

Intraday Index Values

On each Index Business Day, the Index Calculation Agent or a successor Index Calculation Agent will calculate and publish the intraday indicative value of the Index every 15 seconds during normal trading hours on NYSE and Bloomberg L.P., under the ticker symbol “MLPXEPX”. The actual Index closing level may vary, and on a cumulative basis over the term of the Securities may vary significantly, from the intraday indicative value of the Index.

The Index Sponsor and Index Calculation Agent are not affiliated with UBS and do not approve, endorse, review or recommend the Index or the Securities. The information used in the calculation of the intraday indicative value of the Index will be derived from sources the Index Sponsor and Index Calculation Agent deem reliable, but the Index Sponsor, Index Calculation Agent and their affiliates do not guarantee the correctness or completeness of the intraday indicative value or other information furnished in connection with the Securities or the calculation of the Index. The Index Sponsor and Index Calculation Agent make no warranty, express or implied, as to results to be obtained by UBS, UBS’ customers, holders of the Securities, or any other person or entity from the use of the intraday indicative value of the Index or any data included therein. The Index Sponsor and Index Calculation Agent make no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the intraday indicative value of the Index or any data included therein. The Index Sponsor, Index Calculation Agent and their employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of the Index Sponsor, Index Calculation Agent, their employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the intraday indicative value of the Index or the Securities, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. The Index Sponsor and Index Calculation Agent shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the intraday indicative value, from whatever cause. The Index Sponsor and Index Calculation Agent are not responsible for the selection of or use of the Index or the Securities, the accuracy and adequacy of the Index or information used by UBS and the resultant output thereof.

The intraday indicative calculation of the level of the Index will be provided for reference purposes only. Published calculations of the level of the Index from the Index Sponsor and Index Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the Securities in the secondary market. The intraday indicative value of the Index published every 15 seconds will be based on the intraday prices of the Index Constituent Securities.

Intraday Security Values

An intraday “indicative value” (or “Indicative Value”) meant to approximate the expected trading value of the Securities in a liquid market will be calculated by the NYSE and published to Bloomberg (based in part on information provided by the Index Sponsor) or a successor under the symbol “LMLBIV”. In connection with your Securities, we use the terms “intraday indicative value” and “Indicative Value” interchangeably to refer to the value at a given time and date equal to:

(Current Principal Amount on the previous calendar day × Index Factor, calculated using the intraday indicative value of the Index) — Accrued Fees + Coupon Amount with respect to the Coupon Valuation Date immediately preceding the date of determination if on the date of determination the Coupon

Valuation of the Index and the Securities

Ex-Date with respect to such Coupon Amount has not yet occurred + Reference Distribution Amount, calculated as if such time and date of determination is a Coupon Valuation Date.

The intraday indicative value calculation will be used to determine whether the Securities will be accelerated, as discussed under “Specific Terms of the Securities — Optional Acceleration Upon Minimum Indicative Value.” It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, or termination of your Securities, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. For this reason and others, the actual trading price of the Securities may be different from their indicative value.

In addition, the levels of the Index provided by the Index Sponsor will not necessarily reflect the depth and liquidity of the Index Constituent Securities. The calculation of the intraday indicative value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publishing of the intraday indicative value of the Securities by Bloomberg may occasionally be subject to delay or postponement. The actual trading price of the Securities may be significantly different from their intraday indicative value. The intraday indicative value of the Securities published at least every 15 seconds during the NYSE Arca’s Core Trading Session, which is currently from 9:30 a.m. to 4:15 p.m., New York City time, will be based on the intraday indicative values of the Index, and may not be equal to the payment at maturity, call or acceleration, or upon early redemption. These intraday indicative value calculations have been prepared as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Split or Reverse Split of the Securities

We may, at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or reverse split, as applicable, such date shall be deemed to be the “announcement date”, and we will issue a notice to holders of the Securities and press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The record date for any split or reverse split will be the tenth Business Day after the announcement date, and the effective date will be the next Business Day after the record date.

If the Securities undergo a split, we will adjust the Current Principal Amount of the Securities accordingly. For example, if the Securities undergo a 4:1 split, every investor who holds a Security via The Depository Trust Company (“DTC”) on the relevant record date will, after the split, hold four Securities, and adjustments will be made as described below. The Current Principal Amount on such record date would be divided by four to reflect the 4:1 split of your Securities. Any adjustment of the Current Principal Amount will be rounded to eight decimal places. We will also adjust the Indicative Value Optional Acceleration Trigger accordingly. The split will become effective at the opening of trading of the Securities on the Business Day immediately following the record date. If, prior to the effectiveness of the split, the Indicative Value Optional Acceleration Trigger threshold is breached, the split will not occur. If prior to the effectiveness of the split, the Company exercises its Call Right, the split will not occur.

In the case of a reverse split, the Current Principal Amount of the Securities will be adjusted accordingly and we reserve the right to address odd numbers of Securities (commonly referred to as “partials”) in a manner determined by us in our sole discretion. For example, if the Securities undergo a 1:4 reverse split, every investor who holds four Securities via DTC on the relevant record date will, after the reverse split,

Valuation of the Index and the Securities

hold only one Security and the Current Principal Amount of the Securities on such record date would be multiplied by four to reflect the 1:4 reverse split of your Securities. Any adjustment of the Current Principal Amount will be rounded to eight decimal places. We will also adjust the Indicative Value Optional Acceleration Trigger accordingly. The reverse split will become effective at the opening of trading of the Securities on the Business Day immediately following the record date. If, prior to the effectiveness of the reverse split, the Indicative Value Optional Acceleration Trigger threshold is breached, the reverse split will not occur. If prior to the effectiveness of the reverse split, the Company exercises its Call Right, the reverse split will not occur.

Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in the case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum number of Securities they hold which is evenly divisible by the reverse split divisor, and we will have the right to compensate holders for their remaining or “partial” Securities in a manner determined by us in our sole discretion. Our current intention is to provide holders with a cash payment for their partials on the 17th Business Day following the announcement date in an amount equal to the appropriate percentage of the Closing Indicative Value of the reverse split-adjusted Securities on the 15th Business Day following the announcement date. For example, in the case of a 1:4 reverse split, a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the immediately following Business Day, and a cash payment on the 17th Business Day following the announcement date that is equal to 3/4ths of the Current Principal Amount of the reverse split-adjusted Securities on the 15th Business Day following the announcement date.

Specific Terms of the Securities

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series B” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

The Securities are part of a single series of senior debt securities issued under our indenture, dated as of June 12, 2015 between us and U.S. Bank Trust National Association, as trustee.

Please note that the information about the offering price and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a secondary market transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Securities in more detail below. The Stated Principal Amount of each Security is $25.00.

The Securities do not guarantee any return of principal at, or prior to, maturity, call or acceleration, or upon early redemption. Instead, at maturity, you will receive a cash payment per Security the amount of which will vary depending on the performance and path of the Index and will be reduced by the Accrued Fees as of the last Index Business Day in the Final Measurement Period as described under “— Cash Settlement Amount at Maturity.” If the amount as calculated is equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a cash payment.

If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each Security you will receive a cash payment per Security on the relevant Redemption Date equal to the Redemption Amount as described under “— Early Redemption at the Option of the Holders.” If the amount as calculated is equal to or less than zero, the Redemption Amount will be zero and you will not receive a cash payment.

Coupon Payment

For each Security you hold on the applicable Coupon Record Date, on each Coupon Payment Date you will receive an amount in cash equal to the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”).

If the Reference Distribution Amount on such Coupon Valuation Date is zero, you will not receive any Coupon Amount on the related Coupon Payment Date. The final Coupon Amount will be included in the Cash Settlement Amount if on the last Index Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred.

Specific Terms of the Securities

The “Coupon Payment Date” means the fifteenth (15th) Index Business Day following each Coupon Valuation Date. The final Coupon Payment Date will be the Maturity Date, subject to adjustment as described herein. The first Coupon Payment Date will be November 20, 2019, subject to adjustment as provided herein.

The “Coupon Record Date” means the ninth Index Business Day following each Coupon Valuation Date.

The “Coupon Ex-Date,” with respect to a Coupon Amount, means the first Exchange Business Day on which the Securities trade without the right to receive such Coupon Amount. Under current NYSE Arca practice, the Coupon Ex-Date will generally be the Exchange Business Day prior to the applicable Coupon Record Date.

The “Coupon Valuation Date” means the 30th day of each month, and the 28th day of February of each calendar year during the term of the Securities or if such date is not an Index Business Day, then the first Index Business Day following such date, provided that the final Coupon Valuation Date will be the Calculation Date, subject to adjustment described herein. The first Coupon Valuation Date will be October 30, 2019.

The “Reference Distribution Amount” means (i) as of the first Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the record date with respect to any Index Constituent Security, for those cash distributions whose ex-dividend date occurs during the period from, but excluding, the Initial Trade Date to, and including, the first Coupon Valuation Date; (ii) as of any other Coupon Valuation Date (other than the Calculation Date), an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the record date with respect to any Index Constituent Security for those cash distributions whose ex-dividend date occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date to, and including, such Coupon Valuation Date; and (iii) as of the Calculation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the record date with respect to any Index Constituent Security for those cash distributions whose ex-dividend date occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date to, but excluding, the Calculation Date.

Notwithstanding the foregoing, with respect to cash distributions for an Index Constituent Security which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index Constituent Security fails to pay the distribution to holders of such Index Constituent Security by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index Constituent Security equal to two times (a) the product of (i) the published unit weighting of that Index Constituent Security as of that date and (ii) the Current Principal Amount, divided by (b) the Monthly Initial Closing Level or Loss Rebalancing Closing Level, whichever is more recent.

“record date” means, (i) with respect to a distribution on an Index Constituent Security, the date on which a holder of the Index Constituent Security must be registered as a stockholder/unitholder of such Index Constituent Security in order to be entitled to receive such distribution and (ii) with respect to any split or reverse split, the tenth Business Day after the announcement date.

Specific Terms of the Securities

“ex-dividend date” means, with respect to a distribution on an Index Constituent Security, the first Business Day on which transactions in such Index Constituent Security trade on the Primary Exchange without the right to receive such distribution.

Cash Settlement Amount at Maturity

The “Maturity Date” is October 21, 2049, which will be the second Business Day following the last Index Business Day in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”

For each Security, unless earlier called, redeemed or accelerated, you will receive at maturity a cash payment equal to:

(a)	the product of

(i)	the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Final Measurement Period, plus

(b)	the final Coupon Amount, if on the last Index Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred, minus

(c)	the Accrued Fees as of the last Index Business Day in the Final Measurement Period, plus

(d)	the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any.

We refer to this cash payment as the “Cash Settlement Amount.”

If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

The following graphic illustrates the formula to determine the Cash Settlement Amount, which has been simplified for ease of presentation.

Current Principal Amount × Index Factor	+	Final Coupon Amount	—	Accrued Fees	+	Stub Reference Distribution Amount

You may lose all or a substantial portion of your investment at maturity. The combined negative effect of the Accrued Fees will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Fees (less any Coupon Amounts and/or any Stub Reference Distribution Amount, as applicable, you may be entitled to receive), or if the compounded leveraged monthly return of the Index is negative, you may lose all or a substantial portion of your investment at maturity.

The Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right and, upon the occurrence of an acceleration event, the Securities may be accelerated and redeemed by UBS, at its option. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-67 and “Specific Terms of the Securities — Optional Acceleration Upon Minimum Indicative Value” beginning on page S-69.

The Stated Principal Amount of each Security is $25.00. The Securities may be issued and sold over time at then-current market prices which may be significantly higher or lower than the Stated Principal Amount.

Specific Terms of the Securities

The Current Principal Amount for the period from the Initial Settlement Date to October 31, 2019 (such period, the “initial calendar month”) will equal $25.00 per Security (unless a Loss Rebalancing Event occurs during the initial calendar month). For each subsequent calendar month, the Current Principal Amount for each Security will be reset as follows on the Monthly Reset Date:

New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Monthly Valuation Date – Accrued Fees on the applicable Monthly Valuation Date

In the event of a Loss Rebalancing Event, the Current Principal Amount will be reset on the applicable Loss Rebalancing Reset Date as described below under “— Loss Rebalancing Events”.

If a day that would otherwise be a Monthly Reset Date falls within a Measurement Period, then the Current Principal Amount will not be reset on such date and no further Monthly Reset Dates will occur during the term of the Securities.

If the Securities undergo a split or reverse split, the Current Principal Amount will be adjusted accordingly.

For each calendar month, the “Monthly Reset Date” is the first Exchange Business Day of that month beginning on November 1, 2019, and ending on October 1, 2049, subject to adjustment as described under “— Market Disruption Event.” If a day that would otherwise be a Monthly Reset Date falls within a Measurement Period, as applicable, then the Current Principal Amount will not be reset on such date and no further Monthly Reset Dates will occur during the term of the Securities.

For each Monthly Reset Date, the “Monthly Valuation Date” is the last Exchange Business Day of the previous calendar month beginning on October 31, 2019 and ending on September 30, 2049, subject to adjustment as described under “— Market Disruption Event.” If a day that would otherwise be a Monthly Reset Date falls within a Measurement Period, then the Current Principal Amount will not be reset on such date and no further Monthly Reset Dates or Monthly Valuation Dates will occur during the term of the Securities.

The “Index Factor” is: 1 + (2 × Index Performance Ratio).

The “Index Performance Ratio” may be calculated on multiple dates of determination during any applicable calendar month. The formula used to calculate the Index Performance Ratio on any date of determination depends on the number of Loss Rebalancing Events that have occurred in the applicable calendar month.

If no Loss Rebalancing Events have occurred in the applicable calendar month, then on any Index Business Day during a Measurement Period, or on the Monthly Valuation Date, any Redemption Valuation Date, the first Loss Rebalancing Valuation Date of the applicable calendar month or any other date of determination, as applicable, the Index Performance Ratio will be equal to:

Index Valuation Level – Monthly Initial Closing Level

Monthly Initial Closing Level

where the “Monthly Initial Closing Level” for the initial calendar month is 3537.6011, the revised Index Closing Level on October 24, 2019, as reported on NYSE and Bloomberg L.P. following the revision and as adopted by the Security Calculating Agent. For each subsequent calendar month, the Monthly Initial Closing Level will equal the Index Closing Level on the Monthly Valuation Date for the previous calendar month. For example, the Monthly Initial Closing Level for November 2019 will equal the Index

Specific Terms of the Securities

Closing Level on October 31, 2019, subject to adjustment. If a day that would otherwise be a Monthly Reset Date falls within a Measurement Period, then the Current Principal Amount will not be reset on such date and the Monthly Initial Closing Level for the then-current calendar month will remain the same as it was for the immediately preceding calendar month.

If one or more Loss Rebalancing Events have occurred during the applicable calendar month, then on any Index Business Day during a Measurement Period, or on the Monthly Valuation Date, any Redemption Valuation Date, on each Loss Rebalancing Valuation Date after the first Loss Rebalancing Valuation Date in the applicable calendar month or on any other date of determination, as applicable, the Index Performance Ratio will be equal to:

Index Valuation Level – the most recent Loss Rebalancing Closing Level the most recent Loss Rebalancing Closing Level

The “Index Closing Level” will equal the closing level of the Index on any date of determination, as reported on the NYSE and Bloomberg L.P.

The “Index Valuation Level”, as determined by the Security Calculation Agent will equal the arithmetic mean of the Index Closing Levels measured on each Index Business Day during the applicable Measurement Period, or the Index Closing Level on any Monthly Valuation Date, Loss Rebalancing Valuation Date or Redemption Valuation Date, provided that if the Redemption Valuation Date falls in any Measurement Period, for the purposes of calculating the Index Performance Ratio as of the Redemption Valuation Date, the Index Valuation Level on any date of determination during such Measurement Period shall equal (a) 1/5 times (b) (i) the sum of the Index Closing Levels on each Index Business Day from, and including, the first Index Business Day of the applicable Measurement Period, to, and including, the date of determination, plus (ii) the number of Index Business Days from, but excluding, the date of determination to, and including, the last Index Business Day in such Measurement Period, times the Index Closing Level on such date of determination.

“Measurement Period” means the Final Measurement Period, Call Measurement Period or Acceleration Valuation Period, as applicable.

The “intraday indicative value”, or “Indicative Value” is an amount per Security, as determined by the Security Calculation Agent as of any date of determination equal to (Current Principal Amount on the previous calendar day × Index Factor, calculated using the intraday indicative value of the Index) — Accrued Fees + Coupon Amount with respect to the Coupon Valuation Date immediately preceding the date of determination if on the date of determination the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred + Reference Distribution Amount, calculated as if such time and date of determination is a Coupon Valuation Date.

The “Current Indicative Principal Amount”, is an amount per Security, as determined by the Security Calculation Agent as of any date of determination, equal to the product of (i) the Current Principal Amount and (ii) the Index Factor as of such date, using the Index Closing Level as of such date as the Index Valuation Level.

The “Accrued Fees” as of any date of determination means the sum of (1) the Accrued Tracking Fee as of such date and (2) the Accrued Financing Charges as of such date.

The Securities are subject to an “Accrued Tracking Fee” per Security, calculated as follows:

(a)	On the Initial Trade Date, the Accrued Tracking Fee is equal to 0.

Specific Terms of the Securities

(b)

On the initial Monthly Valuation Date (or if applicable, on a Loss Rebalancing Date that occurs prior to the initial Monthly Valuation Date), the Accrued Tracking Fee is an amount equal to the product of: (a) the Annual Tracking Fee as of the initial Monthly Valuation Date and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the Initial Trade Date to, and including, the initial Monthly Valuation Date (or Loss Rebalancing Date, as applicable), and the denominator of which is 365.

(c)

On any subsequent Monthly Valuation Date other than the Initial Monthly Valuation Date or on any Loss Rebalancing Date, the Accrued Tracking Fee is an amount equal to the product of (a) the Annual Tracking Fee as of such Monthly Valuation Date or Loss Rebalancing Date, as the case may be, and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date (or Loss Rebalancing Date, whichever is more recent), to, and including, such Monthly Valuation Date or Loss Rebalancing Date, as the case may be, and the denominator of which is 365.

(d)

On the last Exchange Business Day of an applicable Measurement Period, or as of the Redemption Valuation Date, as applicable, the Accrued Tracking Fee is an amount equal to the product of (a) the Annual Tracking Fee calculated as of the last Exchange Business Day of the applicable Measurement Period, or as of the Redemption Valuation Date, as applicable, and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date (or Loss Rebalancing Date, whichever is more recent), to, and including, (i) such last Exchange Business Day of such Measurement Period, or (ii) such Redemption Valuation Date (or, if the Optional Acceleration Date or Redemption Valuation Date occurs prior to the initial Monthly Valuation Date, the period from, and excluding, the Initial Trade Date), as applicable, and the denominator of which is 365.

The “Annual Tracking Fee” is, as of any date of determination, an amount per Security equal to the product of (i) the Annual Tracking Rate and (ii) the Current Indicative Principal Amount as of the immediately preceding Index Business Day.

The “Annual Tracking Rate” is 0.85%.

The Securities are subject to “Accrued Financing Charges” per Security calculated as follows:

(a)	On the Initial Trade Date, the Accrued Financing Charge for each Security is equal to $0.

(b)

On the initial Monthly Valuation Date (or if applicable, on a Loss Rebalancing Date that occurs prior to the initial Monthly Valuation Date), the Accrued Financing Charge for each Security will equal (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the Initial Trade Date, to and including the initial Monthly Valuation Date (or Loss Rebalancing Date, whichever is more recent) times (ii) the Financing Rate as of such date, divided by (b) 360.

(c)

On any subsequent Monthly Valuation Date, the Accrued Financing Charge for each Security will equal (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Monthly Valuation Date (or Loss Rebalancing Valuation Date, whichever is more recent), to and including, the then current Monthly Valuation Date times (ii) the Financing Rate as of such date, divided by (b) 360.

(d)

On the last Index Business Day of an applicable Measurement Period, or as of the Redemption Valuation Date, as applicable, the Accrued Financing Charge for each Security will equal (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Monthly Valuation Date (or Loss Rebalancing Valuation Date, or, if the Redemption Valuation Date falls in the Initial Calendar Month, the Initial Trade Date, whichever is more recent), to, and including such last Index Business Day in such Measurement Period, or such Redemption Valuation Date, as applicable, times (ii) the Financing Rate as of such date, divided by (b) 360.

Specific Terms of the Securities

The “Financing Level” is, as of any date of determination, an amount that equals the Current Principal Amount.

The “Financing Rate” will equal the sum of (a) the “Financing Spread” of 0.80% and (b) the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page “LIBOR01” (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent) (“LIBOR”), as of 11:00 a.m., London time, on the day that is two London business days prior to the immediately preceding Monthly Valuation Date.

Notwithstanding the foregoing:

➢

If the Security Calculation Agent determines on the relevant determination date that the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000 has been discontinued, then the Security Calculation Agent will use a substitute or successor base rate that it has determined in its sole discretion is most comparable to such London interbank offered rate, provided that if the Security Calculation Agent determines there is an industry-accepted successor base rate, then the Security Calculation Agent shall use such successor base rate; and

➢

If the Security Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Security Calculation Agent in its sole discretion may determine the business day convention, definition of business day and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the LIBOR base rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

The establishment of three-month U.S. Dollar LIBOR for each period by the Security Calculation Agent shall (in the absence of manifest error) be final and binding.

“London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market.

The Accrued Financing Charges seek to compensate UBS for providing investors with the potential to receive a leveraged participation in movements in the Index Closing Level and are intended to approximate the monthly financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the Securities.

The “Final Measurement Period” means the five Index Business Days from, and including, the Calculation Date, subject to adjustment as described under “— Market Disruption Event.”

The “Stub Reference Distribution Amount” means, as of the last Index Business Day in a Measurement Period, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any Index Constituent Security, for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date (or if such Redemption Valuation Date or the Optional Acceleration Date occurs prior to the first Coupon Valuation Date, the period from but excluding the Initial Trade Date) to, and including, such last Index Business Day of such Measurement Period, or such Redemption Valuation Date, as applicable; provided, that for the purpose of calculating the Stub Reference Distribution Amount, the Reference

Specific Terms of the Securities

Holder will be deemed to hold four-fifths, three-fifths, two-fifths and one-fifth of the shares of each Index Constituent Security it would otherwise hold on the second, third, fourth and fifth Index Business Day, respectively, in such Measurement Period.

The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently Ice Data Indices, LLC

The “Calculation Date” means October 13, 2049, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustments.

“Index Business Day” means any day on which the Primary Exchange and each Related Exchange are scheduled to be open for trading.

“Exchange Business Day” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to be open for trading.

“Primary Exchange” means, with respect to each Index Constituent Security or each constituent underlying a successor index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor index.

“Related Exchange” means, with respect to each Index Constituent Security or each constituent underlying a successor index, each exchange or quotation system where trading has a material effect (as determined by the Security Calculation Agent) on the overall market for futures or options contracts relating to such Index Constituent Security or such constituent underlying a successor index.

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below and the potential postponements and adjustments as described under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Index Business Day no later than 12:00 noon, New York City time, and a confirmation of redemption by no later than 5:00 p.m., New York City time, on any applicable Index Business Day, provided that you request that we redeem a minimum of 50,000 Securities. We reserve the right from time to time to waive this minimum redemption amount in our sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver. For any applicable redemption request, the “Redemption Valuation Date” will be the first Index Business Day following the date that the applicable redemption notice and redemption confirmation are delivered, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. You should not assume you will be entitled to the benefit of any such acceleration. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities.

The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day following the applicable Redemption Valuation Date (the “Redemption Date”). The first Redemption Date will be October 30, 2019, and the final Redemption Date will be October 14, 2049. In addition, if a call notice has been issued or if acceleration has been triggered, the last Redemption Valuation Date will be the fifth Index Business day prior to the Call Settlement Date or Acceleration Settlement Date, as applicable. If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Valuation Date with respect to any of the Index Constituent Securities, such Redemption Valuation Date may be postponed as described under “— Market Disruption Event.”

Specific Terms of the Securities

As of any Redemption Valuation Date, the “Redemption Fee Amount” means an amount per Security equal to:

(0.125% × Closing Indicative Value of the Security as of the Redemption Valuation Date).

If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under “— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date equal to:

Closing Indicative Value as of the Redemption Valuation Date – Redemption Fee Amount.

We refer to this cash payment as the “Redemption Amount.” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We reserve the right from time to time to waive the Redemption Fee Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and you should not assume you will be entitled to such fee waiver.

We will inform you of such Redemption Amount on the first Business Day following the applicable Redemption Valuation Date.

The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.

The following graphic illustrates the formula to determine the Redemption Amount, which has been simplified for ease of presentation.

Closing Indicative Value	—	Redemption Fee Amount

You may lose all or a substantial portion of your investment upon early redemption. The combined negative effect of the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee Amount, if applicable (less any Coupon Amounts and/or any Stub Reference Distribution Amount you may be entitled to receive as of the Redemption Valuation Date), or if the compounded leveraged monthly return of the Index is negative, you may lose all or a substantial portion of your investment upon early redemption.

The Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right and, upon the occurrence of an acceleration event, the Securities may be accelerated and redeemed by UBS, at its option. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-67 and “Specific Terms of the Securities — Optional Acceleration Upon Minimum Indicative Value” beginning on page S-69.

We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Redemption and Repayment.”

The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Specific Terms of the Securities

Redemption Procedures

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

➢

deliver a notice of redemption, which we refer to as a “Redemption Notice,” which is attached to this prospectus supplement as Annex B, to UBS via email no later than 12:00 noon (New York City time) on the Index Business Day on which you elect to exercise your redemption right. If we receive your Redemption Notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption which is attached to this prospectus supplement as Annex C;

➢

deliver the signed confirmation of redemption, which we refer to as the “Redemption Confirmation”, to us via email in the specified form by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your Redemption Confirmation to be effective;

➢	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable Redemption Valuation Date at a price equal to the Redemption Amount; and

➢	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your Redemption Notice after 12:00 noon (New York City time), or your Redemption Confirmation after 5:00 p.m. (New York City time), on the Business Day prior to the applicable Redemption Valuation Date, your Redemption Notice will not be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable.

We reserve the right from time to time to waive the minimum redemption amount or the Redemption Fee Amount in our sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the Redemption Notice is received by UBS rather than the following Index Business Day. You should not assume you will be entitled to the benefit of any such waiver or election to accelerate the Redemption Valuation Date.

UBS’s Call Right

We have the right to redeem all, but not less than all, of the Securities upon not less than eighteen (18) calendar days’ prior notice to the holders of the Securities (which may be provided via press release), such redemption to occur on any Business Day that we may specify on or after November 12, 2019 through and including the Maturity Date. Upon early redemption in the event we exercise this right, you will receive a cash payment equal to

(a)	the product of

(i)	the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Call Measurement Period, plus

(b)

the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, minus

Specific Terms of the Securities

(c)	the Accrued Fees as of the last Index Business Day in the Call Measurement Period, plus

(d)	the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any.

We refer to this cash payment as the “Call Settlement Amount.”

If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.

We will inform you of such Call Settlement Amount on the first Business Day following the last Index Business Day in the Call Measurement Period.

The holders will receive payment for their Securities on the second Business Day following the last Index Business Day in the Call Measurement Period (the “Call Settlement Date”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation Date with respect to any of the Index Constituent Securities, such Call Valuation Date may be postponed as described under “— Market Disruption Event.”

The “Call Measurement Period” means:

(a)

if the Market Value of Securities outstanding as at the close of business on the Exchange Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right is less than $10,000,000, the Call Valuation Date, subject to adjustments as described under “— Market Disruption Event”;

(b)

if the Market Value of Securities outstanding as at the close of business on the Exchange Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right is equal to or greater than $10,000,000, the five (5) Index Business Days from and including the Call Valuation Date, subject to adjustments as described under “— Market Disruption Event.”

The “Market Value” of the Securities outstanding as of the close of business on the Exchange Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right will equal:

Intraday indicative value as of such Exchange Business Day × number of Securities outstanding as reported by LMLBIV <Index> on Bloomberg.

The “Call Valuation Date” means the date disclosed as such by UBS in its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right.

In any notice to holders exercising the UBS Call Right, we will specify how many days are included in the

Call Measurement Period.

The following graphic illustrates the formula to determine the Call Settlement Amount, which has been simplified for ease of presentation.

Current Principal Amount × Index Factor	+	Coupon Amount	—	Accrued Fees	+	Stub Reference Distribution Amount

Specific Terms of the Securities

You may lose all or a substantial portion of your investment upon a call. The combined negative effect of the Accrued Fees will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Fees (less any Coupon Amounts and/or any Stub Reference Distribution Amount, as applicable, you may be entitled to receive), or if the compounded leveraged monthly return of the Index is negative, you may lose all or a substantial portion of your investment upon a call.

In addition, upon the occurrence of an acceleration event, the Securities may be accelerated and redeemed by UBS, at its option. See “Specific Terms of the Securities — Optional Acceleration Upon Minimum Indicative Value” below.

Optional Acceleration Upon Minimum Indicative Value

If, at any time, the intraday indicative value of the Securities on any Index Business Day equals $2.00 or less (the “Indicative Value Optional Acceleration Trigger”) (each such day, an “Optional Acceleration Date”), all issued and outstanding Securities may be accelerated and redeemed by UBS, at its option (even if the intraday indicative value would later exceed $2.00 on such Optional Acceleration Date or any subsequent Index Business Day) for a cash payment equal to the Acceleration Amount (the “Acceleration Option”).

In the event that the Indicative Value Optional Acceleration Trigger threshold has been breached, UBS will issue a press release before 9:00 a.m. on the Index Business Day following the Optional Acceleration Date announcing whether or not it has elected to exercise its Acceleration Option. UBS is under no obligation to exercise its Acceleration Option and the Securities may remain outstanding following an Indicative Value Optional Acceleration Trigger Event occurring, if UBS does not elect to exercise such Acceleration Option.

The “Acceleration Amount” will equal

(a)	the product of

(i)	the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Acceleration Valuation Period, plus

(b)

the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Optional Acceleration Date if on the last Index Business Day in the Acceleration Valuation Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, minus

(c)	the Accrued Fees as of the last Index Business Day in the Acceleration Valuation Period, plus

(d)	the Stub Reference Distribution Amount as of the last Index Business Day in the Acceleration Valuation Period, if any.

If the Acceleration Amount is equal to or less than zero, the payment upon acceleration will be zero.

If the Indicative Value Optional Acceleration Trigger threshold has been breached and UBS elects to exercise its Acceleration Option, you will receive on the Acceleration Settlement Date only the Acceleration Amount in respect of your investment in the Securities. The “Acceleration Settlement Date” will be the second Business Day following the last Index Business Day of the Acceleration Valuation Period. The “Acceleration Valuation Period” will be the five Index Business Days from, but excluding, the Optional Acceleration Date, subject to adjustment as described under “— Market Disruption Event.” Subject to the prior verification by the Security Calculation Agent that the intraday indicative value of the Securities of $2.00 or less was accurately calculated by the NYSE, UBS must provide notice (which

Specific Terms of the Securities

may be provided via press release) to the holders of the Securities that the minimum indicative value threshold has been breached not less than five calendar days prior to the Acceleration Settlement Date. For a detailed description of how the minimum indicative value of the Securities is calculated see “Valuation of the Index and the Securities” beginning on page S-55.

If the Securities undergo a split or reverse split, the Indicative Value Optional Acceleration Trigger will be adjusted accordingly.

The following graphic illustrates the formula to determine the Acceleration Amount, which has been simplified for ease of presentation.

Current Principal Amount × Index Factor	+	Coupon Amount	—	Accrued Fees	+	Stub Reference Distribution Amount

You may lose all or a substantial portion of your investment upon acceleration. The combined negative effect of the Accrued Fees will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Fees (less any Coupon Amounts and/or any Stub Reference Distribution Amount, as applicable, you may be entitled to receive), or if the compounded leveraged monthly return of the Index is negative, you may lose all or a substantial portion of your investment upon acceleration.

In addition, the Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-67.

Loss Rebalancing Events

A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 2.0. This means that after a Loss Rebalancing Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss Rebalancing Event.

A “Loss Rebalancing Event” occurs if, at any time, the Intraday Index Value on any Index Business Day (other than an Excluded Day, as defined herein) decreases 20% in value from the previous Monthly Initial Closing Level or Loss Rebalancing Closing Level, whichever is more recent. If a Loss Rebalancing Event occurs, the Current Principal Amount of the Securities will be reset as described below, which will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 2.0. A Loss Rebalancing Event may occur irrespective of whether a Market Disruption Event also occurs on such Index Business Day.

Upon the occurrence of a Loss Rebalancing Event, the Current Principal Amount will be reset on the applicable Loss Rebalancing Reset Date as follows:

New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Loss Rebalancing Valuation Date — Accrued Fees on the applicable Loss Rebalancing Valuation Date

In the event of a Loss Rebalancing Event, the Financing Rate will not be adjusted.

On the next Monthly Valuation Date following one or more Loss Rebalancing Events, the Monthly Initial Closing Level will be replaced with the most recent Loss Rebalancing Closing Level in the calculation of the Index Performance Ratio.

Specific Terms of the Securities

Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a single calendar month. This means both that (i) the Current Principal Amount may be reset more frequently than monthly and (ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Because each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing Event your Securities will have less exposure to a potential positive gain in value relative to the exposure before the occurrence of such Loss Rebalancing Event.

On any Loss Rebalancing Valuation Date, the Accrued Financing Charges for each Security will equal the product of (i) the Financing Level on the immediately preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, times (ii) the Financing Rate times (iii) the number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, to, and including, the then current Loss Rebalancing Valuation Date divided by (iv) 360.

An “Excluded Day” means (i) the Index Business Day immediately preceding any Monthly Valuation Date, (ii) any Monthly Valuation Date, (iii) any Loss Rebalancing Valuation Date (iv) the Index Business Day immediately preceding the first day of the Final Measurement Period or any day after such Index Business Day, (v) the Index Business Day immediately preceding the first day of the Call Measurement Period or any day after such Index Business Day, or (vi) the Optional Acceleration Date or any day after the Optional Acceleration Date.

“Loss Rebalancing Closing Level” means the Index Closing Level on the Loss Rebalancing Valuation Date.

“Loss Rebalancing Reset Date” means the first Index Business Day immediately following a Loss Rebalancing Valuation Date, subject to adjustment as described under “— Market Disruption Event.”

“Loss Rebalancing Valuation Date” means:

(a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day, the day that such Loss Rebalancing Event occurs, subject to adjustment as described under “- Market Disruption Event”;

(b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day, the first Index Business Day following the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market Disruption Event.”

Security Calculation Agent

UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation Agent will be solely responsible for all determinations and calculations regarding the value of the Securities, including, among other things, at maturity or upon early redemption or call, or at other times, the Current Principal Amount, Current Indicative Principal Amount, intraday indicative value, Market Disruption Events, Business Days, Index Business Days, Exchange Business Days, the Index Factor, the Index Performance Ratio, the Index Valuation Level, the Financing Level, the Accrued Fees (including determining any successor to the LIBOR base rate), the Coupon Amount, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Accrued Fees, the Redemption Fee Amount, the Cash Settlement Amount, if any, that we will pay you at maturity, the Coupon Ex-Dates, the Coupon Record Dates, the Redemption Amount, if any, that we will pay you upon redemption, if applicable, the Acceleration Amount that we will pay you upon acceleration, the Call Settlement Amount, if any, that

Specific Terms of the Securities

we will pay you in the event that UBS calls the Securities, whether a Loss Rebalancing Event has occurred and whether any day is a Business Day, Index Business Day or an Exchange Business Day and all such other matters as may be specified elsewhere herein as matters to be determined by the Security Calculation Agent. The Security Calculation Agent will also be responsible for determining whether the Index has been discontinued and whether there has been a material change in the Index. The Security Calculation Agent will make all such determinations and calculations in its sole discretion, and absent manifest error, all determinations of the Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an interest in the Security, without liability on the part of the Security Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by the Security Calculation Agent. We may appoint a different Security Calculation Agent from time to time after the date of this prospectus supplement without your consent and without notifying you.

The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity, call or acceleration, or upon early redemption, or on a Coupon Payment Date on or prior to 12:00 noon, New York City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date, any Call Settlement Date, Acceleration Settlement Date or any Coupon Payment Date, as applicable.

All dollar amounts related to determination of the Coupon Amount, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Accrued Fees, the Redemption Amount and Redemption Fee Amount, if any, per Security, the Call Settlement Amount, if any, per Security, the Current Principal Amount, the Acceleration Amount, the Financing Level, and the Cash Settlement Amount, if any, per Security, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the Stated Principal Amount of the Securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Event

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Date (as defined below), the Index Closing Level for such Averaging Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Date”) with respect to the Index irrespective of whether, pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the Index Closing Level being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the Index Closing Level on any Averaging Date, the Security Calculation Agent or one of its affiliates, as the case may be, will apply the Index Closing Level for such Deferred Averaging Date (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Date. For example, if the applicable Measurement Period for purposes of calculating the Call Settlement Amount is based on the arithmetic mean of the Index Closing Levels on November 3, November 4, November 5, November 6 and November 7, and there is a Market Disruption Event with respect to the Index on November 3, but no other Market Disruption Event during such Measurement Period, then the Index Closing Level on November 4 will be used twice to calculate the Call Settlement Amount, and the Call Settlement Amount will be determined based on the arithmetic mean of the Index Closing Levels on November 4, November 4, November 5, November 6 and October 7. The same approach would be applied if there is a Market Disruption Event during any Measurement Period.

Specific Terms of the Securities

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation Date or any Monthly Valuation Date or Loss Rebalancing Valuation Date, the Index Closing Level for such Redemption Valuation Date, Monthly Valuation Date or Loss Rebalancing Valuation Date, as applicable, will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing with respect to the Index. For example, if the Redemption Valuation Date, for purposes of calculating a Redemption Amount, is based on the Index Closing Level on November 3 and there is a Market Disruption Event with respect to the Index on November 3, then the Index Closing Level on November 4 will be used to calculate the Redemption Amount, assuming that no such Market Disruption Event has occurred or is continuing on November 4.

In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the final Averaging Date or any Monthly Valuation Date, Redemption Valuation Date or Loss Rebalancing Valuation Date, as applicable, occurring more than three Index Business Days following the day originally scheduled to be such final Averaging Date or such Monthly Valuation Date, Redemption Valuation Date or Loss Rebalancing Valuation Date. If a Market Disruption Event has occurred or is continuing with respect to the Index on the third Index Business Day following the date originally scheduled to be the final Averaging Date or any Monthly Valuation Date, Redemption Valuation Date or Loss Rebalancing Valuation Date, as applicable, the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such third Index Business Day but for such Market Disruption Event. If any Monthly Valuation Date or Loss Rebalancing Valuation Date is postponed as described above, the succeeding Monthly Reset Date or Loss Rebalancing Reset Date will occur on the next Index Business Day following the postponed Monthly Valuation Date or Loss Rebalancing Valuation Date, as applicable.

An “Averaging Date” means each of the Index Business Days during a Measurement Period, subject to adjustment as described herein.

Any of the following will be a Market Disruption Event with respect to the Index, in each case as determined by the Security Calculation Agent in its sole discretion:

(a)

suspension, absence or material limitation of trading in a material number of Index Constituent Securities for trading in the Index Constituent Security, whether by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;

(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index Constituent Securities in the primary market or markets for those contracts;

(c)	the Index is not published; or

(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use of Proceeds and Hedging”.

The following events will not be Market Disruption Events with respect to the Index:

(a)	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

(b)	a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent Securities.

Specific Terms of the Securities

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our relative economic positions.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount.”

In addition to the default amount described below, we will also pay the Coupon Amount per Security, if any, with respect to the final Coupon Payment Date, as described above under “— Coupon Payment,” calculated as if the date of acceleration was the last Index Business Day in the Final Measurement Period and the four Index Business Days immediately preceding the date of acceleration were the corresponding Index Business Days in the accelerated Final Measurement Period, with the fourth Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated final Coupon Valuation Date, and the Index Business Day immediately preceding the date of acceleration being the relevant final Coupon Valuation Date.

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term Notes, Series B, as constituting the outstanding principal amount of the Securities. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in principal amount of all Medium-Term Notes, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the Medium-Term Notes, Series B after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation Agent in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

Specific Terms of the Securities

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or

➢	every quotation of that kind obtained is objected to within five (5) Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five (5) Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

➢	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of or Adjustments to the Index or Termination of Our License Agreement with the Index Sponsor; Alteration of Method of Calculation

If (i) the Index Sponsor or Index Calculation Agent discontinue publication of, or otherwise fails to publish, the Index, (ii) our license agreement with the Index Sponsor terminates or (iii) the Index Sponsor or Index Calculation Agent do not make the Index Constituent Securities and/or their unit weighting available to the Security Calculation Agent, and, in each case, any other person or entity publishes an index licensed to UBS that the Security Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities and/or their unit weighting are available to the Security

Specific Terms of the Securities

Calculation Agent (such index being referred to herein as a “successor index”),and the Security Calculation Agent approves such index as a successor index, then the Security Calculation Agent will determine the Index Closing Level on the applicable dates of determination, Coupon Amounts and the amount payable at maturity, call, acceleration or upon early redemption and all other related payments terms by reference to such successor index.

Upon any selection by the Security Calculation Agent of a successor index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

If the Index Sponsor or Index Calculation Agent discontinue publication of the Index, our license agreement with the Index Sponsor terminates or the Index Sponsor or Index Calculation Agent do not make the Index Constituent Securities and/or their unit weighting available to the Security Calculation Agent, prior to, and such discontinuation, termination or unavailability is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation Date or on any Monthly Valuation Date or Loss Rebalancing Valuation Date, as applicable, or on any other relevant date on which the Index Closing Level is to be determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation Date or on any Monthly Valuation Date or Loss Rebalancing Valuation Date, as applicable, or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing Level using the Index Closing Level on the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the Securities.

In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else publishes an index that the Security Calculation Agent determines is comparable to the Index (the “Substitute Index”), then the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under the Securities, and all provisions described in this prospectus supplement as applying to the Index will thereafter apply to the Substitute Index instead. In such event, the Security Calculation Agent will make such adjustments, if any, to any level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute Index, then the Security Calculation Agent will determine all amounts hereunder, including the Coupon Amounts, Current Principal Amount, Current Indicative Principal Amount, Index Factor, intraday indicative value, Accrued Fees, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity, call, or upon early redemption by reference to such Substitute Index. If the Security Calculation Agent so elects to replace the original Index with a Substitute Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities of the Securities.

An “Index Replacement Event” means:

(a)	an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in

Specific Terms of the Securities

which a Primary Exchange or Related Exchange (each as defined herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of units in the Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or the units in the Index Constituent Securities included in the Index (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material adverse effect on any of these parties’ ability to perform their obligations in connection with the Securities or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(b)

any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after October 24, 2019 that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of units in the Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or the units in the Index Constituent Securities included in the Index (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material adverse effect on the ability of us, our affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection with the Securities or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(c)

any event that occurs on or after October 24, 2019 that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for UBS AG or its affiliates to hold, acquire or dispose of units in the Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or the units in the Index Constituent Securities included in the Index (including but not limited to exchange-imposed position limits), (ii) for us, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in connection with the Securities or (iii) for us to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the Securities, or realize, recover or remit the proceeds of any such transaction or asset; or

(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any, announces that pursuant to the rules of such exchange or market, as applicable, the Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable.

Specific Terms of the Securities

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the Index or a successor index, or the value thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that the Index Closing Level of the Index or such successor index does not, in the opinion of the Security Calculation Agent, fairly represent the Index Closing Level of the Index or such successor index had such changes or modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation Agent will calculate the Index Closing Level for the Index or such successor index with reference to the Index or such successor index, as adjusted. The Security Calculation Agent will accordingly calculate the Index Closing Level, the Index Valuation Level, the Index Performance Ratio, the Coupon Amount, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Accrued Fees, the Redemption Fee Amount, if any, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, upon early redemption, if applicable, the Call Settlement Amount, if any, that we will pay you in the event UBS calls the Securities, the Acceleration Amount that we will pay you in the event of an optional acceleration upon minimum indicative value, if applicable, the Loss Rebalancing Closing Level, if any, the Monthly Initial Closing Level and all related payment terms based on the Index Closing Level calculated by the Security Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the Index Closing Level of the Index or such successor index to be a fraction of what it would have been if there had been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to arrive at an Index Closing Level for the Index or such successor index as if it had not been modified (e.g., as if such split had not occurred).

In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS may, in its sole discretion, amend the title of the Securities in order to remove reference the former Index and to make such other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the relevant successor index or Substitute Index, as applicable.

All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation Agent’s sole discretion. See “Risk Factors — There are potential conflicts of interest between you and the Security Calculation Agent” in this prospectus supplement beginning on page S-41 for a discussion of certain conflicts of interest which may arise with respect to the Security Calculation Agent.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity, call or acceleration, or upon early redemption, will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Specific Terms of the Securities

Business Day

When we refer to a Business Day or a New York Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

As described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under “— Cash Settlement Amount at Maturity,” “— UBS’s Call Right” and “— Early Redemption at the Option of the Holders” above.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the aggregate Stated Principal Amount specified on the cover of this prospectus supplement. We may issue additional Securities in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We May Offer — Amounts That We May Issue” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any additional offering will be determined at the time of pricing of that offering.

Booking Branch

The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement

The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter options, futures or exchange-traded funds on the Index Constituent Securities or the Index prior to and/ or on the Initial Trade Date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions of Index Constituent Securities or, if applicable, other securities of issuers of the Index Constituent Securities,

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange- traded funds or other instruments based on the level of the Index or the value of the Index Constituent Securities,

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or securities, or

➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the last Index Business Day in a Measurement Period or on any Redemption Valuation Date. That step may involve sales or purchases of any of the Index Constituent Securities, listed or over-the-counter options or futures on the Index Constituent Securities or listed or over-the-counter options, futures, exchange- traded funds or other instruments based on indices designed to track the performance of the Index.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time. See “Risk Factors” on page S-22 for a discussion of these adverse effects.

Material U.S. Federal Income Tax Consequences

The following is a general description of the material United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements, and to the extent inconsistent replaces, the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,

➢	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

➢	a bank,

➢	a life insurance company,

➢	a person subject to alternative minimum tax,

➢	a person that purchases or sells the Securities as part of a wash sale for tax purposes,

➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

➢	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Except as otherwise described below under “Unrelated Business Taxable Income,” the discussion below does not apply to tax-exempt organizations. If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “Non-United States Holders” below, this discussion only applies to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN.

Material U.S. Federal Income Tax Consequences

ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

U.S. Holders

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as a pre-paid forward contract with respect to the Index. The terms of the Securities require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. In addition, the terms of the Securities require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Coupon Amount (including amounts received upon the sale, redemption or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Stub Reference Distribution Amount, if any, as amounts that should be included in ordinary income for tax purposes at the time such amounts accrue or are received, in accordance with your regular method of tax accounting. You will be required to treat such amounts in such a manner despite the fact that (a) all or a portion of such distributions may be attributable to (i) partnership distributions that are attributable to allocations of long-term capital gain that in the case of a direct investor would be subject to tax at long-term capital gains rates and (ii) partnership distributions that exceed the partnership’s income, in which case a direct holder of the partnership interest would generally be able to currently exclude such excess from income, and (b) there may be other possible treatments of such amounts that would be more advantageous to holders of Securities.

If the Securities are so treated (and subject to the discussion below regarding the application of Section 1260 of the Code), you should generally recognize capital gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than the amount attributable to accrued but unpaid Coupon Amounts and the Stub Reference Distribution Amount, if any, which will be treated as ordinary income) and the amount you paid for your Securities (which will include the creation fee that you paid in connection with your purchase of the Securities). Such gain or loss should generally be long-term capital gain or loss if you held your Securities for more than one year. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Section 1260. It is likely that that your ownership of the Securities will be treated as a “constructive ownership transaction” that is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and a partnership is considered to be a pass-thru entity. It is, however, not entirely clear how Section 1260 of the Code applies in the case of an index of pass-thru entities like the Index. Although the matter is not free from doubt, it is likely that Section 1260 should also apply to an index of pass-thru entities, in which case Section 1260 would apply to the Securities. If your Securities are subject to Section 1260, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the “net underlying long-term capital gain” — i.e., the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Index Constituent Securities (in an amount equal to the leveraged notional amount of the Index that is represented by the Securities) on the

Material U.S. Federal Income Tax Consequences

date that you purchased your Securities and sold your interest in the Index Constituent Securities on the date of the sale or maturity of the Securities (the “Excess Gain Amount”). If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the Securities (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary.

It is not clear how the long-term capital gain for the Index Constituent Securities should be determined under Section 1260 of the Code in the case of an instrument, like the Securities, that is linked to an index that is rebalanced periodically. One possibility is that the long-term capital gain realized on a sale, redemption or maturity of a Security would be subject to potential recharacterization as ordinary income, and subject to an interest charge, to the extent it exceeds the amount of long-term capital gain you can establish would have been realized if you had invested directly in the Index Constituent Securities on the date you purchased your Securities and rebalanced your portfolio as and when the Index rebalanced.

In addition, in the case of an index of partnerships, it is unclear whether the Excess Gain Amount should be based on the aggregate of the underlying partnerships or on each underlying partnership individually. If the determination must be based on each underlying partnership individually, it is more likely that the recharacterization and interest charge provisions of Section 1260 would apply to your Securities.

Whether you will realize capital gain in excess of any net underlying long-term capital gain for purposes of Section 1260 of the Code will depend on a number of factors that we cannot predict. First, the Excess Gain Amount will depend in part upon the amount of distributions that are made by each Index constituent (and thus the corresponding Coupon Amount) and the amount of ordinary income that is allocated to a direct investor in each Index Constituent Security.

Second, the Excess Gain Amount will depend in part upon the amount of ordinary income that an investor would recognize upon a sale of a direct interest in each Index Constituent Security in respect of any “Section 751 assets” that are held by the Index constituent. You should be aware that some of the Index constituents could have a significant amount of “Section 751 assets” which could cause your Securities to have a positive Excess Gain Amount that would be subject to Section 1260.

Third, the Index is scheduled to rebalance periodically. Accordingly, a holder that instead purchases the Index Constituent Securities may recognize short-term capital gain upon the rebalancing of such holders’ portfolio in the same manner as the Index is rebalanced. By contrast, absent the application of Section 1260 of the Code to the Securities, a holder of Securities should generally not recognize any short-term capital gain upon the sale, redemption or maturity of the Securities as long as such holder holds the Securities for more than one year. The rebalancing of the Index could therefore cause your Securities to have a positive Excess Gain Amount that would be subject to Section 1260.

Because you will only be able to avoid the application of Section 1260 of the Code to your Securities if you can demonstrate through clear and convincing evidence that the Excess Gain Amount in respect of your Securities is zero, it may be administratively difficult for you to demonstrate whether and to what extent the preceding paragraphs should apply to your Securities. It is therefore possible that you will be required to treat the entire gain that you recognize upon the sale or maturity of the Securities as ordinary income that is subject to an interest charge even if there is no Excess Gain Amount in respect of your Securities if you cannot provide clear and convincing evidence to substantiate that position.

Material U.S. Federal Income Tax Consequences

Because the application of Section 1260 constructive ownership rules to the Securities is unclear, you are strongly urged to consult your tax advisor regarding the potential application of such rules to your investment in the Securities.

Alternative Treatments. There is no judicial or administrative authority discussing how your Securities should be treated for U.S. federal income tax purposes. Therefore, the IRS might assert that the Securities should be treated in a manner that differs from that described above. For example, the IRS might assert that your Securities should be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. In addition, you would recognize gain or loss equal to the difference between the projected amount of the Coupon Amounts on your Securities and the actual Coupon Amounts that are paid with respect to the Securities. You would recognize gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. Any gain you recognize upon the sale, early redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

In addition, it is possible that the IRS could treat your Securities as representing ownership of the Index Constituent Securities for U.S. federal income tax purposes. In such a case, you would be required to recognize income, gain or loss as if you had actually owned the Index Constituent Securities. Under this alternative treatment, you would also be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances. Further, if the Securities are characterized in accordance with this alternative treatment under state or local law, you could be required to file state and local tax returns on account of your deemed ownership interest of the Index Constituent Securities and pay tax accordingly.

If the Securities are treated in the manner described in the preceding paragraph, you would be required to treat the Accrued Financing Charges as interest expense and the Accrued Tracking Fee as amounts of expense. In such a case, (i) the deduction of the Accrued Tracking Fee would generally be treated as a miscellaneous itemized deduction that may not be deductible in the case of certain investors and (ii) the Accrued Financing Charges would be treated as interest payments that are subject to the general limitations on interest deductions. Such amounts would correspondingly increase the capital gain (or decrease the capital loss) that you recognize in respect of your Securities.

Even if you are not treated as owning the Index Constituent Securities, it is possible that you would be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances or is adjusted.

The IRS could also assert that any gain or loss that you recognize upon redemption or maturity of your Securities should be treated as ordinary gain or loss or that you should be required to accrue interest over the term of your Securities in excess of the Coupon Amounts that are paid on the Securities.

Furthermore, in 2007, the IRS released a Notice that may affect the taxation of the Securities. According to the Notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis and whether gain or loss from such instruments should be treated as ordinary or capital. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as

Material U.S. Federal Income Tax Consequences

the Securities, such guidance could require you to accrue income over the term of the Securities in excess of the Coupon Amounts that are paid on the Securities and could require you to treat any gain that you recognize in respect of the Securities as ordinary income.

Additionally, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, legislation was proposed in 2017 that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

Medicare Tax. If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income will include any gain that you recognize upon the sale, redemption or maturity of your Securities, unless such gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). It is not clear, however, whether your net investment income includes any Coupon Amounts and the Stub Reference Distribution Amount that you receive on the Securities, unless such Coupon Amounts and the Stub Reference Distribution Amount, if any, were derived in the ordinary course of the conduct of a trade or business (in which case the Coupon Amounts and the Stub Reference Distribution Amount, if any, should be included in your net investment income if they are derived in a trade or business that consists of certain trading or passive activities and should otherwise not be included in your net investment income). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Securities.

Unrelated Business Taxable Income. A U.S. holder that is a tax-exempt investor (including a retirement fund) for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation will nevertheless be subject to tax to the extent income or gain from the Securities constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the Securities should not constitute UBTI to a U.S. holder that is a tax-exempt investor unless such holder has incurred “debt-financing” in respect of its acquisition or ownership of the Securities. However, as noted above, it is possible that the Securities could be treated as other than a pre-paid forward contract in respect of the Index. Under one such alternative characterization, you could be treated as directly owning the Index Constituent Securities. If your Securities are so treated, a portion of any income or gain that you recognize with respect to your Securities would be treated as UBTI.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or the sale, redemption or maturity of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or the sale, redemption, or maturity of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Material U.S. Federal Income Tax Consequences

Backup Withholding and Information Reporting. Notwithstanding that we do not intend to treat the Securities as debt for tax purposes, we intend to apply the information reporting and backup withholding rules that are described under “U.S. Tax Considerations — Taxation of Debt Securities — Backup Withholding and Information Reporting” in the accompanying prospectus to any payments made on your Securities.

Non-U.S. Holders

The following section addresses the tax treatment of a non-U.S. holder of Securities. You are a non-U.S. holder if you are a beneficial owner of a Security and you are, for United States federal income tax purposes: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Security. Except as described below under “Effectively Connected Income”, the discussion below assumes that the non-U.S. holder’s income from the Securities is not effectively connected with a United States trade or business.

As discussed in more detail below, we intend to take the position that non-U.S. holders of Securities will be subject to withholding tax under Section 871(m) of the Code. As discussed below, the computation of the Section 871(m) tax in respect of a contract, such as the Securities, that references partnerships is uncertain. Accordingly, we intend to treat the entire amount of each Coupon Amount and the Stub Reference Distribution Amount (including any accrued Coupon Amount upon a sale of the Securities) that is paid to a non-U.S. holder as a dividend equivalent that is subject to a 30% withholding tax under Section 871(m), unless (a) the holder is entitled to a lower rate under the “dividend” article of an applicable tax treaty or (b) the income from the Securities is effectively connected with the holder’s conduct of a trade or business in the United States (in which case, in order to avoid withholding, then holder will be required to provide a properly executed IRS Form W-8ECI). Moreover, each non-U.S. holder of Securities will agree, pursuant to the terms of the Securities, that it will treat each Coupon Amount and the Stub Reference Distribution Amount (including any accrued Coupon Amount at the time that it sells the Securities) as dividends that are subject to a 30% withholding tax (and that it will not claim a refund of such withholding tax) except to the extent that the holder qualifies under either of the exceptions in the preceding sentence. We and each non-U.S. holder will be required to take this position despite the fact that it is likely that the actual Section 871(m) tax will be less than the amount of such withholding. We expect that other withholding agents will take a similar position regarding their withholding obligations with respect to Coupon Amounts on the Securities.

More specifically, Section 871(m) and the Regulations thereunder impose a 30% withholding tax (subject to reduction under an applicable treaty) on deemed dividend amounts with respect to certain contracts (such as structured notes) held by non-U.S. holders that reference U.S. equities or indices that include U.S. equities (unless that income is effectively connected with the holder’s conduct of a trade or business in the United States). However, the regulations only apply to a contract that is issued before January 1, 2021 if the contract is a “delta-one” contract (i.e., a contract that provides for “delta-one” exposure to underlying U.S. corporations). We believe and we intend to take the position that the Securities should be treated as delta-one contracts for this purpose.

The Section 871(m) regulations provide that instruments that reference a “qualified index” generally are not subject to withholding under Section 871(m). We do not possess the information to determine whether the Index is a “qualified index”, and we therefore intend to take the position (and the discussion below assumes) that the Index is not a “qualified index” and thus does not qualify for the Section 871(m) exemption. The Section 871(m) regulations provide that a contract that references an index that is not a qualified index will be treated for Section 871(m) purposes as referencing the

Material U.S. Federal Income Tax Consequences

components of the index. Accordingly, the Securities should be treated as referencing the Index Constituent Securities for Section 871(m) purposes.

The Index is primarily comprised of entities that are classified as partnerships for U.S. federal income tax purposes. Although the Section 871(m) tax generally only applies to contracts that reference shares of a U.S. corporation, the Section 871(m) regulations provide that a transaction that references certain partnerships that hold significant investments in shares of a U.S. corporation (“Covered Partnerships”) will be treated as referencing the shares owned by the Covered Partnerships. We anticipate that some of the Index Constituent Securities will be Covered Partnerships. Accordingly, the Securities should be subject to the Section 871(m) tax to the extent the Securities reference Index Constituent Securities that are Covered Partnerships or entities that are classified as corporations for U.S. federal income tax purposes. The Section 871(m) tax will be based on the dividends that are paid during a non-U.S. holder’s holding period in a Security with respect to the U.S. shares that are held by a Covered Partnership in the Index or with respect to U.S. shares that are included in the Index (to the extent of the leveraged notional interest that is referenced by the holder’s Security).

There are significant uncertainties regarding the application of Section 871(m) to instruments that reference a Covered Partnership, including how a withholding agent and investor should determine whether a partnership is a Covered Partnership and the amount and timing of any dividends that are received by a Covered Partnership. This is particularly uncertain in light of the limited public information regarding the U.S. shares that are held by the Index constituents and the amount and timing of any dividends with respect to such stocks. Because of our inability to determine which of the Index Constituent Securities are Covered Partnerships and the dividends that are received by such Covered Partnerships, we intend to treat the entire amount of each Coupon Amount and the Stub Reference Distribution Amount (including any accrued Coupon Amount upon a sale of the Securities) that is paid to a non-U.S. holder as a dividend equivalent that is subject to a 30% withholding tax under Section 871(m), unless (a) the holder is entitled to a lower rate under the “dividend” article of an applicable tax treaty or (b) the income from the Securities is effectively connected with the holder’s conduct of a trade or business in the United States. Moreover, each non-U.S. holder of Securities will agree, pursuant to the terms of the Securities, that it will treat each Coupon Amount and the Stub Reference Distribution Amount (including any accrued Coupon Amount at the time that it sells the Securities) as dividends that are subject to a 30% withholding tax (and that it will not claim a refund of such withholding tax) except to the extent that the holder qualifies under either of the exceptions in the preceding sentence.

Although there can be no certainty in this regard, we expect that the actual Section 871(m) tax that would be due in respect of the Securities if a non-U.S. holder or withholding agent had actual knowledge of the Covered Partnerships in the Index and the dividends that are received by such partnerships will be less than the withholding imposed on the Coupon Amounts described in the prior paragraph. We therefore anticipate that a non-U.S. holder that is subject to the Section 871(m) withholding described in the preceding paragraph should not have any residual section 871(m) tax liability.

It is possible that some withholding agents may impose the Section 871(m) withholding tax described above on the date that the Index Constituents make dividend or partnership distributions, rather than on the date upon which a Coupon Amount is distributed on the Securities (in which case the withholding agent may collect the tax from other assets of a non-U.S. holder in its custody). In addition, it is possible that a withholding agent will take the position that the Section 871(m) tax with respect to the Securities should be imposed in addition to a separate 30% withholding tax on the Coupon Amounts on the Securities. Although we disagree with this position, a non-U.S. holder should consult its tax advisor regarding this possibility.

Material U.S. Federal Income Tax Consequences

FATCA. Payments on the Securities that are subject to Section 871(m) withholding tax will also be subject to FATCA withholding if an investor or intermediary does not comply with the applicable FATCA certification and identification requirements. See the discussion in the accompanying prospectus under “Taxation — Foreign Account Tax Compliance Act” for a further discussion of the FATCA withholding tax.

Effectively Connected Income. A non-U.S. holder that recognizes income or gain from the Securities that is effectively connected with a U.S. trade or business will not be subject to the Section 871(m) withholding tax described above if it provides the withholding agent with a properly executed IRS Form W-8ECI. The non-U.S. holder will be subject to U.S. federal income tax, and will be required to file U.S. federal income tax returns, in each case in the same manner as if it were a U.S. holder. In addition, if you are a corporate non-U.S. holder, any “effectively connected income” from your Securities may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Alternative Treatments. Certain alternative characterizations of the Securities could have further consequences to non-U.S. holders. Under one potential alternative characterization, a non-U.S. holder of the Securities could be treated as directly owning the Index Constituent Securities. If the Securities are so treated, a non-U.S. holder would be treated as engaged in a U.S. trade or business as a result of its ownership of the Securities. Accordingly, under this alternative treatment, a non-U.S. holder could be required to file U.S. federal, state and local income tax returns and pay net-basis U.S. federal, state and local income tax on all or a portion of any income that it recognizes as a result of its investment in the Securities. In addition, a non-U.S. holder that is a foreign corporation could potentially be subject to the U.S. branch profits tax.

FIRPTA. In addition, even if holders of the Securities are not treated as owning the Index Constituent Securities, if a non-U.S. holder owns or is treated as owning more than 5% of the Securities (or if the Securities are not considered regularly traded on an established securities market), that non-U.S. holder could be treated as owning a “United States real property interest” within the meaning of Section 897 of the Code, in which case all or a portion any gain that it recognizes upon the sale, redemption or maturity of its Securities could be deemed to be “effectively connected income,” with the consequences described in the previous paragraph. In addition, amounts that a non-U.S. holder receives upon the sale, early redemption or maturity of a Security that is treated as a “United States real property interest” could be subject, in whole or in part, to a withholding tax. Prospective non-U.S. holders should consult their tax advisors regarding the tax consequences to them of investing in the Securities, including possible alternative characterizations and treatments of the Securities. We will not pay additional amounts with respect to any withholding taxes that are imposed on the Securities.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition or holding of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding or conversion of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering

Benefit Plan Investor Considerations

purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Supplemental Plan of Distribution

On the Initial Trade Date, we sold $25,000,000 aggregate Stated Principal Amount of Securities (1,000,000 Securities) to UBS Securities LLC at 100% of their aggregate Stated Principal Amount. After the Initial Trade Date, from time to time we may sell a portion of the Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the price at which the Securities are sold to the public, less any commissions paid to UBS Securities LLC. The Securities may be sold at a price that is higher or lower than the Stated Principal Amount. UBS Securities LLC may charge normal commissions for the sale of the Securities and may also receive a portion of the Accrued Fees in connection with future distributions. For any Securities it sells, UBS Securities LLC may charge purchasers a creation fee, which may vary over time at UBS’s discretion.

Additional Securities may be offered and sold from time to time through UBS Securities LLC, as agent, to investors and to dealers acting as principals for resale to investors. We are not, however, obliged to, and may not, sell additional Securities or the full aggregate Stated Principal Amount of Securities set forth on the cover of this prospectus supplement. We may suspend or cease sales of the Securities at any time, at our discretion, or resume sales of the Securities, or we may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities on its agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, OTC derivatives, listed options, or securities, any of which could materially and adversely affect the trading price and liquidity of the Securities in the secondary market. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Broker-dealers may make a market in the Securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this prospectus supplement and the accompanying prospectus) may be used by such dealers in connection with market- making transactions. In these transactions, dealers may resell a Security covered by this prospectus that they acquire from other holders after the original offering and sale of the Securities, or they may sell a Security covered by this prospectus in short sale transactions.

As described in more detail under “Use of Proceeds and Hedging” on page S-80, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the Securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the U.S. Securities Act of 1933. Among other activities, broker-dealers and other persons may make short sales of the Securities and may cover such short positions by borrowing Securities from UBS or its affiliates or by purchasing Securities from UBS or its affiliates subject to its obligation to repurchase such Securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the U.S. Securities Act of 1933. This prospectus will be deemed to cover any short sales of Securities by market participants who cover their short positions with Securities borrowed or acquired from us or our affiliates in the manner described above.

Supplemental Plan of Distribution

UBS reserves the right to pay a portion of the Accrued Tracking Fee to UBS Securities LLC and certain broker-dealers in consideration for services relating to the Securities including, but not limited to, promotion and distribution.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding any underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

ANNEX A

TOP INDEX CONSTITUENT SECURITIES AS OF OCTOBER 23, 2019

Symbol	Name	Index Weight
IEP	Icahn Enterprises LP	10.41%
WLKP	Westlake Chemical Partners LP	10.18%
CG	Carlyle Group LP	10.16%
CODI	Compass Dividend Holdings	10.02%
FUN	Cedar Fair LP	9.91%
BPY	Brookfield Property Partners LP	9.58%
ATAX	America First Multifamily Investors LP	7.39%
LMRK	Landmark Infrastructure Partners LP	7.16%
UAN	CVR Partners LP and CVR Nitrogen Finance Corporation	6.35%
CINR	Ciner Resources LP	5.58%
NMM	Navios Maritime Partners	3.69%

A-1

ANNEX B

NOTICE OF EARLY REDEMPTION

To: ol-ubs-etracs@ubs.com

Subject: ETRACS Notice of Early Redemption, CUSIP No. 90269A476

[BODY OF EMAIL]

Name of broker: [             ]

Name of beneficial holder: [            ]

Number of Securities to be redeemed: [            ]

Applicable Redemption Valuation Date: [            ], 20[    ]2

Broker Contact Name: [            ]

Broker Telephone #: [            ]

Broker DTC # (and any relevant sub-account): [            ]

The undersigned acknowledges that in addition to any other requirements specified in the prospectus supplement relating to the Securities being satisfied, the Securities will not be redeemed unless (i) this notice of redemption is delivered to UBS Securities LLC by 12:00 noon (New York City time) on the Business Day prior to the applicable Redemption Valuation Date; (ii) the confirmation, as completed and signed by the undersigned, is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642 and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — You will not know the Redemption Amount at the time you elect to request that we redeem your Securities” in the prospectus supplement relating to the Securities and the undersigned understands that it will be exposed to market risk on the Redemption Valuation Date and through the Index Business Day subsequent to the Redemption Valuation Date.

[2]	Subject to adjustment as described in the prospectus supplement relating to the Securities.

B-1

ANNEX C

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

UBS Securities LLC

UBS Securities LLC, as Security Calculation Agent

E-mail: ol-ubs-etracs@ubs.com

To Whom It May Concern:

The holder of UBS AG ETRACS Monthly Pay 2xLeveraged Wells Fargo MLP Ex-Energy ETN Series B due October 21, 2049, CUSIP No. 90269A476, redeemable for a cash amount based on the performance of the Wells Fargo Master Limited Partnership ex Energy Index (the “Securities”) hereby irrevocably elects to exercise, on the Redemption Date of [holder to specify]3, with respect to the number of Securities indicated below, as of the date hereof, the redemption right as described in the prospectus supplement relating to the Securities (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Valuation Date with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this confirmation is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642; and (iii) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Name:
Title:
Telephone:
E-mail:

Number of Securities surrendered for redemption:                  DTC # (and any relevant sub-account):

Contact Name:

Telephone:

E-mail:

(At least 50,000 Securities must be redeemed at one time to exercise the right to early redemption on any redemption date, subject to UBS’s right to waive such minimum redemption requirement in its absolute discretion.)

[3]	Subject to adjustment as described in the prospectus supplement relating to the Securities.

C-1

We have not authorized anyone to provide you with information other than the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus Supplement

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	6
UBS	7
Swiss Regulatory Powers	10
Use of Proceeds	11
Description of Debt Securities We May Offer	12
Description of Warrants We May Offer	32
Legal Ownership and Book-Entry Issuance	47
Considerations Relating to Indexed Securities	52
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	55
U.S. Tax Considerations	58
Tax Considerations Under the Laws of Switzerland	69
Benefit Plan Investor Considerations	71
Plan of Distribution	73
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

  $50,000,000 ETRACS

  Monthly Pay 2xLeveraged Wells

  Fargo MLP Ex-Energy ETN

  Series B due October 21, 2049

    Amendment No. 2 dated November 6, 2019+ to

    Prospectus Supplement dated October 24, 2019

    (To Prospectus dated October 31, 2018)

   UBS Investment Bank